UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

L3 Technologies, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2018	Notice of Annual Meeting of Shareholders and Proxy Statement

600 Third Avenue
New York, NY 10016

Dear Fellow Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of L3 Technologies, Inc., to be held at 11:00 a.m., Eastern Daylight Time, on Monday, May 7, 2018, at The Wagner at The Battery (formerly The Ritz-Carlton New York, Battery Park), located at Two West Street, New York, New York 10004. The notice and proxy statement for the Annual Meeting are attached to this letter and describe the business to be conducted at the Annual Meeting.

In accordance with the rules of the Securities and Exchange Commission, we sent a Notice of Internet Availability of Proxy Materials on or about March 26, 2018 to our shareholders of record as of the close of business on March 12, 2018. We also provided access to our proxy materials over the Internet beginning on that date. If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

To have your vote recorded, you should vote over the Internet or by telephone. In addition, if you have requested or received a paper copy of the proxy materials, you may vote by signing, dating and returning the proxy card sent to you in the envelope accompanying the proxy materials sent to you. We encourage you to vote by any of these methods even if you currently plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting. If you decide to attend, you can still vote your shares in person if you wish. If you wish to attend the Annual Meeting in person, you will need to register and request an admission ticket in advance. You can register and request a ticket by following the instructions set forth on page 9 of this proxy statement.

On behalf of the Board of Directors, I thank you for your cooperation and look forward to seeing you on May 7, 2018.

March 26, 2018

Very truly yours,

Christopher E. Kubasik
Chief Executive Officer, President and Director

NOTICE OF 2018 ANNUAL MEETING OF
SHAREHOLDERS OF L3 TECHNOLOGIES, INC.

DATE AND TIME:	Monday, May 7, 2018 at 11:00 a.m., Eastern Daylight Time
PLACE:	The Wagner at The Battery (formerly The Ritz-Carlton New York, Battery Park) Two West Street New York, New York 10004
ITEMS OF BUSINESS:	1)	To elect the nine Directors listed in the accompanying proxy statement (the “Proxy Statement”);
	2)	To ratify the appointment of our independent registered public accounting firm for 2018 (the “Auditor Ratification Proposal”);
	3)	To approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as described herein (the “Say-on-Pay Proposal”);
	4)	To consider a shareholder proposal to allow shareholders to act by written consent (the “Shareholder Written Consent Proposal”), if properly presented at the Annual Meeting;
	5)	To consider a shareholder proposal to adopt greenhouse gas emissions reduction targets (the “Shareholder GHG Proposal”), if properly presented at the Annual Meeting; and
	6)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
WHO CAN VOTE:	You are entitled to vote if you were a shareholder at the close of business on Monday, March 12, 2018 (the “Record Date”).
VOTING:
We urge you to participate in the meeting, either by attending and voting in person or by voting through other acceptable means as promptly as possible. You may vote by telephone, through the Internet or by mailing your completed and signed proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee). Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting. Your vote is important and we urge you to vote.

MEETING ADMISSION:
If you plan to attend the meeting, you must request an admission ticket in advance. To request an admission ticket, please follow the instructions on page 9 in response to Question 13 of the accompanying Proxy Statement.

March 26, 2018 New York, New York	By Order of the Board of Directors, Ann D. Davidson Senior Vice President, General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 7, 2018.
The following proxy materials are available for you to view online at http://www.L3T.com: (1) this Proxy Statement (including all attachments, if any); (2) our Summary Annual Report and Annual Report on Form 10-K, in each case for the year ended December 31, 2017 (which is not deemed to be part of the official proxy soliciting materials); and (3) any amendments to the foregoing materials that are required to be furnished to shareholders. In addition, if you have not received a copy of our proxy materials and would like one, you may download an electronic copy of our proxy materials or request a paper copy at http://www.L3T.com. You will also have the opportunity to request paper or email copies of our proxy materials for all future Annual Meetings.

PROXY STATEMENT – TABLE OF CONTENTS

– 2018 Proxy Statement	i

ii	– 2018 Proxy Statement

PROXY STATEMENT SUMMARY

This summary highlights information about L3 Technologies, Inc. (the “Company,” “L3,” “we,” “our” or “us”) and certain information contained elsewhere in this Proxy Statement for L3’s 2018 Annual Meeting of Shareholders (the “Annual Meeting” or the “meeting”). This summary does not contain all of the information that you should consider in voting your shares of L3 common stock, par value $0.01 per share (the “Common Stock”). You should read the entire Proxy Statement carefully before voting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal	Board Vote Recommendation	Page Reference
Proposal 1 – Election of Directors	FOR	10
Proposal 2 – Auditor Ratification Proposal	FOR	15
Proposal 3 – Say-on-Pay Proposal	FOR	16
Proposal 4 – Shareholder Written Consent Proposal	FOR	18
Proposal 5 – Shareholder GHG Proposal	AGAINST	21

CASTING YOUR VOTE

	How to Vote	Shareholders of Record (Shares registered in your name with L3’s transfer agent, Computershare)	Street Name Holders (Shares held through a Broker, Bank or Other Nominee) and 401(k) Participants
Mobile Device	Scan the QR Code to vote using your mobile device:		Refer to voting instruction form.
Internet	Visit the applicable voting website:	www.proxyvote.com	www.proxyvote.com
Telephone	Within the United States, U.S. Territories and Canada, call toll-free:	1-800-690-6903	Refer to voting instruction form.
Mail	Complete, sign and mail your proxy card or voting instruction form in the self-addressed envelope provided to you, following your request, if any.
In Person	For instructions on attending the 2018 Annual Meeting in person, please see Question 13 on page 9.

– 2018 Proxy Statement	1

PROXY STATEMENT SUMMARY

BOARD NOMINEES

You are being asked to vote on the following nine nominees for director. All directors are elected annually by a majority of the votes cast. Information about each director’s experiences, qualifications, attributes and skills can be found beginning on page 10.

Name	Age	Director Since	Principal Occupation	Independent	Board Committee Membership*
Claude R. Canizares	72	2003	Bruno Rossi Professor of Physics, Massachusetts Institute of Technology	Yes	AC
Thomas A. Corcoran	73	1997	President, Corcoran Enterprises, LLC	Yes	AC, CC
Ann E. Dunwoody	65	2013	General (Ret.) U.S. Army and Chief Executive Officer, First 2 Four LLC	Yes	NC
Lewis Kramer	70	2009	Retired Partner, Ernst & Young LLP	Yes	AC, CC
Christopher E. Kubasik	56	2018	CEO and President, L3 Technologies, Inc.	No	—
Robert B. Millard	67	1997	Chairman, Massachusetts Institute of Technology Corporation	Yes	CC, LD
Lloyd W. Newton	75	2012	General (Ret.) U.S. Air Force and Retired Executive Vice President, Pratt & Whitney Military Engines	Yes	CC
Vincent Pagano, Jr.	67	2013	Retired Partner, Simpson Thacher & Bartlett LLP	Yes	AC, NC
H. Hugh Shelton	76	2011	General (Ret.) U.S. Army	Yes	NC
*AC Audit and Ethics Committee	NC Nominating/Corporate Governance Committee LD Lead Independent Director

  CC   Compensation Committee

CORPORATE GOVERNANCE HIGHLIGHTS

▪   Annual election of directors
▪   Directors elected by majority voting
▪   Proxy access
▪   8 of our 9 director nominees are independent
▪   Independent lead director
▪   All NYSE-required Board committees consist solely of independent directors
▪   Regular executive sessions of independent directors

▪   Shareholder right to call special meetings
▪   Over 75% average Board and Committee meeting attendance for each director in 2017
▪   Annual Board and Committee self-evaluations
▪   Comprehensive code of ethics and business conduct and corporate governance guidelines
▪   No shareholder rights plan or “poison pill”

▪   Strong pay-for-performance philosophy
▪   Comprehensive political contributions disclosure policy and compliance program
▪   Board participation in executive succession planning
▪   Stock ownership guidelines for directors and executive officers
▪   Policy prohibiting hedging and pledging
▪   Compensation “clawback” policy

2	– 2018 Proxy Statement

PROXY STATEMENT SUMMARY

SHAREHOLDER ENGAGEMENT

In recent years, we have made a concerted effort to engage with our shareholders both during and outside the proxy season in order to have a better understanding of their perspectives on our Company, including matters of corporate governance, as well as our strategies and performance. This dialogue, in which both management and directors participate, as appropriate, has helped inform the Board’s decision-making and ensures our interests remain well-aligned with those of our shareholders.

During 2017, the Company’s extensive outreach efforts, which included members of Company management along with the Chair of the Nominating/Corporate Governance Committee, resulted in dialogue with shareholders representing over 50% in the aggregate of the Company’s outstanding Common Stock. We also regularly attend investor conferences and hold one-on-one meetings with shareholders and potential investors throughout the United States. In addition, we have telephonic calls with shareholders and analysts on a periodic basis, review correspondence submitted by shareholders to management and/or the Board and have discussions with proxy advisory services. In response to investor feedback received during these outreach efforts, we have enhanced our disclosures to provide additional information regarding our sustainability efforts.

Shareholders may access investor information about the Company through our website at http://www.L3T.com/investor-relations.

SUMMARY OF 2017 BUSINESS PERFORMANCE

▪	Our diluted earnings per share (“EPS”) and free cash flow (“FCF”) achievements significantly exceeded the corporate goals in our annual incentive plan. Our 2017 EPS from continuing operations increased by 20% to $9.46, including $0.99 of estimated tax benefits related to the enactment of the U.S. Tax Cuts and Jobs Act (the “2017 Tax Reform Law”), compared with $7.86 for 2016. While our net cash from operating activities from continuing operations decreased by 4% to $985 million for 2017, as compared to $1,022 million for 2016, our FCF from continuing operations increased 3% to $862 million in 2017, as compared to $834 million for 2016. The FCF results discussed in this paragraph are subject to the adjustments set forth in “Compensation Discussion and Analysis – Reconciliation of Non-GAAP Measures to GAAP Measures” on page 63.
▪	Our consolidated net sales grew by 4% to $9,573 million for 2017, as compared to $9,210 million for 2016. Our consolidated organic sales growth (that is, net sales excluding the sales impact of business acquisitions and divestitures) was 2% for 2017, led by organic growth of 5% for our U.S. Government business (including the Department of Defense), which compares favorably to the 4% increase in the total Department of Defense budget for the U.S. Government fiscal year ended September 30, 2017. Consolidated organic sales exclude $204 million of sales increases related to business acquisitions and $54 million of sales declines related to business divestitures.
▪	Our operating margin increased by 30 basis points to 10.7% for 2017, as compared to 10.4% for 2016.
▪	Our operating income increased by $63 million, or 7%, to $1,020 million for 2017, as compared to $957 million for 2016, driven by our organic sales growth and operating margin increases in 2017.
▪	We undertook significant strategic actions to reshape and strengthen our business portfolio for continued future success. As discussed in “Compensation Discussion and Analysis – Company Background and 2017 Performance Achievements” beginning on page 41, in October 2017 we initiated a process for the sale of our Vertex Aerospace business that we expect to conclude in 2018 and represents a strategic shift in the scope of our business. We also invested $316 million to acquire seven businesses in 2017. We entered the emerging growth market for unmanned undersea vehicles with three technology- and capability-oriented acquisitions that support the U.S. Navy’s evolving priorities. Our other acquisitions each build and strengthen select L3 core business areas, including total training solutions and aviation security.
▪	We returned $416 million of cash to our shareholders in 2017, by repurchasing $180 million of our Common Stock and paying dividends of $236 million following our 13th consecutive annual dividend increase.
▪	Credit rating agencies S&P, Moody’s and Fitch reaffirmed their stable outlooks and investment grade credit ratings for L3. We also maintained an efficient capital structure with ample liquidity. We ended 2017 with $3.3 billion of debt, unchanged from 2016 and representing approximately 40% of invested capital, $662 million of cash on hand and an available revolver of $1 billion.
– 2018 Proxy Statement	3

PROXY STATEMENT SUMMARY

▪	Our total shareholder return (“TSR”) for 2017 was 32%, which approximates the 57th percentile of the peer group used to measure our TSR performance under the long-term incentives awarded in 2017 to our executive officers named in the “Summary Compensation Table” on page 65 (our “named executive officers” or “NEOs”).

For more information regarding L3’s 2017 performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

EXECUTIVE COMPENSATION PROGRAM SUMMARY

2017 Target Pay and Incentive Plan Payouts

▪	We target base salaries and annual and long-term incentive opportunities for our NEOs to approximate market median compensation levels, subject to adjustments based on experience, performance, other individual factors and as otherwise appropriate. For 2017, the target pay for our NEOs fell, on average, within a competitive range of 85% to 115% of market median.
▪	We generally exceeded our 2017 annual incentive plan performance targets, which resulted in calculated payouts for our NEOs that were above target. Notwithstanding the formula-based design of our annual incentive plan, management and the Committee agreed that the tax benefits derived from the enactment of the 2017 Tax Reform Law should be excluded from the performance calculations under the plan, which had the effect of reducing the 2017 payouts made to our NEOs under the annual incentive plan.
▪	For our long-term performance awards that vested on December 31, 2017, our three-year performance was above target for EPS, resulting in a 132.97% payout for this measure, but was below target for relative TSR, resulting in a 65.38% payout for this measure. Based on these performance award achievements, our named executive officers received long-term performance award payouts that averaged 99% of their target awards for these performance measures.
4	– 2018 Proxy Statement

PROXY STATEMENT SUMMARY

Key Governance Features of Our Executive Compensation Program

At the 2017 Annual Meeting, approximately 96% of the votes cast approved, on a non-binding advisory basis, the compensation of our NEOs, demonstrating the effectiveness of the substantive changes made to our compensation program over the past several years in response to shareholder feedback. The following summary highlights our commitment to executive compensation practices that reinforce our pay-for-performance culture and include corporate governance practices that are considered by investors to reflect market “best practices:”

What We Do	What We Don’t Do
Pay-for-Performance – Emphasis on long-term, performance-based compensation and meaningful stock ownership guidelines to align executive and shareholder interests	No Tax Gross-ups – No excise tax gross-ups on severance or change in control payments
Formula-Based Incentive Plans – Transparent, formulaic incentive plans designed to promote annual and long-term business success	No Repricing – No repricing of stock options or other equity-based awards without shareholder approval
Enhanced CEO Performance Conditions – Chief Executive Officer’s annual stock option grant is subject to performance conditions based on consolidated EPS and FCF	No Unearned Pension Plan/SERP Credit – No pension plan/SERP credit for years not worked with L3 or its predecessor companies
“Clawback” Provisions – Clawback policy that applies to all incentive compensation, including equity-based awards	No Excessive Perquisites – Perquisites are modest and consistent with competitive practices
Double Trigger for Severance – Double trigger provisions for cash severance payable in the event of a change in control, and no excessive severance or change in control provisions	No Unearned Dividends – No payment of dividends on stock options or on other equity-based awards prior to vesting
Annual Risk Assessment – Annual compensation risk assessment to ensure program does not encourage excessive risk-taking	No Hedging or Pledging – No hedging or pledging of L3 stock permitted by executives, employees and non-employee directors

In addition, at the 2017 Annual Meeting, approximately 89% of the votes cast supported having a shareholder vote to approve the compensation of the Company’s named executive officers every year. In light of such vote, and consistent with the Company’s recommendation, the Company’s Board of Directors determined that it currently intends to include an advisory, non-binding vote to approve the compensation of the Company’s named executive officers every year until the next required vote on the frequency of shareholder votes on the compensation of the Company’s named executive officers.

– 2018 Proxy Statement	5

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING AND VOTING

QUESTIONS AND ANSWERS ABOUT
THE 2018 ANNUAL MEETING AND VOTING

1.	WHY DID I RECEIVE THESE PROXY MATERIALS?

On or about March 26, 2018, we either mailed you a notice (the “Notice”) notifying you how to vote online and how to electronically access a copy of this Proxy Statement, our Summary Annual Report and our Annual Report on Form 10-K for the year ended December 31, 2017 (together referred to as the “Proxy Materials”) or mailed you a complete set of the Proxy Materials. If you have not received but would like to receive printed copies of these documents, including a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice.

This Proxy Statement is being made available to the holders of our Common Stock in connection with the solicitation of proxies for use at the Annual Meeting to be held at The Wagner at The Battery (formerly The Ritz-Carlton New York, Battery Park), located at Two West Street, New York, New York 10004 at 11:00 a.m., Eastern Daylight Time, on Monday, May 7, 2018. The proxies are solicited by our Board of Directors on our behalf for use at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

2.	WHAT IS A PROXY?

Shareholders not attending our Annual Meeting may choose to vote their shares of Common Stock by allowing someone else to cast votes on their behalf. We are soliciting your voting instructions (that is, your proxy) on behalf of our Board of Directors for use at the Annual Meeting and any adjournments or postponements of the Annual Meeting. The proxies we are soliciting designate Christopher E. Kubasik, Ralph G. D’Ambrosio and Ann D. Davidson (the “Proxyholders”) as the persons who would individually be authorized to vote your shares in accordance with your instructions. Alternatively, if you own your shares of our Common Stock directly in your name in our stock records (a “shareholder of record”) maintained by Computershare Trust Company, N.A. (“Computershare”), you may appoint a person (who need not be a shareholder), other than the Proxyholders, to represent you at the Annual Meeting by completing another proper proxy. Such completed proxy should be returned in the envelope provided to you for that purpose (if you have requested or received a paper copy of the Proxy Materials).

3.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

Our Board of Directors has fixed the close of business on March 12, 2018 as the Record Date for the Annual Meeting. Only shareholders at the Record Date are entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements thereof, in person or by proxy.

At the Record Date, there were 78,284,974 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share of our Common Stock held by such holder.

4.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

By Internet: If you are a shareholder of record, or if you own shares of Common Stock through the L3 Technologies Master Savings Plan or the Aviation Communications & Surveillance Systems 401(k) Plan (each, an “L3 401(k) Plan”), you can vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit Control Number included on your Notice or your paper voting instruction form (if you received a paper copy of the Proxy Materials).

By Telephone: If you are a shareholder of record, or if you own shares of Common Stock through an L3 401(k) Plan, you can vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit Control Number included on your Annual Meeting Notice card or your paper voting instruction form (if you received a paper copy of the Proxy Materials).

By Mail: If you have received a paper copy of the Proxy Materials by mail, you may complete, sign, date and return by mail the paper proxy card or voting instruction form sent to you in the envelope provided to you with your Proxy Materials or voting instruction form.

In Person: All shareholders of record may vote in person at the meeting. If you hold your shares through a bank, brokerage firm or other nominee in “street name” (instead of as a registered holder), you must obtain a legal proxy from your broker, bank or other nominee and bring the legal proxy

6	– 2018 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING AND VOTING

to the meeting in order to vote in person at the meeting. If you hold your shares through an L3 401(k) Plan, you may attend, but may not vote in person at, the Annual Meeting. For more detail, please see Question 13.

The Internet and telephone voting procedures, which comply with Delaware law and the rules of the Securities and Exchange Commission (the “SEC”), are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

Through your Bank, Broker or Other Nominee: If you hold your shares through a bank, brokerage firm or other nominee in street name instead of as a registered holder, you may vote by submitting your voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail as indicated above. Please refer to the information from your bank, broker or other nominee on how to submit voting instructions.

See also “– Casting Your Vote” on page 1.

5.	WHAT IS THE DEADLINE FOR SUBMITTING VOTES?

If you are a shareholder of record, proxies submitted over the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Daylight Time, on May 6, 2018.

If you own your shares of our Common Stock through an L3 401(k) Plan, proxies submitted over the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Daylight Time, on May 2, 2018.

If you hold your shares in street name, proxies submitted over the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Daylight Time, on May 6, 2018.

Proxies submitted by mail, as described above, must be received no later than 11:59 p.m., Eastern Daylight Time, on May 6, 2018, if you are a shareholder of record, or by 11:59 p.m., Eastern Daylight Time, on May 2, 2018, if you own your shares through an L3 401(k) Plan.

Notwithstanding the above, if you hold your shares in street name and you submit voting instructions to your bank, broker or other nominee, your instructions must be received by the bank, broker or other nominee prior to the deadline set forth in the information from your bank, broker or other nominee on how to submit voting instructions.

6.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE 2018 ANNUAL MEETING?

In order for us to conduct the meeting, the holders of a majority of the outstanding shares of our Common Stock represented in person or by proxy shall constitute a quorum at the Annual Meeting.

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail.

Abstentions and instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called “broker non-votes”) will be counted for purposes of determining a quorum.

7.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Shareholders of Record: If you are a shareholder of record, your shares will not be voted if you do not provide your proxy unless you vote in person at the meeting. It is important that you vote your shares.

Holders of Common Stock through an L3 401(k) Plan: If you own shares of our Common Stock through an L3 401(k) Plan and you do not provide voting instructions, the shares in your 401(k) Plan account will be voted by the trustee of the 401(k) Plan in the same proportion as the shares of Common Stock held by the 401(k) Plan for which voting instructions have been received from other participants in the plan, except as otherwise required by law. It is, therefore, important that you vote your shares.

Street Name Holders: If your shares are held in street name and you do not provide voting instructions, your shares may be voted by your broker, bank or other nominee but only under certain circumstances. Specifically, under New York Stock Exchange (“NYSE”) rules, shares held in the name of your broker, bank or other nominee may be voted by your broker, bank or other nominee on certain “routine” matters if you do not provide voting instructions. Only the Auditor Ratification Proposal is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the meeting (specifically, the election of director nominees, the Say-on-Pay Proposal, the Shareholder Written Consent Proposal and the Shareholder GHG Proposal) are not considered “routine” under NYSE rules, so the broker, bank or other nominee cannot vote your shares on any of these

– 2018 Proxy Statement	7

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING AND VOTING

proposals unless you provide voting instructions for each of these matters. If you do not provide voting instructions on a “non-routine” matter, your shares will not be voted on that matter, which is referred to as a “broker non-vote.” It is, therefore, important that you vote your shares.

8.	WHAT IF I DO NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

If a shareholder delivers a proxy pursuant to this solicitation but does not specify a choice with respect to any proposal set forth in this Proxy Statement, the underlying shares will be voted on that proposal in accordance with the recommendation of our Board of Directors. With respect to any other matters that may properly come before the Annual Meeting, or any adjournment or postponement thereof, the underlying shares will be voted in accordance with the discretion of the Proxyholders.

9.	HOW CAN I REVOKE A PROXY OR CHANGE MY VOTE?

Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the proxy upon our receipt, prior to the time the proxy is voted, of a duly executed instrument revoking it, or of a duly executed proxy bearing a later date, or by such person(s) voting in person at the Annual Meeting. Unless revoked, all proxies representing shares entitled to vote that are delivered pursuant to this solicitation will be voted at the Annual Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification.

To revoke a proxy previously submitted over the Internet, by telephone or by mail, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. You may also attend the Annual Meeting and vote in person.

If your shares are held in street name and you previously provided voting instructions to your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions.

10.	WHAT ITEMS WILL BE VOTED ON AT THE 2018 ANNUAL MEETING, AND WHAT IS THE VOTE REQUIRED?

The vote required to approve all of the proposals listed herein assumes the presence of a quorum.

▪
Proposal 1 – Election of the 9 Director Nominees Listed Herein: A majority of the votes cast at the Annual Meeting is required for the election of each nominee for director. Abstentions and “broker non-votes” will have no effect on the outcome of this proposal.

	○	The Board recommends a vote “FOR” each of the nominees named in the Proxy Statement.
▪
Proposal 2 – Auditor Ratification Proposal: A majority of the votes cast at the Annual Meeting is required for the Auditor Ratification Proposal. Abstentions will have no effect on the outcome of this proposal. Your broker will have discretion to vote your uninstructed shares on this proposal.

	○	The Board recommends a vote “FOR” this proposal.
▪
Proposal 3 – Say-on-Pay Proposal: A majority of the votes cast at the Annual Meeting is required to approve the Say-on-Pay Proposal. Abstentions and “broker non-votes” will have no effect on the outcome of this proposal.

	○	The Board recommends a vote “FOR” this proposal.
▪
Proposal 4 – Shareholder Written Consent Proposal: A majority of the votes cast at the Annual Meeting is required to approve the Shareholder Written Consent Proposal. Abstentions and “broker non-votes” will have no effect on the outcome of this proposal.

	○	The Board recommends a vote “FOR” this proposal.
▪
Proposal 5 – Shareholder GHG Proposal: A majority of the votes cast at the Annual Meeting is required to approve the Shareholder GHG Proposal. Abstentions and “broker non-votes” will have no effect on the outcome of this proposal.

	○	The Board recommends a vote “AGAINST” this proposal.

8	– 2018 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING AND VOTING

11.	WHAT DOES IT MEAN IF I RECEIVE MULTIPLE COPIES OF THE NOTICE OR PROXY MATERIALS?

Please note that you may receive multiple copies of the Notice or Proxy Materials (electronically and/or by mail). These materials may not be duplicates as you may receive separate copies of the Notice or Proxy Materials for each type of account in which you hold shares of our Common

Stock. Please be sure to vote all of your shares in each of your accounts in accordance with the directions on the proxy card(s) and/or voting instruction form(s) that you receive. In the case of duplicate votes for shares in a particular account, your last vote is the one that counts.

12.	WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?

The cost of this solicitation of proxies will be paid by the Company. The solicitation will be made primarily via the Internet and by mail, but our officers and regular employees may also solicit proxies by telephone, facsimile, or in person.

We also have retained Georgeson Inc. to assist in soliciting proxies. We expect to pay Georgeson Inc. approximately $10,000 plus expenses in connection with its solicitation of proxies.

13.	HOW DO I OBTAIN ADMISSION TO THE 2018 ANNUAL MEETING?

If you wish to attend the Annual Meeting, you must be a shareholder on the Record Date, and you must register and request an admission ticket in advance.

Tickets will be issued to registered and beneficial owners. If you hold your shares of our Common Stock through a bank or brokerage firm (i.e., you are not a registered holder), or if you hold shares of our Common Stock through an L3 401(k) Plan, you may register and request an admission ticket by visiting www.proxyvote.com and following the instructions provided (you will need the 16-digit Control Number included on your Notice or your paper voting instruction form (if you received a paper copy of the Proxy Materials)). If you own your shares of our Common Stock directly in your name in our stock records maintained by Computershare, you may register and request an admission ticket by visiting www.proxyvote.com and following the instructions provided (you will need the 16-digit Control Number included on your Annual Meeting Notice card).

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than May 6, 2018. Please note that seating is limited and admission to the meeting will be on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 10:30 a.m., and the meeting will begin at 11:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the Annual Meeting. You will be required to enter through a security check point before being granted access to the Annual Meeting.

If you plan to attend the Annual Meeting and vote in person, we still encourage you to vote in advance by Internet, telephone or (if you received a paper copy of the Proxy Materials) by mail so that your vote will be counted even if you later decide not to attend the Annual Meeting. Voting your proxy by the Internet, telephone or mail will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If you own your shares of our Common Stock through an L3 401(k) Plan, you may not vote your shares in person at the annual meeting and must instead vote in advance of the annual meeting in the manners set forth under “– Casting Your Vote” on page 1. If you own your shares of our Common Stock in street name and wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank or broker or obtain a proxy from the record holder.

– 2018 Proxy Statement	9

PROPOSALS REQUIRING YOUR VOTE

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1 – ELECTION OF DIRECTORS

The full Board of Directors has considered and nominated the following slate of nominees for a one-year term expiring in 2019: Claude R. Canizares, Thomas A. Corcoran, Ann E. Dunwoody, Lewis Kramer, Christopher E. Kubasik, Robert B. Millard, Lloyd W. Newton, Vincent Pagano, Jr. and H. Hugh Shelton. Action will be taken at the Annual Meeting for the election of these nine nominees. Arthur L. Simon, who currently serves as a director, and Michael T. Strianese, the Company’s Executive Chairman, are not standing for re-election and will complete their service to the Company at the conclusion of the Annual Meeting. The Company is grateful to Messrs. Simon and Strianese for their many years of service on the Board and additionally, to Mr. Strianese for his many years of leadership as the Company’s Chairman, President and Chief Executive Officer.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of each of Claude R. Canizares, Thomas A. Corcoran, Ann E. Dunwoody, Lewis Kramer, Christopher E. Kubasik, Robert B. Millard, Lloyd W. Newton, Vincent Pagano, Jr. and H. Hugh Shelton except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

Nominees for Election to the Board of Directors in 2018

The following information describes the offices held and other business directorships of each nominee. Beneficial ownership of equity securities of the nominees is described in “Security Ownership of Management” on page 40.

The particular experiences, qualifications, attributes or skills of each nominee that the Nominating/Corporate Governance Committee believes will advance the Company’s goals are included in the individual biographies below. The Nominating/Corporate Governance Committee and the Board believe that each of the nominees for election at the 2018 Annual Meeting possesses a strong and unique set of attributes. The Nominating/Corporate Governance Committee and the Board believe that, as a group, these nominees provide the Board with an optimal balance of experience, leadership, competencies, qualifications and skills.

Director Since: 2003 Board Committees: • Audit and Ethics Age: 72
CLAUDE R. CANIZARES
Position, Principal Occupation and Professional Experience:
Bruno Rossi Professor of Physics, Massachusetts Institute of Technology. Since 1971, Professor Canizares has been at MIT, where until recently he served as Vice President. Prior positions include Vice President for Research, Associate Provost, and Director of the Center for Space Research. In addition, he is a principal investigator on NASA’s Chandra X-ray Observatory and Associate Director of its science center.

Other Directorships, Trusteeships and Memberships: Member of the National Academy of Sciences and the International Academy of Astronautics; Fellow of the American Academy of Arts and Sciences, the American Physical Society and the American Association for the Advancement of Science. Professor Canizares serves on the Department of Commerce’s Emerging Technology and Research Advisory Committee and the National Research Council’s (NRC) Advisory Committee for the Division of Engineering and Physical Sciences. He chairs the Auditing Committee of the National Academy of Sciences. Professor Canizares has served on the Air Force Scientific Advisory Board, the NASA Advisory Council, and the Council of the National Academy of Sciences.

Director Qualifications:
The Board of Directors considered Professor Canizares’ distinguished career as a tenured professor at MIT including his past responsibility for over 20 research laboratories, including Lincoln Laboratory, with an aggregate annual research budget of $1.5 billion, as well as his extensive knowledge of the aerospace industry.

10   – 2018 Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

Director Since: 1997 Board Committees: • Audit and Ethics • Compensation Age: 73
THOMAS A. CORCORAN
Position, Principal Occupation and Professional Experience:
President, Corcoran Enterprises, LLC. Mr. Corcoran has been the President of Corcoran Enterprises, LLC, a private management consulting firm, since 2001. From March 2001 to April 2004, Mr. Corcoran was the President and Chief Executive Officer of Gemini Air Cargo, a Carlyle Group Company, and served as Senior Advisor of The Carlyle Group, a private investment firm, from 2001 to 2017. Mr. Corcoran was the President and Chief Executive Officer of Allegheny Teledyne Incorporated from October 1999 to December 2000. From April 1993 to September 1999, he was the President and Chief Operating Officer of the Electronic Systems Sector and Space & Strategic Missiles Sector of Lockheed Martin Corporation. Prior to that he worked for General Electric for 26 years and held various management positions with GE Aerospace.

Other Current Public Directorships: Aerojet Rocketdyne Holdings, Inc. (Director, Member of the Organization & Compensation and Corporate Governance & Nominating Committees)

Prior Public Company Directorships (within the last five years): ARINC (until December 2013)

Director Qualifications:
The Board of Directors considered Mr. Corcoran’s business operations background, including his service as the chief executive officer of a number of businesses, and his expertise in the aerospace and defense industries.

Director Since: 2013 Board Committees: • Nominating/Corporate Governance Age: 65
ANN E. DUNWOODY
Position, Principal Occupation and Professional Experience:
General (U.S. Army – Ret) and Chief Executive Officer, First 2 Four LLC. General (Ret.) Dunwoody was the first woman in U.S. military history to achieve the rank of four-star general. From 2008 until her retirement in 2012, she led and ran the largest global logistics command in the Army comprising 69,000 military and civilian individuals, located in all 50 states and over 140 countries with a budget of $60 billion dollars. General (Ret.) Dunwoody also served as a strategic planner for the Chief of Staff of the Army. During her 38-year military career, she was decorated for distinguished service and has received many major military and honorary awards.

Other Current Public Directorships: Kforce Inc. (Director and Member of the Corporate Governance Committee)

Prior Public Company Directorships (within the last five years): Republic Services, Inc. (until May 2017)

Other Directorships, Trusteeships and Memberships: The Association of the United States Army (Council of Trustees), ThanksUSA (Director), Florida Institute of Technology (Director), Army Historical Foundation (Director), Logistics Management LLC (Director) and National Association of Corporate Directors (Fellow)

Director Qualifications:
The Board of Directors considered General (Ret.) Dunwoody’s distinguished career in the United States Army and her extensive knowledge of the defense industry.

– 2018 Proxy Statement   11

PROPOSALS REQUIRING YOUR VOTE

Director Since: 2009 Board Committees: • Audit and Ethics (Chair) • Compensation Age: 70
LEWIS KRAMER
Position, Principal Occupation and Professional Experience:
Retired Partner, Ernst & Young LLP. Mr. Kramer was a partner at Ernst & Young from 1981 until he retired in June 2009 after a nearly 40-year career at Ernst & Young. At the time of his retirement, Mr. Kramer served as the Global Client Service Partner for worldwide external audit and all other services for major clients, and served on the firm’s United States Executive Board. He previously served as Ernst & Young’s National Director of Audit Services.

Other Current Public Directorships: Las Vegas Sands Corp. (Director and Member of the Audit and Nominating and Governance Committees)

Director Qualifications:
The Board of Directors considered Mr. Kramer’s significant experience, expertise and background with regard to accounting and internal control matters as well as the breadth of his business knowledge gained while serving as an independent auditor for numerous organizations across many industries.

Director Since: 2018 • CEO and President Age: 56
CHRISTOPHER E. KUBASIK
Position, Principal Occupation and Professional Experience:
Chief Executive Officer and President, L3 Technologies, Inc. Mr. Kubasik became our Chief Executive Officer and President and a member of our Board of Directors in January 2018. From October 2015 to December 2017, Mr. Kubasik served as the Company’s President and Chief Operating Officer. From March 2014 to October 2015, Mr. Kubasik served as President and Chief Executive Officer of the Seabury Advisory Group. From 2013 to 2014, Mr. Kubasik served as President and Chief Executive Officer of Ackuity Advisors, Inc. Prior to that, Mr. Kubasik held various executive positions with Lockheed Martin Corporation including Vice Chairman, President and Chief Operating Officer from 2010 to 2012. Mr. Kubasik graduated magna cum laude from the University of Maryland School of Business.

Prior Public Company Directorships (within the last five years): Spirit AeroSystems Holdings, Inc. (until April 2016)

Director Qualifications:
The Board of Directors considered Mr. Kubasik’s position as Chief Executive Officer and President and his expertise and experience in the aerospace and defense industries.

12	– 2018 Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

Director Since: 1997 • Lead Independent Director Board Committees: • Compensation (Chair) Age: 67
ROBERT B. MILLARD
Position, Principal Occupation and Professional Experience:
Chairman, Massachusetts Institute of Technology Corporation. Mr. Millard has been the Chairman of the Massachusetts Institute of Technology Corporation since 2014. Prior to becoming Chairman of MIT, Mr. Millard held various positions in business, including Managing Director at Lehman Brothers and its predecessors from 1976 to 2008 and Chairman of Realm Partners L.L.C. from 2009 to 2014.

Other Current Public Directorships: Evercore Inc.

Prior Public Company Directorships (within the last five years): Gulfmark Offshore, Inc. (until June 2013)

Other Directorships, Trusteeships and Memberships:Member, Council on Foreign Relations and Fellow of the American Academy of Arts and Sciences

Director Qualifications:
The Board of Directors considered Mr. Millard’s extensive financial background.

Director Since: 2012 Board Committees: • Compensation Age: 75
LLOYD W. NEWTON
Position, Principal Occupation and Professional Experience:
General (U.S. Air Force – Ret). General (Ret.) Newton was a four-star General and Commander of the Air Force, Air Education and Training Command, where he was responsible for the recruiting, training and education of all Air Force personnel from 1997 until his retirement in 2000. Following his retirement from the Air Force, General (Ret.) Newton was Executive Vice President of Pratt & Whitney Military Engines until 2006. During his 34 year military career, General (Ret.) Newton also served as an Air Force congressional liaison officer with the U.S. House of Representatives and was a member of the Air Force’s Air Demonstration Squadron, the Thunderbirds.

Other Current Public Directorships: Torchmark Corporation (Lead Director, Member of the Compensation Committee)

Prior Public Company Directorships (within the last five years): Sonoco Products Co. (until December 2014) and Goodrich Corporation (until August 2012)

Director Qualifications:
The Board of Directors considered General (Ret.) Newton’s distinguished career in the Air Force, his experience as an Executive Vice President of Pratt & Whitney Military Engines and his knowledge as a director of public companies.

– 2018 Proxy Statement	13

PROPOSALS REQUIRING YOUR VOTE

Director Since: 2013 Board Committees: • Audit and Ethics • Nominating/Corporate Governance (Chair) Age: 67
VINCENT PAGANO, JR.
Position, Principal Occupation and Professional Experience:
Retired Partner, Simpson Thacher & Bartlett LLP. Mr. Pagano was a partner at Simpson Thacher & Bartlett LLP until his retirement at the end of 2012. He was the head of the firm’s capital markets practice from 1999 to 2012 and, before that, administrative partner of the firm from 1996 to 1999. He was a member of the firm’s executive committee during substantially all of the 1996-2012 period.

Other Current Public Directorships: Cheniere Energy Partners GP, LLC, the general partner of Cheniere Energy Partners, L.P. (Director and Member of the Audit and Conflicts Committees) and Hovnanian Enterprises, Inc. (Director and Member of the Audit and Corporate Governance and Nominating Committees)

Other Directorships, Trusteeships and Memberships: Engineering Advisory Council of Lehigh University

Director Qualifications:
The Board of Directors considered Mr. Pagano’s significant experience, expertise and background with regard to legal, capital markets and corporate governance matters, including his broad perspective brought by his experience advising clients in many diverse industries.

Director Since: 2011 Board Committees: • Nominating/Corporate Governance Age: 76
H. HUGH SHELTON
Position, Principal Occupation and Professional Experience:
General (U.S. Army - Ret). General (Ret.) Shelton was the senior officer of the United States military and principal military advisor to the President of the United States, the Secretary of Defense and the National Security Council when he served as the fourteenth Chairman of the Joint Chiefs of Staff from 1997 until his retirement in 2001. He had previously served as Commander-in-Chief of U.S. Special Operations Command (SOCOM). From January 2002 until April 2006, General (Ret.) Shelton served as the President, International Sales of M.I.C. Industries, an international manufacturing company. General (Ret.) Shelton was knighted by Queen Elizabeth II in 2001 and awarded the Congressional Gold Medal in 2002.

Prior Public Company Directorships (within the last five years): Red Hat, Inc. (until August 2017)

Other Directorships, Trusteeships and Memberships: Executive Director of the General H. Hugh Shelton Leadership Center at North Carolina State University, National Association of Corporate Directors (NACD) Fellow

Director Qualifications:
The Board of Directors considered General (Ret.) Shelton’s distinguished career as the Chairman of the Joint Chiefs of Staff, Department of Defense and as the Commander in Chief of U.S. Special Operations Command (SOCOM) and his extensive knowledge of the defense industry.

The Board of Directors recommends a vote FOR each of the proposed nominees listed above for election to the Board of Directors.

14	– 2018 Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Ethics Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. Following its annual evaluation of its independent registered public accounting firm, the Audit and Ethics Committee considered whether there should be a rotation of such a firm and decided to select PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. PwC has continuously been retained as our independent registered public accounting firm since our formation in 1997, and the Audit and Ethics Committee and the Board of Directors believe that the continued retention of PwC to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. In conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit and Ethics Committee and its chairperson have been directly involved in the selection of PwC’s lead engagement partner. Representatives of PwC will be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of PwC to our shareholders for ratification because the Audit and Ethics Committee and the Board value our shareholders’ views on the Company’s independent registered public accounting firm. If the foregoing proposal is not approved by the holders of a majority of the votes cast, it will be considered as notice to the Board of Directors and the Audit and Ethics Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit and Ethics Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

– 2018 Proxy Statement	15

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 3 – SAY-ON-PAY VOTE ON EXECUTIVE COMPENSATION

We are asking our shareholders to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as disclosed beginning on page 41 of this Proxy Statement. In connection with this vote, shareholders may also wish to consider the discussion appearing under “The Board of Directors and Certain Governance Matters — Committees of the Board of Directors” beginning on page 28. While the results of this vote are advisory, our Compensation Committee intends to consider the results of this vote when making future compensation decisions. The following is a summary of key points that shareholders may wish to consider in connection with their voting decision.

Our compensation program emphasizes our pay-for-performance philosophy and reflects our commitment to compensation best practices. Our compensation program highlights include:

▪	Formula-Based Bonus Plan. We apply a formula-based approach for determining annual incentive awards that uses pre-established goals to assess financial and individual performance achievements.
▪	Emphasis on performance-based variable pay. In 2017, 68% of our former Chief Executive Officer’s target pay was in the form of performance-based annual and long-term incentives, including:
▪	29% of target pay in the form of performance awards that will be forfeited unless our company’s performance during fiscal 2017-2019 meets pre-established goals for cumulative diluted earnings per share and relative total shareholder return.
▪	22% of target pay in the form of stock options that have value only based on, and to the extent of, future increases in our stock price. In addition, these options are forfeited if vesting conditions based on 2017 financial performance are not satisfied.
▪	17% of target pay under our formula-based bonus plan described above.

Our executives are subject to meaningful stock ownership and retention guidelines that align their interests with those of our shareholders. Under our policies:

▪	Our Chief Executive Officer is required to hold L3 stock worth at least 6 times his base salary, while our other executives have ownership requirements ranging from 1.5 to 3 times base salary.
▪	Executives must retain 50% of their net after-tax shares earned from equity awards until their ownership requirement is met.
▪	Stock options, including vested stock options, do not count towards satisfying the ownership requirement.
▪	Executives are prohibited from reducing their economic exposure to L3 stock through hedging or pledging transactions, regardless of whether they own more than their ownership requirement.

Our compensation program reflects sound pay practices. In addition to the practices described above, our compensation program reflects the following:

▪	Our perquisites are modest.
▪	We do not provide any tax reimbursements or “gross-ups” on severance or change in control payments.
▪	Our equity plans prohibit repricings of stock options or other equity-based awards without shareholder approval.
▪	We do not pay dividends on stock options, or on other equity-based awards prior to vesting.
▪	Our retirement plans only provide age or service credit for years worked with L3 and its predecessor companies.
16	– 2018 Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

We believe that the information disclosed in this Proxy Statement demonstrates that our executive compensation program is well-designed and is working as intended. In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related rules of the SEC, we are submitting for shareholder consideration the following resolution to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers for fiscal 2017 as disclosed beginning on page 41 of this Proxy Statement:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED.”

The Board of Directors recommends a vote FOR approval of
the compensation paid to our named executive officers.

– 2018 Proxy Statement	17

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 4 – SHAREHOLDER PROPOSAL TO PERMIT SHAREHOLDERS TO TAKE ACTION BY WRITTEN CONSENT

Set forth below is a shareholder proposal that we have been advised will be presented at the Annual Meeting by John Chevedden, 2215 Nelson Ave., No. 205 Redondo Beach, CA 90278, beneficial owner of at least $2,000 in market value of our Common Stock.

We are not responsible for the contents of the proposal. As explained below, the Board unanimously recommends that you vote FOR the proposal.

*      *      *      *

Proposal 4 — Shareholder Right to Act by Written Consent

Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. More than 100 Fortune 500 companies provide for shareholders to call special meetings and to act by written consent. L3 shareholders also do not have the full right to call a special meeting that is available under Delaware law.

At L3 Technologies it would take a 20% of shares (instead of the 10% called for in Delaware law) and then all shares held for less than one continuous year would be disqualified. Thus to obtain the 20% requirement it could take the holders of 51% of L3 shares to go through the tedious process to call a special meeting and obtain the 20% of shares that represented one-year of continuous holdings. In other words it could take 51% of shares to go through the tedious process to initiate a meeting in which the same 51% of shares would be needed to take action.

Adoption of this proposal would at least give shareholders a better position to engage with the Board and management about improving the qualifications of our directors. For instance five L3 directors own no stock according to our 2017 proxy:

Arthur Simon
Ann Dunwoody
Henry Shelton
Lloyd Newton
Vincent Pagano

Unlike us shareholder these directors have nothing to lose if our stock slumps. Meanwhile they had an oversized influence on the fortune of L3 since they held 7 seats on our most important Board Committees. And director pay is $250,000 for perhaps 250 hours a year of work.

We had 3 Generals on our board who could become a powerful faction that might vote in lockstep. This is not good for board diversity or for CEO oversight.

Please vote to enhance shareholder input to management:

Shareholder Right to Act by Written Consent — Proposal 4

*      *      *      *

18	– 2018 Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

BOARD OF DIRECTORS RESPONSE TO SHAREHOLDER WRITTEN CONSENT PROPOSAL

The Board of Directors supports the Shareholder Written Consent Proposal for the following reasons:

The Board of Directors has carefully considered this proposal and has determined that it is in the best interests of the Company and its shareholders to give holders of a majority of the Company’s Common Stock the ability to act by written consent.

The Board agrees that holders of a majority of the Company’s Common Stock should be provided the right to act by written consent as a supplemental means of acting between annual meetings. L3 is strongly committed to sound governance practices and is actively interested in the views and concerns of its shareholders. In furtherance of that commitment, the Board agrees with the Shareholder Written Consent Proposal that holders of a majority of the Company’s Common Stock should be provided the right to act by written consent as a supplemental means of acting between annual meetings, in addition to their current ability to call a special meeting. In fact, as recently as our 2017 annual meeting, in response to a majority-supported shareholder proposal, the Board submitted for shareholder approval an amendment to our Certificate of Incorporation to: (1) permit shareholders to act by written consent if a majority of the outstanding shares of Common Stock entitled to vote on the matter signed such consent and (2) reduce the vote required to amend the written consent provision from the unanimous consent of all shareholders to a majority of the outstanding shares of Common Stock entitled to vote on the matter.

Any amendment to Article Tenth of the Company’s Certificate of Incorporation requires the affirmative vote of all of the shares entitled to vote on the matter. Under Section 228(a) of the Delaware General Corporation Law, any action that may be taken at a meeting of shareholders may be taken without a meeting “by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted,” unless otherwise provided in the certificate of incorporation. Pursuant to Article Tenth of the Company’s Certificate of Incorporation, however, in order for shareholders to act by written consent, all of the shareholders entitled to vote on the matter must sign such consent. In addition, Article Tenth currently also requires the unanimous consent of all shareholders entitled to vote on the matter to amend Article Tenth. As the proposed amendment to our Certificate of Incorporation did not receive the requisite unanimous vote at our 2017 annual meeting, any amendment to the Company’s Certificate of Incorporation to provide for the ability of a majority of shareholders to act by written consent will continue to require the affirmative vote of all of the shares entitled to vote on the matter.

Our Board is responsive to shareholder feedback and is committed to adopting and following best practices in corporate governance. Although the Board is supporting this Shareholder Written Consent Proposal as it wishes to provide shareholders with an additional means to raise important matters outside the normal annual meeting cycle, the Board notes that the Company already maintains open lines of communication with large and small shareholders, financial analysts and shareholder advisory services regarding important issues relating to the Company’s business and governance. In 2015, a shareholder proposal recommending that we amend our Bylaws to permit shareholders owning 20% or more of the Company’s outstanding Common Stock to call a special meeting of shareholders received support from 61% of the shares voted on the proposal. In response to this support and after conducting an extensive shareholder outreach program, the Board amended the Company’s Bylaws in February 2016 to provide that special meetings shall be called by the Secretary upon the written request of one or more shareholders who have “net long beneficial ownership” of at least 20% of the outstanding shares of Common Stock of the Company and have maintained such ownership continuously for a minimum period of one-year preceding the date on which such special meeting requests are validly delivered, consistent with the views expressed by shareholders during the outreach process. Moreover, the Board further notes that it proactively amended our Bylaws in 2016 to implement proxy access following the Company’s significant shareholder outreach efforts. The Company has also adopted a number of best practices that enhance shareholder rights and participation in our governance, such as an annually elected board and a majority vote standard in uncontested director elections.

As demonstrated by the Board’s track record for implementing best practices in corporate governance, the Board’s interests are strongly aligned with the interests of shareholders. The interests of directors and shareholders, however, are not only aligned with respect to matters of corporate governance, but also with respect to the performance of the Company’s Common Stock. In this regard, in response to the assertion in the Shareholder Written Consent Proposal that certain of our non-employee directors own no shares of Common Stock, the Board notes that it has maintained rigorous stock ownership guidelines for non-employee directors since 2006. Pursuant to these stock ownership guidelines, each non-employee director is required to own shares of Common Stock or RSUs with a value that is equal to five times his or her annual retainer

– 2018 Proxy Statement	19

PROPOSALS REQUIRING YOUR VOTE

amount and must retain 100% of the net shares acquired under equity-based awards until the ownership requirement is met. In furtherance of this requirement, a significant portion of our non-employee directors’ compensation is comprised of RSUs, which generally vest one year after the grant date and convert into shares of Common Stock upon the earlier of the date on which the recipient ceases to be a director or a qualifying change in control. Taking into account our non-employee directors’ ownership of RSUs, as reflected under “Security Ownership of Management”, all of our non-employee directors are in compliance with our stock ownership guidelines. Accordingly, through our non-employee directors’ receipt and retention of RSUs, our stock ownership guidelines accomplish their desired objective—to align the economic interests of our directors and shareholders.

For the foregoing reasons, the Board of Directors believes that this shareholder proposal is in the best interests of the Company and our shareholders. Therefore, the Board of Directors unanimously recommends a vote FOR this shareholder proposal.

The Board of Directors recommends a vote FOR
the Shareholder Written Consent Proposal.

20	– 2018 Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 5 – SHAREHOLDER PROPOSAL TO ADOPT GREENHOUSE GAS EMISSIONS REDUCTION TARGETS

Set forth below is a shareholder proposal that we have been advised will be presented at the Annual Meeting by the Office of the Comptroller of the City of New York in its capacity as custodian and a trustee of the New York City Employees’ Retirement System and the New York City Fire Pension Fund, and custodian of the New York City Board of Education Retirement System, 1 Centre Street, New York, NY 10007, beneficial owners of at least $2,000 in market value of our Common Stock.

We are not responsible for the contents of the proposal. As explained below, the Board unanimously recommends that you vote AGAINST the proposal.

*      *      *      *

Proposal 5 — Greenhouse gas emissions reduction targets

Resolved: Shareholders request L3 Technologies, Inc. adopt time-bound, quantitative, companywide, science-based targets for reducing greenhouse gas (GHG) emissions, consistent with the goals of the Paris Climate Agreement, and report annually, at reasonable cost and omitting proprietary information, on its plans and progress towards achieving these targets.

Supporting Statement: The Paris Climate Agreement of 2015, agreed to by 195 countries, established a target to limit global temperature increases to 2-degrees Celsius above preindustrial levels. To meet the 2-degree goal and mitigate the worst effects of climate change, climate scientists estimate it is necessary to reduce global emissions 55 percent by 2050 (relative to 2010 levels), entailing a US reduction target of 80 percent.

For the US to meet this, or any other reduction goal, businesses must play a part. The Task Force on Climate-related Financial Disclosures, which is supported by a cross section of influential investors and business leaders, recommends that companies disclose targets and performance against targets to measure and manage climate risks.

L3 operates in a high GHG emitting sector but discloses no information on its emissions, emissions targets, or the risk of climate change to the company's operations. L3 lags its peers in disclosing such information. Setting GHG reduction targets would enable shareholders to evaluate emissions performance trends and the effectiveness of strategies to reduce emissions.

We encourage L3 to work with the Science-Based Targets Initiative, which provides third-party verification, to set science-based targets. Over 312 global businesses currently do so. The investor group, Climate Action 100+ intends to engage the world's largest emitters to reduce emissions consistent with the Paris Agreement — essentially setting science-based goals.

More broadly, 50% of the S&P 500 companies have set GHG emissions reduction targets. Among these companies are many of L3's peers, proving it is possible to reduce emissions while growing the business:

▪	Ingersoll-Rand — sets science-based goals — commits to reduce scope 1 and 2 emissions 35% by 2020, from 2013 levels.
▪	United Technologies — commits to science-based goals and is working to define them.
▪	Senior Plc - commits to science-based goals and is working to define them.
▪	Honeywell — set its third GHG emissions reduction goal after achieving its first two.

Companies that set targets often produce benefits to their bottom-line. In 2013, CDP and World Wildlife Fund found that four out of five companies in the S&P 500 earned a higher return on investments aimed at reducing carbon emissions than other capital investments. Energy efficiency improvements earned an average return on investment of 196%, with average payback period between two and three years. Another study found that 190 Fortune 500 companies are collectively saving $3.7 billion annually as a result of energy efficiency programs. Honeywell reported its investments in energy efficiency projects will save $8 million a year.

*      *      *      *

– 2018 Proxy Statement	21

PROPOSALS REQUIRING YOUR VOTE

BOARD OF DIRECTORS RESPONSE TO SHAREHOLDER GHG PROPOSAL

The Board acknowledges the importance of addressing and minimizing the environmental impact of the Company’s operations. To that end, we are committed to conducting our operations and activities in a manner that protects the environment and conserves natural resources. That said, the Board also believes that it is premature at this time, and would not be an efficient use of the Company’s resources, to adopt quantitative goals for the reduction of greenhouse gas emissions and to publish a report to shareholders on these goals and plans to achieve such goals. The subject of greenhouse gas emissions, especially potential future legislation and regulation, is currently unsettled. We believe it would be prudent to have a better understanding of the details of future legislative and regulatory programs and technologies before establishing and committing to greenhouse gas reduction goals. Moreover, the Board does not believe that adopting strict greenhouse gas emissions goals would provide significant incremental benefits to the Company, our shareholders or the environment beyond the Company’s current practices.

It is our policy that no employee shall engage in any conduct that violates any environmental, health or safety law or is otherwise inconsistent with the health and safety needs of our employees and the environmental needs of our communities. We are also committed to the continual improvement of our environmental management systems, our environmental, health and safety programs and to the prevention of pollution. Consistent with this commitment, we maintain policies that require the following, among other things:

▪	All Company operations will be managed and operated in compliance with all applicable environmental, health and safety laws and regulations.
▪	We will not create unacceptable risks to the environment or to our employees and will minimize risk to the Company, its employees and the environment from previous existing and potential hazardous conditions.
▪	We will pursue opportunities to prevent pollution by minimizing the quantity and degree of hazard from chemicals used in or wastes resulting from our operations.

We believe that these practices and policies, among others, sufficiently limit the Company’s environmental footprint. Moreover, measuring the success of the Company’s environmental initiatives against pre-established greenhouse gas goals may present a misleading view of the Company’s progress in reducing emissions given the Company’s evolving business portfolio. Not only is the Company continually adjusting the businesses within its portfolio, but the environmental impact of the businesses added to or removed from our portfolio may be significantly different, making such comparisons misleading.

The Company and the Board both understand the importance of operating in an environmentally responsible manner. The Board does not believe, however, that the Company's adoption of time-bound goals for reducing greenhouse gas emissions Company-wide, and the issuance of a report on plans to achieve these goals, is the most effective use of time and resources in further reducing greenhouse gas emissions. The Board believes that the interests of shareholders are better served through the Company's current environmental initiatives, with objectives tailored for the Company's multiple businesses and locations. Therefore, the Board recommends a vote AGAINST this proposal.

The Board of Directors recommends a vote AGAINST
the Shareholder GHG Proposal.

22	– 2018 Proxy Statement

BOARD AND GOVERNANCE MATTERS

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Our Board of Directors oversees the management of our business and affairs, as provided by Delaware law, and, during 2017, conducted its business through meetings of the Board of Directors and four standing committees: Audit, Compensation, Nominating/Corporate Governance and Executive Committees. In February 2018, the Board determined that it did not require an Executive Committee and eliminated the Executive Committee as a standing committee of the Board. At that time, the Board of Directors also determined to change the name of the Audit Committee to the Audit and Ethics Committee. From time to time, other special committees may be established under the direction of the Board of Directors when necessary to address specific issues.

LEADERSHIP STRUCTURE

How We Select Our Leadership Structure

Board structures vary greatly among U.S. public corporations. According to a recent survey, 49% of S&P 500 companies combine the positions of Chief Executive Officer and Chairman, and only 28% of the S&P 500 have an independent chairman. The Board of Directors is of the view that “one-size” does not fit all. One leadership structure is not more effective at creating long-term shareholder value and the decision of whether to combine or separate the positions of Chief Executive Officer and Chairman should vary company to company and depend upon a company’s particular circumstances at a given point in time. The Board of Directors believes that an effective leadership structure could be achieved either by combining or separating the Chief Executive Officer and Chairman positions, if the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, an effective governance structure must balance the powers of the Chief Executive Officer and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

Our Current Leadership Structure

On January 1, 2018, Christopher E. Kubasik succeeded Michael T. Strianese as Chief Executive Officer of L3. To help ensure a smooth transition, the Board determined that L3 would be best served by having Mr. Strianese serve as Executive Chairman through the Annual Meeting. As Executive Chairman, Mr. Strianese has continued to lead the Board in its governance and oversight responsibilities and has provided assistance and counsel to Mr. Kubasik with respect to the day-to-day management of the Company. Following the Annual Meeting, the Board will recombine the roles of Chairman and Chief Executive Officer and continue its practice of electing a strong lead independent director. The Board believes this leadership structure is in the best interest of L3 at this time as it allows for a balance of power between the Chief Executive Officer and the independent directors and provides an environment in which its independent directors are fully informed, have significant input into the content of Board meeting agendas and are able to provide objective and thoughtful oversight of management. The Board also believes that L3’s leadership structure will not affect the Board’s role in risk oversight of the Company. In addition, the Board of Directors believes that combining the roles of Chairman and Chief Executive Officer gives L3 the best chance to continue its strong performance over the long term. With the competitive environment as challenging as it is, it continues to be important for L3 to increasingly seek out business opportunities in the international community. In L3’s industry, the Board of Directors believes that access to decision-makers in foreign countries is made easier when the roles of Chairman and Chief Executive Officer are combined as their customs often dictate having comparable titles when conducting negotiations. Moreover, since most of L3’s industry peers have combined the roles of Chairman and Chief Executive Officer, L3 believes that separating such roles would put us at a competitive disadvantage.

Responsibilities of Our Lead Independent Director

The Board of Directors believes that if the Chairman is an employee of the Company, then appointing a lead independent director is necessary for effective governance. Accordingly, the Company’s Corporate Governance Guidelines provide that, in the event the Chief Executive Officer and Chairman positions are combined, the independent members of the Board of

– 2018 Proxy Statement	23

BOARD AND GOVERNANCE MATTERS

Directors will elect a “Lead Independent Director.” The Lead Independent Director focuses on optimizing the Board’s processes and ensuring that the Board is prioritizing the right matters. Specifically, the lead independent director has the following responsibilities (and may also perform other functions at the Board’s request), as set forth in the Company’s Corporate Governance Guidelines:

▪	Board leadership – presides at all meetings of the Board of Directors at which the Chairman is not present;
▪	Additional meetings – calls meetings of the independent directors, as needed;
▪	Board agenda, schedule & information – approves schedules, agendas and information sent to Board of Directors for Board of Directors meetings;
▪	Board materials – specifically requests the inclusion of certain materials for Board of Directors meetings, when appropriate;
▪	Shareholder communications – makes himself available for consultation and direct communication with major shareholders, if requested;
▪	Retention of consultants – recommends, as appropriate, that the Board of Directors retain consultants who will report directly to the Board of Directors; and
▪	Chairman-independent director liaison – acts as a liaison between the independent directors and the Chairman.

The Board of Directors believes that the responsibilities delegated to the Lead Independent Director are substantially similar to many of the functions typically fulfilled by a board chairman. The Board of Directors believes that its Lead Independent Director position balances the need for effective and independent oversight of management with the need for strong, unified leadership. The Board of Directors believes that one of the key elements of effective, independent oversight is that the independent directors meet in executive session on a regular basis without the presence of management. Accordingly, in 2017, the independent directors met in executive session eight times with the Lead Independent Director presiding at such meetings.

INDEPENDENCE

The Board of Directors has affirmatively determined that no director nominee other than Mr. Kubasik, including those who serve on the Audit and Ethics, Compensation and Nominating/Corporate Governance Committees of the Board of Directors, has a material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. Therefore, all of our director nominees, other than Mr. Kubasik, are “independent” under all applicable standards.

Pursuant to the rules of the NYSE, a director is not independent unless the Board of Directors affirmatively determines that he or she does not have a direct or indirect material relationship with the Company. Furthermore, as part of our Corporate Governance Guidelines, the Board of Directors has adopted categorical standards to assist it in evaluating the independence of each of its directors. The categorical standards are intended to assist the Board of Directors in determining whether or not certain relationships between our directors and us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us, are “material relationships” for purposes of the NYSE independence standards. The categorical standards establish thresholds at which such relationships are deemed not to be material. Our Corporate Governance Guidelines, which include our categorical standards of independence, can be obtained through our website at http://www.L3T.com.

The Board of Directors has affirmatively determined that no director nominee other than Mr. Kubasik, including those who serve on the Audit and Ethics, Compensation and Nominating/Corporate Governance Committees of the Board of Directors, has a material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a

24	– 2018 Proxy Statement

BOARD AND GOVERNANCE MATTERS

relationship with us. Accordingly, the Board of Directors has concluded that all of our director nominees, other than Mr. Kubasik, are “independent” under the rules of the NYSE and our Corporate Governance Guidelines.

In connection with its independence determination, the Board of Directors considered that:

▪	The Company conducted business: (1) with MIT, where Mr. Millard is chair of the MIT Corporation and Professor Canizares is employed as a full time professor, and (2) with Sandia National Laboratories, where Professor Canizares is a consultant. In no instances did the amount received by the Company or such other organization in fiscal 2017 exceed the greater of $1 million or 1% of either the Company’s or such other organization’s consolidated gross revenues. Mr. Millard and Professor Canizares did not have any interest in these transactions and were not involved in decisions regarding L3 with respect to these transactions.
▪	General (Ret.) Dunwoody serves as a director (but not as an executive officer or employee) for non-profit organizations to which we have made charitable contributions. Contributions to each of these organizations did not exceed the greater of $120,000 or 2% of the organization’s annual consolidated gross revenues during its last completed fiscal year and were below the thresholds set forth under our categorical standards of director independence.

In addition, the Board of Directors has determined that Professor Canizares and Messrs. Corcoran, Kramer, Pagano and Simon, the current members of the Audit and Ethics Committee, and Messrs. Corcoran, Millard and Kramer and General (Ret.) Newton, the current members of the Compensation Committee, are “independent” in accordance with the NYSE standards applicable to members of the Audit and Ethics Committee and Compensation Committee, respectively.

BOARD AND GOVERNANCE MATTERS

Directors are expected to attend board meetings and meetings of the committees on which they serve, to spend the time needed and to meet as frequently as necessary in order to properly discharge their responsibilities. In addition, to the extent reasonably practicable, directors are expected to attend shareholder meetings. During the fiscal year ended December 31, 2017, the Board of Directors held eight meetings. Each director attended at least 75% of the combined number of meetings of the Board of Directors and meetings of committees on which he or she served during the period in 2017 in which he or she served as a director or member of such committee, as applicable. All of our directors who served on the Board at the time of our 2017 Annual Meeting attended the meeting in person. In accordance with applicable NYSE listing requirements, our independent directors hold regular executive sessions at which management, including the Chief Executive Officer, is not present. Mr. Millard, our Lead Independent Director of the Board of Directors, presides at the regularly held executive sessions of the independent directors.

BOARD OF DIRECTORS COMPOSITION

The Board and the Nominating/Corporate Governance Committee takes a long-term approach to the composition of the Board of Directors. Since 2011, four new independent directors have joined the Board. We believe that our Board’s blend of tenure strikes a balance that provides superior Company, regulatory and industry knowledge, while executing effective oversight and independence in the best interests of our shareholders.

– 2018 Proxy Statement	25

BOARD AND GOVERNANCE MATTERS

Tenure of Continuing Directors

Director Tenure
3
Directors
3
Directors
3
Directors
Less than 5 Years
5 - 10 Years
More than 10 Years
Years on Board

We believe that electing directors with a mix of tenures facilitates effective Board oversight. Accordingly, our Nominating/Corporate Governance Committee regularly considers the tenure of our directors when assessing the overall composition of our Board. We believe that the current composition of our Board reflects the appropriate balance of longer-term directors with a deep knowledge of the Company’s business and operations and new directors who bring a fresh perspective to the boardroom.

Director Skills and Independence

The Board of Directors seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board of Directors to satisfy its oversight responsibilities effectively. In that regard, the Nominating/Corporate Governance Committee is responsible for recommending candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Nominating/Corporate Governance Committee takes into account (1) minimum individual qualifications, such as strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board of Directors, and (2) all other factors it considers appropriate.

In considering Board nominees, the Nominating/Corporate Governance Committee evaluates nominees in the context of the Board as a whole with a focus on ensuring that our Board reflect an appropriate mix of business and professional experiences, skills and perspectives. Such skills include, among others:

▪	Senior Leadership Experience – Served in a senior leadership role at a large organization
▪	Finance and Accounting Expertise – Experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience actively supervising such person(s)
▪	Aerospace / Defense Industry Experience – Experience working in or with the Military or U.S. Department of Defense
▪	Innovation and Technology – Managing technological change and driving technological innovation
▪	International Operations and Sales – Broad leadership experience with multinational companies or in international markets
▪	M&A / Strategic Development – Experience overseeing investments and investment decisions
▪	Public Company Board Experience – Serving on the boards of other public companies
26	– 2018 Proxy Statement

BOARD AND GOVERNANCE MATTERS

Diversity and Inclusion

Although the Board of Directors does not have a formal policy with regard to the consideration of diversity in identifying director nominees, among the many factors that the Nominating/Corporate Governance Committee carefully considers are the benefits to the Company of diversity, including gender and racial diversity, in board composition. Women and minority candidates are included in every pool from which board nominees are chosen, and our director searches also include nominees from non-traditional environments, including military, government and academia. Thirty percent of our Board is currently comprised of female or minority directors, including one female, one African-American and one Cuban-American.

Identification and Evaluation of Director Candidates

As part of its recurring activities, the Nominating/Corporate Governance Committee seeks to identify qualified candidates to sit on the Board of Directors. To identify and recruit qualified candidates for the Board, the Nominating/Corporate Governance Committee has utilized from time to time the services of a professional search firm, which recommends candidates that satisfy the criteria defined by the Board of Directors. The search firm provides background research and pertinent information regarding prospective candidates. The Board of Directors has also sought referrals from other members of the Board, management, shareholders and other sources. After conducting an initial evaluation of a candidate, one or more members of the Nominating/Corporate Governance Committee will interview that candidate if the Nominating/Corporate Governance Committee believes the candidate might be suitable to be a director and may also ask the candidate to meet with other directors and management. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board of Directors that candidate’s election.

The Nominating/Corporate Governance Committee will consider candidates for nomination as a director recommended by shareholders, directors, officers, third party search firms and other sources.

The Nominating/Corporate Governance Committee will review all candidates for director in the same manner, regardless of the source of the recommendation. Individuals recommended by shareholders for nomination as a director will be considered in accordance with the procedures described under “Questions and Answers About Board Communications, Company Documents and Shareholder Proposals” on page 91 of this Proxy Statement.

When considering whether the Board’s directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of L3’s business and structure, the Board of Directors focused primarily on results of the annual Board and committee evaluations and on the information discussed in each of the Board members’ or nominees’ biographical information set forth on pages 10 to 14. In addition, in connection with the nominations of the current slate of director nominees, the Board of Directors considered their valuable contributions to L3’s success during their years of Board service.

Board and Committee Assessments

Each year, the Nominating/Corporate Governance Committee evaluates each director to obtain his or her assessment of the effectiveness of the Board and its committees. The purpose of these assessments is to identify opportunities for improvement on a number of relevant metrics such as composition, conduct of meetings, relationship between the Board and management, succession planning and strategy and performance. The Chairman of the Nominating/Corporate Governance Committee conducts the evaluation through written questionnaires and one-on-one meetings with individual directors, reviews all of the responses and reports the results to the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee then summarizes the evaluations and identifies areas in which the Board and its committees could improve its performance and discusses its findings with the Board and each of the other committees. As described above, the Nominating/Corporate Governance Committee also routinely evaluates the composition of the Board to ensure that its members have the requisite skills, experience and diversity to effectively oversee the business of the Company. Furthermore, during 2017, the Nominating/Corporate Governance Committee specifically engaged a third party executive search firm to assess the skill set of the Board and to issue recommendations with respect to potential director candidates in light of this assessment.

Onboarding and Continuing Education

Upon joining the Board, directors are provided with an orientation about the Company, including our business operations, strategy and governance. Directors are introduced to senior members of management and given the opportunity to tour key facilities. In addition, Directors are provided access to, and encouraged to attend, outside director continuing education

– 2018 Proxy Statement	27

BOARD AND GOVERNANCE MATTERS

programs sponsored by educational and other institutions, such as the National Association of Corporate Directors, to assist them in staying well informed of developments in corporate governance and critical issues relating to their board service.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has established various committees to assist it with the performance of its responsibilities. In February 2018, the Board eliminated the Executive Committee as a standing committee of the Board and renamed the Audit Committee as the Audit and Ethics Committee. As a result, the Board now has three standing committees: the Audit and Ethics Committee, Compensation Committee and Nominating/Corporate Governance Committee. The Board designates the members of these committees and the committee chairs based on the recommendations of the Nominating/Corporate Governance Committee. The chair of each committee develops the agenda for its committee, and each committee regularly provides a full report to the Board.

The Board has adopted written charters for each of the Audit and Ethics, Compensation and Nominating/Corporate Governance Committees. These charters are available on the Company’s website at http://www.L3T.com/investor-relations/corporate-governance.

28	– 2018 Proxy Statement

BOARD AND GOVERNANCE MATTERS

The following table summarizes the primary responsibilities of the committees:

Committee	Primary Responsibilities
Audit and Ethics	The Audit and Ethics Committee is generally responsible for, among other things:
	•	selecting, appointing, compensating, retaining and terminating our independent registered public accounting firm;
•
overseeing the auditing work of any independent registered public accounting firm employed by us, including the resolution of any disagreements, if any, between management and the independent registered public accounting firm regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services;

	•	pre-approving audit, other audit, audit-related and permitted non-audit services to be performed by the independent registered public accounting firm and related fees;
	•	meeting with our independent registered public accounting firm to review the proposed scope of the annual audit of our financial statements and to discuss such other matters that it deems appropriate;
	•	reviewing the findings of the independent registered public accounting firm with respect to the annual audit;
•
meeting to review and discuss with management and the independent registered public accounting firm our periodic financial reports prior to our filing them with the SEC and reporting annually to the Board of Directors with respect to such matters;

•
reviewing with our financial and accounting management, the independent registered public accounting firm and internal auditor the adequacy and effectiveness of our internal control over financial reporting, financial reporting procedures and disclosure controls and procedures;

	•	reviewing the internal audit function;
	•	oversight of the Company’s ethics program and all investigations; and
	•	reporting to the Board of Directors regarding matters covered at each committee meeting on a timely basis.
In 2017, the Committee held ten meetings. During 2017, among other things, the Committee:
	•	met with the senior members of the Company’s financial management team at each regularly scheduled meeting;
	•	met in executive session with each of the independent auditor, Vice President of Internal Audit and Corporate Ethics Officer;
	•	regularly met with various members of the Company’s ethics organization, including the Corporate Ethics Officer to discuss the effectiveness of the Company’s ethics program;
•
received periodic updates on management’s evaluation and compliance with, the Company’s system of internal control over financial reporting, and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting;

	•	reviewed and discussed with management and the independent auditors the Company’s earnings releases and quarterly reports on Form 10-Q and annual reports on Form 10-K prior to filing with the SEC;
•
met with the independent auditors and management to review and approve the scope of the audit proposed for 2017 and the audit procedures to be utilized and any subsequent changes to such scope and/or procedures;

	•	discussed the Company’s anti-bribery compliance program, conflict mineral exposure and cyber defenses;
	•	discussed various tax matters and the impact of potential tax reform legislation on the Company;
	•	received regular updates regarding the status of legal and government investigations; and
•
discussed with management the Company’s guidelines and policies with respect to risk assessment and risk management including cybersecurity risk and major financial risk exposure, the steps taken to monitor and control such risks and material changes to the Company’s Enterprise Risk Management since the Committee last met.

– 2018 Proxy Statement	29

BOARD AND GOVERNANCE MATTERS

Committee	Primary Responsibilities
Compensation	The Compensation Committee is generally responsible for, among other things:
	•	reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation;
•
evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives and, either as a committee or together with other independent directors (as directed by the Board of Directors), determining and approving the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the Chief Executive Officer based on such evaluation;

	•	reviewing and approving the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the other executive officers;
	•	discussing the results of the shareholder advisory vote on the compensation paid to our named executive officers;
	•	reviewing and making recommendations to the Board of Directors with respect to director compensation;
	•	reviewing and recommending to the Board of Directors, or approving, all equity-based awards, including pursuant to the Company’s equity-based plans;
•
reviewing and approving, or making recommendations to the Board of Directors with respect to, the Company’s equity-based plans and executive officer incentive compensation plans, and overseeing the activities of the individuals responsible for administering those plans;

•
reviewing and discussing with management, on at least an annual basis, management’s assessment of whether risks arising from the Company’s compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company;

	•	reviewing and discussing the “Compensation Discussion and Analysis” section contained in this Proxy Statement;
•
retaining or terminating, as necessary or appropriate, and approving the fees and any other retention terms for, compensation and benefits consultants and other outside consultants, legal counsels or advisors hired to provide independent advice to the committee;

	•	evaluating on at least an annual basis whether any work provided by a compensation consultant retained by the committee raised any conflict of interest; and
	•	reporting to the Board of Directors regarding matters covered at each committee meeting on a timely basis.
In 2017, the Compensation Committee held seven meetings. During 2017, among other things, the Compensation Committee:
	•	reviewed and approved all elements of target pay for senior executives, including the terms and performance goals for new annual and long-term incentive awards;
	•	assessed historical performance achievements under annual and long-term incentive plans, and reviewed and approved related performance-based payouts to senior executives;
	•	approved equity-based awards for non-executive employees, and evaluated equity plan share usage and share dilution;
	•	evaluated the suitability of the Company’s compensation peer group used to benchmark the Company’s pay programs;
	•	evaluated the Company’s executive and non-employee director compensation programs as compared to peer company pay practices and pay levels;
	•	reviewed plan design and benefit levels with respect to the Company’s retirement plans, including as compared to peer company pay practices
	•	reviewed executive and non-employee director compliance with stock ownership guidelines;
	•	reviewed and discussed the 2017 compensation risk assessment with management; and
	•	reviewed and discussed the executive compensation disclosures to be included in our 2017 Proxy Statement, including the Compensation Discussion and Analysis.
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BOARD AND GOVERNANCE MATTERS

Committee	Primary Responsibilities

In fulfilling its responsibilities, the Compensation Committee can delegate any or all of its responsibilities to a subcommittee of the committee consisting of two or more members. The Compensation Committee may also delegate to the Chief Executive Officer of the Company the authority to make grants of awards under the Company’s equity-based plans to any person who is not an officer of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. For a discussion concerning the processes and procedures for considering and determining executive and director compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of executive and director compensation, see “Compensation Discussion and Analysis” beginning on page 41 and “Compensation of Directors” beginning on page 83.

Nominating/ Corporate Governance	The Nominating/Corporate Governance Committee is generally responsible for, among other things:
	•	developing, recommending and monitoring corporate governance policies and procedures for the Company and the Board of Directors;
	•	overseeing the Company’s political contributions, lobbying activities, and the Company’s Federal political action committee;
	•	recommending to the Board of Directors criteria for the selection of new directors;
	•	identifying and recommending to the Board of Directors individuals to be nominated as directors;
	•	evaluating candidates recommended by shareholders in a timely manner;
	•	conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;
	•	the evaluation of the Board of Directors and management;
	•	approving the management continuity planning process; and
	•	reporting to Board of Directors regarding matters covered at each committee meeting on a timely basis.
In 2017, the Nominating/Corporate Governance Committee held five meetings. During 2017, among other things, the Nominating/Corporate Governance Committee:
	•	reviewed changes to the governance landscape and various corporate governance trends;
	•	considered the governance policies and proxy analyses of the leading proxy advisory firms;
	•	assessed the independence of the non-management directors;
	•	recommended changes to the Company’s Certificate of Incorporation and Bylaws;
	•	discussed the activities and contributions of the Company’s federal political action committee;
	•	reviewed and evaluated the succession plans relating to the Chief Executive Officer and other executive officer positions;
	•	considered the proposals submitted by shareholders;
	•	discussed the results of the Company’s shareholder engagement efforts;
	•	evaluated changes to the Committee’s charter and Company’s Governance Guidelines;
	•	discussed the composition of the Board of Directors and its committees, the nomination process and potential candidates for the Board of Directors;
	•	monitored directors’ ongoing continuing education activities and engaged outside experts to provide continuing director education for the Board of Directors;
	•	hired a third party executive search firm to assess the skill set of the Board and to issue recommendations with respect to potential director candidates in light of this assessment
	•	discussed the results of Board and Committee self-evaluations; and
	•	reviewed the process for conducting Board and Committee self-evaluations and any recommendations for improvements to the self-evaluation process.

– 2018 Proxy Statement	31

BOARD AND GOVERNANCE MATTERS

COMPENSATION COMMITTEE USE OF CONSULTANTS

As set forth in its charter, the Compensation Committee has the sole authority to retain or terminate, as necessary or appropriate, outside consultants to provide advice to the Compensation Committee in connection with its fulfillment of its responsibilities. The Compensation Committee engages Frederic W. Cook (“FW Cook”) to serve as the Compensation Committee’s independent consultant. FW Cook and its affiliates do not provide any services to the Company or any of the Company’s affiliates other than advising the Compensation Committee on director and executive officer compensation. In 2017, the Compensation Committee requested that FW Cook advise it directly on a variety of compensation-related matters, including:

▪	validating the compensation peer group to be used for competitive benchmarking;
▪	preparing analyses and recommendations of senior executive compensation levels as compared to the compensation peer group and published compensation surveys;
▪	assessing the pay recommendations that the Chief Executive Officer developed for senior executives, including the named executive officers;
▪	developing pay recommendations for the Chief Executive Officer position, and in respect of the transition of this role from Mr. Strianese to Mr. Kubasik;
▪	assessing the alignment of senior executive pay and company performance;
▪	preparing analyses and recommendations of non-employee director pay levels as compared to the peer group;
▪	preparing analyses of equity plan share usage and share dilution as compared to the peer group;
▪	assessing performance measures and targets for annual and long-term incentive awards;
▪	updating the Compensation Committee on executive compensation trends; and
▪	recommending executive compensation program changes in response to executive compensation trends and shareholder concerns, whether identified through investor engagement efforts or otherwise.

In the course of conducting its activities, FW Cook attended meetings of the Compensation Committee and presented its findings and recommendations to the Compensation Committee for discussion. During 2017, FW Cook also met with management to obtain and validate data, and review materials. In March of 2018, the Compensation Committee evaluated whether any work performed by FW Cook raised any conflict of interest and determined that it did not.

In 2017, the Compensation Committee also retained Janet M. DenUyl, LLC (“DenUyl”) to advise the committee in connection with its periodic review of plan design and benefit levels with respect to the Company’s retirement plans, including as compared to the retirement plan designs and benefit levels of the companies within the compensation peer group used by the Compensation Committee to benchmark executive pay levels. DenUyl met with management to obtain and validate data and review materials, and subsequently met with the Compensation Committee to present finding and recommendations for discussion. Prior to its engagement of DenUyl, the Compensation Committee evaluated whether any work to be performed by DenUyl would raise any conflict of interest and determined that it would not.

32	– 2018 Proxy Statement

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The following table sets forth the members of each of the Committees and the number of meetings held during 2017:

Name	Audit and Ethics(1)	Compensation(2)	Nominating/ Corporate Governance(3)	Executive(4)
Claude R. Canizares*
Thomas A. Corcoran*
Ann E. Dunwoody*
Lewis Kramer*
Christopher E. Kubasik
Robert B. Millard*(5)
Lloyd W. Newton*
Vincent Pagano, Jr.*
H. Hugh Shelton*
Arthur L. Simon*(6)
Michael T. Strianese(6)
2017 Meetings	10	7	5	0
*	Independent Director.
(1)	In 2017, the Audit and Ethics Committee was known as the Audit Committee. The Audit and Ethics Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the NYSE and Rule 10A-3 of the Exchange Act. The Board has determined that all members of the Audit and Ethics Committee are financially literate and that Messrs. Kramer and Simon are both “audit committee financial experts” within the meaning set forth in the regulations of the SEC.
(2)	The Compensation Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the NYSE; are non-employee directors for the purposes of Rule 16b-3 of the Exchange Act; and satisfy the requirements of Internal Revenue Code Section 162(m) for outside directors.
(3)	The Nominating/Corporate Governance Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the NYSE and our standards of independence.
(4)	The Executive Committee was eliminated by the Board in February 2018.
(5)	Lead Independent Director.
(6)	Messrs. Simon and Strianese are not standing for re-election and will complete their service to the Company at the conclusion of the Annual Meeting.

OVERSIGHT OF RISK MANAGEMENT

L3 is exposed to various risks including, but not limited to, strategic, operational, financial, liquidity and reputational risks, and also risks relating to reporting, pending and threatened litigation, cybersecurity, and regulatory and legal compliance. L3’s enterprise risk profile is also affected by changes in the yearly U.S. Department of Defense (“DoD”) budget and spending levels, priorities and procurement practices, and also the fiscal situations and general economic conditions affecting our major customers, especially the DoD. L3’s management designed the Company’s enterprise risk management process to identify, monitor and evaluate these risks and develop an approach to address each identified risk. L3’s enterprise risk management process is a company-wide initiative and involves each of our reportable segments and business units. The Company takes a multi-disciplinary approach to risk. In particular, as it relates to cybersecurity risk, the Company’s processes are designed to provide layered security boundaries from the network perimeter down to the end user computing assets. The Company has policies for the secure management and access of all computing resources, while site visits are routinely made to assess and report on information technology compliance. The Company also employs third party services to monitor its network and has processes in place for disclosure of certain cybersecurity incidents to the DoD.

L3’s Chief Financial Officer, at the direction of the Chief Executive Officer, is responsible for overseeing the Company’s enterprise risk management process and periodically reports enterprise risk information to each of the Chief Executive Officer,

– 2018 Proxy Statement	33

BOARD AND GOVERNANCE MATTERS

the Audit and Ethics Committee and the Board of Directors. In fulfilling his risk management responsibilities, the Chief Financial Officer works closely with members of the senior management team, including the Company’s General Counsel, the Senior Vice President of Corporate Strategy and Technology, the Chief Information Officer, the Controller and Principal Accounting Officer, Treasurer, the Vice President — Planning and each of the segment group presidents and segment chief financial officers.

On behalf of the Board of Directors, the Audit and Ethics Committee plays a key role in the oversight of the Company’s enterprise risk management function. In this regard, the Audit and Ethics Committee discusses policies with respect to risk assessment and risk management, and the Company’s Chief Financial Officer meets with the Audit and Ethics Committee at least five times per year to specifically discuss the enterprise risks facing the Company, highlighting any new risks that may have arisen since they last met, including updates with respect to cybersecurity risks, among other risks. As it relates to cybersecurity risks, the Company’s Chief Information Officer also periodically briefs the Audit and Ethics Committee on developments throughout the year and presents to the full Board of Directors at least annually. Additionally, at each Board of Directors meeting, the Chief Executive Officer and Chief Financial Officer report information about major risks facing the Company.

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Corporate responsibility and sustainability play an important role in our business, operating strategies and long-term value creation for our shareholders, customers and employees. We believe that performance is paramount, both in what we deliver and how we deliver it. Accountability and integrity define how we conduct business as we help the men and women who keep our world safe. We believe that strong environmental, social and governance (ESG) programs and practices are critical to attracting the best talent, executing on our strategies, maintaining a robust supplier base and innovating to develop cost-effective solutions that meet our customers’ evolving realities.

We are committed to conducting operations and activities in a manner that provides and maintains safe and healthful working conditions, protects the environment and conserves natural resources. In meeting this commitment, it is our policy that no employee shall engage in any conduct that violates any environmental, health or safety law or is otherwise inconsistent with the health and safety needs of our employees and the environmental needs of our communities. We are also committed to the continual improvement of our environmental management systems, our environmental, health and safety programs and to the prevention of pollution. Consistent with this commitment, we maintain policies that require the following, among other things:

▪	All Company operations will be managed and operated in compliance with all applicable environmental, health and safety laws and regulations.
▪	We will not create unacceptable risks to the environment or to our employees and will minimize risk to the Company, its employees and the environment from previous existing and potential conditions.
▪	We will pursue opportunities to prevent pollution by minimizing the quantity and degree of hazard from chemicals used in or wastes resulting from our operations.

In addition, we have built effective partnerships with our suppliers and utilize transparent corporate governance and leadership practices. We also champion corporate citizenship programs to advance education, support military service members and their families and collaborate with members of our communities. We are particularly proud of our reputation as one of the top employers for veterans as rated by Forbes Magazine. We recognize the importance of ESG considerations and are firmly committed to conducting the Company’s business in a responsible manner.

34	– 2018 Proxy Statement

BOARD AND GOVERNANCE MATTERS

POLITICAL CONTRIBUTIONS AND LOBBYING

Pursuant to the Company’s political contributions policy, the Company has a global policy against making contributions to political parties, political committees or candidates using Company resources (including monetary and in-kind services), even where permitted by law. In the United States, the Company maintains a political action committee (the “PAC”) which operates under the regulations of the Federal Election Commission and makes federal political contributions to federal candidates that meet specified criteria aligned with the Company’s interests. The contributions made by the PAC are not funded by corporate funds and are fully funded by voluntary contributions made by eligible employees. Corporate funds and facilities, as permitted by law, are used to provide administrative support, including the solicitation of funds from eligible employees and the distribution of contributions. The Company does not penalize in any way eligible employees who do not contribute to the PAC.

The PAC operates in compliance with all applicable laws governing PACs, including laws requiring public disclosure of contributions. The Nominating/Corporate Governance Committee oversees the Company’s political activities. The Company’s political contributions policy is available through the “Corporate Governance” section of our website accessible through http://www.L3T.com/investor-relations/corporate-governance.

– 2018 Proxy Statement	35

EXECUTIVES AND CERTAIN OTHER OFFICERS OF THE COMPANY

EXECUTIVES AND CERTAIN OTHER OFFICERS OF THE COMPANY

Set forth below is certain information regarding each of our current executives, other than Mr. Kubasik who is presented under “Proposals Requiring Your Vote – Proposal 1 – Election of Directors – Nominees For Election to the Board of Directors in 2018” beginning on page 10, and certain of our other officers.

MICHAEL T. STRIANESE
Executive Chairman Age 62
Principal Occupation and Other Information
Mr. Strianese was named our Executive Chairman on January 1, 2018. Prior to that time, he served as our Chief Executive Officer since October 2006, and also as our Chairman since October 2008. He also served as President from October 2006 until October 2015, and as our Corporate Ethics Officer until February 2007. He was our interim Chief Executive Officer from June 2006 to October 2006, and also served as our Chief Financial Officer from March 2005 to January 2007. From March 2001 to March 2005 he was our Senior Vice President – Finance. He joined us in April 1997 as Vice President – Finance and Controller and was our Controller until July 2000. Mr. Strianese is a graduate of St. John’s University with a Bachelor’s degree in Accounting. In 2014, Mr. Strianese served as Chairman of the Aerospace Industries Association.

RALPH G. D’AMBROSIO
Senior Vice President and Chief Financial Officer Age 50
Principal Occupation and Other Information
Mr. D’Ambrosio became our Chief Financial Officer in January 2007 and a Senior Vice President in April 2010. From March 2005 to January 2007, he was Vice President – Finance and Principal Accounting Officer, and he continued to be our Principal Accounting Officer until April 2008. He became Controller in August 2000 and a Vice President in July 2001 and was Vice President and Controller until March 2005. He joined L3 in August 1997 and was Assistant Controller until July 2000. Prior to joining L3, he was a senior manager at Coopers & Lybrand LLP, where he held a number of positions since 1989. Mr. D’Ambrosio holds a Bachelor’s degree, summa cum laude, in Business Administration from Iona College and a Master’s degree, with honors, in Business Administration from the Stern School of Business at New York University.

ANN D. DAVIDSON
Senior Vice President, General Counsel and Corporate Secretary Age 66
Principal Occupation and Other Information
Ms. Davidson became our Senior Vice President, General Counsel and Corporate Secretary in August 2016. Prior to joining L3, Ms. Davidson was the Senior Vice President, Chief Legal Officer and Corporate Secretary of Exelis Inc. from September 2011 to May 2015. Her legal career includes two decades of working in the aerospace and defense industry with ITT Corporation, Alliant Techsystems Inc., Thales North America Inc., Parker Hannifin Corporation and Honeywell International Inc. Earlier in her career she was an attorney advisor and trial attorney for the Office of the General Counsel of the U.S. Department of the Navy. Ms. Davidson received her Bachelor of Arts degree from Ohio University and her Juris Doctor degree from the University of Dayton School of Law. She is a member of the bar in Virginia and New York.

36	– 2018 Proxy Statement

EXECUTIVES AND CERTAIN OTHER OFFICERS OF THE COMPANY

TODD W. GAUTIER
Senior Vice President and President of Electronic Systems Segment Age 54
Principal Occupation and Other Information
Mr. Gautier became our Senior Vice President and President of Electronic Systems Segment in March 2017. Prior to that, he was President of the Precision Engagement and Training Sector from January 2014 to March 2017, President of the Precision Engagement Sector from January 2010 to January 2014, and Vice President of Business Development and Strategy for the Sensors and Simulation Group from January 2005 to January 2010. With 30 years of defense, aerospace and leadership experience, Mr. Gautier joined L3 in 2001. Prior to joining L3, Mr. Gautier served in the U.S. Navy for 15 years as a Strike/Fighter Pilot, where he held a variety of leadership, operational, and instructional positions across combat and peacetime operations. After leaving the Navy in 2000, he served as the Vice President of Navy Operations for BGI, LLC, and as a flight crew member for United Airlines. Mr. Gautier received his Bachelor’s degree in Business Administration, Finance, from Southern Methodist University in 1986.

ANDREW C. IVERS
Senior Vice President and President of Communication Systems Segment Age 57
Principal Occupation and Other Information
Mr. Ivers has been our Senior Vice President and President of Communication Systems Segment since January 2018. Prior to that, Mr. Ivers was President of the Broadband Communications Sector and its Communication Systems-West division since September 2014, President of the Linkabit Sector from April 2014 to September 2014, and Executive Vice President of the Microwave Group from February 2010 to April 2014. Prior to joining L3 in 2001, Mr. Ivers held management and engineering positions at the Harris Corporation and Raytheon. Mr. Ivers holds Bachelor of Science degrees in both electrical engineering and mathematics from the University of California, Irvine, and a Master of Business Administration degree from the University of Rochester.

JEFFREY A. MILLER
Senior Vice President and President of Sensor Systems Segment Age 54
Principal Occupation and Other Information
Mr. Miller became our Senior Vice President and President of Sensor Systems Segment in March 2017. Mr. Miller joined L3 in April 2014 as Sector President of Integrated Sensor Systems. Prior to joining L3, Mr. Miller held executive positions with Raytheon. Earlier in his career, he was an F-16 product line manager for identification and electronic warfare programs at Teledyne Electronics. Mr. Miller has over 30 years of industry experience in U.S. and international sensors and fire control systems, battlefield information systems, networked communication, command and control, electronic warfare, missiles, and force protection systems. Mr. Miller studied electronic engineering at California Polytechnic State University. In addition, he has studied electronic engineering at various university programs and participated in executive management development and business leadership programs.

– 2018 Proxy Statement	37

EXECUTIVES AND CERTAIN OTHER OFFICERS OF THE COMPANY

MARK R. VON SCHWARZ
Senior Vice President and President of Aerospace Systems Segment Age 58
Principal Occupation and Other Information
Mr. Von Schwarz became our Senior Vice President and President of Aerospace Systems Segment in June 2015. Prior to that, he was Sector President for Intelligence, Reconnaissance and Surveillance (ISR) and President of L-3 Mission Integration, from 2008 to 2015. Before serving as President of L-3 Mission Integration, Mr. Von Schwarz served as head of group operations for L-3 Integrated Systems from 2006 to 2008. Mr. Von Schwarz was President of L-3 ComCept, from 2003 to 2006, and Chief of Operations, from 2001 to 2003. Prior to joining L3, Mr. Von Schwarz served as Vice President of Engineering for Raytheon’s Aircraft Integration Systems. Mr. Von Schwarz also served as an Electronic Warfare Specialist in the Army Security Agency. Mr. Von Schwarz graduated magna cum laude with a Bachelor of Science degree in Mathematics and Physics from Texas A&M University-Commerce and graduated with honors from the U.S. Army Intelligence Schools.

38	– 2018 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Based on information available to us as of March 12, 2018, the Record Date, we know of no person who beneficially owned more than five percent of the Common Stock, except as set forth below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355(1)	8,590,268(1)	11.0	%(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055(2)	5,883,023(2)	7.5	%(2)
ClearBridge Investments, LLC 620 8th Avenue New York, NY 10018(3)	5,670,738(3)	7.2	%(3)
(1)	Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on February 9, 2018, in which The Vanguard Group, Inc. reported that it has sole dispositive power over 8,466,485 shares of Common Stock, shared dispositive power over 123,783 shares of Common Stock and sole voting power over 110,819 shares of Common Stock. The Vanguard Group, Inc. reported that Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., wholly-owned subsidiaries of The Vanguard Group, Inc., are the beneficial owners of 84,961 shares and 64,210 shares, respectively, of Common Stock as a result of serving as investment manager of collective trust accounts and as investment manager of Australian investment offerings, respectively.
(2)	Information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on January 25, 2018 in which BlackRock, Inc. reported that it has sole dispositive power over 5,883,023 shares of Common Stock and sole voting power over 5,251,037 shares of Common Stock.
(3)	Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on February 14, 2018 in which ClearBridge Investments, LLC reported that it has sole dispositive power over 5,670,738 shares of Common Stock and sole voting power over 5,456,438 shares of Common Stock.
– 2018 Proxy Statement	39

SECURITY OWNERSHIP OF MANAGEMENT

SECURITY OWNERSHIP OF MANAGEMENT

As of March 7, 2018, there were 78,285,599 shares of our Common Stock outstanding. The following table shows the amount of Common Stock beneficially owned (unless otherwise indicated) by our named executive officers, our directors, and by all of our current executive officers and directors as a group.

Except as otherwise indicated, all information listed below is as of March 7, 2018.

Name of Beneficial Owner	Common Stock Beneficially Owned Directly or Indirectly(1)	Common Stock Acquirable Within 60 Days(2)	Total Common Stock Beneficially Owned	Percentage of Shares of Common Stock Outstanding(3)
Directors and Named Executive Officers:
Michael T. Strianese(4)	92,601	906,373	998,974	1.3%
Christopher E. Kubasik	454	87,569	88,023	*
Ralph G. D’Ambrosio	41,625	270,900	312,525	*
Ann D. Davidson	287	5,808	6,095	*
Mark R. Von Schwarz	7,408	46,682	54,090	*
Claude R. Canizares	4,717	11,421	16,138	*
Thomas A. Corcoran	3,536	14,402	17,938	*
Ann E. Dunwoody	—	7,996	7,996	*
Lewis Kramer	1,300	11,038	12,338	*
Robert B. Millard(5)	252,421	18,907	271,328	*
Lloyd W. Newton	—	6,096	6,096	*
Vincent Pagano, Jr.	—	5,456	5,456	*
H. Hugh Shelton	—	8,441	8,441	*
Arthur L. Simon(4)	—	11,421	11,421	*
Directors and Executive Officers as a Group (17 persons)	411,731	1,453,614	1,865,345	2.4%
(1)	The number of shares shown includes shares that are individually or jointly owned and over which the individual has either sole or shared investment or voting authority. The shares of our Common Stock directly owned include the number of shares allocated to the accounts of executive officers under L3 401(k) Plans as follows: Mr. Strianese, 3,775 shares; Mr. Kubasik, 365 shares; Mr. D’Ambrosio, 2,864 shares; Ms. Davidson, 287 shares; Mr. Von Schwarz, 493 shares; and 10,425 shares held by the executive officers as a group.
(2)	Shares that are deemed to be beneficially owned by the individual either by virtue of the individual’s right to acquire the shares upon the exercise of outstanding stock options within 60 days from March 7, 2018 and, in the case of non-employee directors, by virtue of the fact that shares issuable upon termination of board service under outstanding restricted stock unit awards have vested or will vest within 60 days of March 7, 2018.
(3)	In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of the acquisition rights described above. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at March 7, 2018.
(4)	Messrs. Strianese and Simon are not standing for re-election and will complete their service to the Company at the conclusion of the Annual Meeting.
(5)	Includes 63,545 shares owned by a charitable foundation of which Mr. Millard and his wife are the sole trustees, and as to which Mr. Millard disclaims beneficial ownership.
*	Share ownership does not exceed one percent, including stock options exercisable within 60 days of March 7, 2018 and, in the case of non-employee directors, shares issuable upon termination of board service under outstanding restricted stock units that have vested or will vest within 60 days of March 7, 2018.
40	– 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes L3’s executive compensation program related to the year ended December 31, 2017 (our 2017 fiscal year). This section details the compensation framework applied by the Compensation Committee of our Board of Directors (the “Committee”) in determining the pay levels and programs available to our named executive officers for whom compensation is disclosed in the compensation tables included in the Tabular Executive Compensation Disclosure section of this proxy statement beginning on page 65. Our named executive officers for the 2017 fiscal year were:

▪	Michael T. Strianese, Chairman and Chief Executive Officer
▪	Christopher E. Kubasik, President and Chief Operating Officer
▪	Ralph G. D’Ambrosio, Senior Vice President and Chief Financial Officer
▪	Ann D. Davidson, Senior Vice President, General Counsel and Corporate Secretary
▪	Mark R. Von Schwarz, Senior Vice President and President of Aerospace Systems Segment

As discussed in “The Board of Directors and Certain Governance Matters—Leadership Structure” on page 23, Mr. Kubasik succeeded Mr. Strianese as our Chief Executive Officer effective January 1, 2018. Mr. Strianese has continued to serve as our Executive Chairman since that time. For a discussion of the compensation arrangements entered into with Messrs. Kubasik and Strianese in connection with this transition, see “Offer Letter with Christopher E. Kubasik” on page 60 and “Retirement Agreement with Michael T. Strianese” on page 60.

References in this Compensation Discussion and Analysis (and in the Tabular Executive Compensation Disclosure section of this proxy statement beginning on page 65) to our Chief Executive Officer (or CEO) and our Chief Operating Officer (or COO) refer to Messrs. Strianese and Kubasik, respectively, consistent with their titles during our 2017 fiscal year.

COMPANY BACKGROUND AND 2017 PERFORMANCE ACHIEVEMENTS

Company Background. L3 is a prime contractor in Intelligence, Surveillance and Reconnaissance (“ISR”) systems, aircraft sustainment (including modifications and fleet management of special mission aircraft), simulation and training, night vision and image intensification equipment, and security and detection systems. L3 is also a leading provider of a broad range of communication, electronic and sensor systems used on military, homeland security and commercial platforms. Approximately 70% of our consolidated net sales for 2017 were made to the U.S. Government (the “USG”), including 66% to the Department of Defense (the “DoD”). Accordingly, our sales, results of operations and cash flows are correlated to DoD budget and spending levels. The DoD budget for the USG fiscal year ended September 30, 2017 increased by 4% from the prior USG fiscal year. The remaining 30% of our sales were made to international and commercial customers. Additionally, most of our businesses are short-cycle in nature, with programs or contracts that have performance periods of a year or less, and, consequently, changes in business trends can rapidly affect our sales volume, results of operations and cash flows.

In October 2017, our Board of Directors approved a plan to explore strategic alternatives to sell or otherwise divest our Vertex Aerospace business, which we expect to consummate in 2018. The divestiture of the Vertex Aerospace business represents a strategic shift by us to exit the logistics solution and maintenance services business for military aircraft where we do not provide complex ISR systems integration and modification. The Vertex Aerospace business generated sales of $1.4 billion in 2017 and $1.3 billion in 2016. The assets and liabilities and results of operations of the Vertex Aerospace business are reported as discontinued operations in our 2017 financial statements and are excluded from the specific financial results set forth in “2017 Performance Achievements” below.

2017 Performance Achievements. L3 delivered strong financial performance for 2017, highlighted by the items described below.

▪	Our diluted earnings per share (“EPS”) and free cash flow (“FCF”) achievements significantly exceeded the corporate goals in our annual incentive plan. Our 2017 EPS from continuing operations increased by 20% to $9.46, including $0.99 of estimated tax benefits related to the enactment of the U.S. Tax Cuts and Jobs Act (the “2017 Tax Reform Law”), compared with $7.86 for 2016. While our net cash from operating activities from continuing
– 2018 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS

operations decreased by 4% to $985 million for 2017, as compared to $1,022 million for 2016, our FCF from continuing operations increased 3% to $862 million in 2017, as compared to $834 million for 2016. The FCF results discussed in this paragraph are subject to the adjustments set forth in “– Reconciliation of Non-GAAP Measures to GAAP Measures” on page 63.

▪	Our consolidated net sales grew by 4% to $9,573 million for 2017, as compared to $9,210 million for 2016. Our consolidated organic sales growth (that is, net sales excluding the sales impact of business acquisitions and divestitures) was 2% for 2017, led by organic growth of 5% for our USG business (including the DoD), which compares favorably to the 4% increase in the total DoD budget for the USG fiscal year ended September 30, 2017. Consolidated organic sales exclude $204 million of sales increases related to business acquisitions and $54 million of sales declines related to business divestitures.
▪	Our operating margin increased by 30 basis points to 10.7% for 2017, as compared to 10.4% for 2016.
▪	Our operating income increased by $63 million, or 7%, to $1,020 million for 2017, as compared to $957 million for 2016, driven by our organic sales growth and operating margin increases in 2017.
▪	We undertook significant strategic actions to reshape and strengthen our business portfolio for continued future success. As discussed above, in October 2017 we initiated a process for the sale of our Vertex Aerospace business that we expect to conclude in 2018 and represents a strategic shift in the scope of our business. We also invested $316 million to acquire seven businesses in 2017. We entered the emerging growth market for unmanned undersea vehicles with three technology- and capability-oriented acquisitions that support the U.S. Navy’s evolving priorities. Our other acquisitions each build and strengthen select L3 core business areas, including total training solutions and aviation security.
▪	We returned $416 million of cash to our shareholders in 2017, by repurchasing $180 million of our Common Stock and paying dividends of $236 million following our 13th consecutive annual dividend increase.
▪	Credit rating agencies S&P, Moody’s and Fitch reaffirmed their stable outlooks and investment grade credit ratings for L3. We also maintained an efficient capital structure with ample liquidity. We ended 2017 with $3.3 billion of debt, unchanged from 2016 and representing approximately 40% of invested capital, $662 million of cash on hand and an available revolver of $1 billion.
▪	Our total shareholder return (“TSR”) for 2017 was 32%, which approximates the 57th percentile of the peer group used to measure our TSR performance under the long-term incentives awarded to our named executive officers in 2017.
42	– 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PHILOSOPHY, 2017 TARGET PAY AND 2017 INCENTIVE PLAN PAYOUTS

Compensation Philosophy. Our compensation philosophy supports a pay-for-performance culture. We target base salaries and annual and long-term incentive opportunities to approximate market median compensation levels, subject to adjustments based on experience, performance, the other individual factors as described in “– Use of Market Data and Competitive Compensation Positioning” beginning on page 47 and as otherwise appropriate. The majority of each executive’s target pay is in the form of incentive compensation, which is subject to future performance to have any realized value. See the information in “– Mix of Pay” on page 46.

2017 Target Pay. The table below details each named executive officer’s 2017 base salary, target annual incentive opportunity (“target bonus”) and grant date target value of long-term incentive awards (collectively, “target pay”), and changes in target pay relative to 2016 levels.

	Salary		Target Bonus as % of Salary		Target Value of Long-Term Incentives		Target Pay
	($)	(% Change)	(%)	(Change)	($)	(% Change)	($)	(% Change)
Michael T. Strianese	1,390,000	—	165%	—	10,200,000	2%	13,883,500	1%
Christopher E. Kubasik(1)	935,000	3.0%	100%	—	4,000,000	25%	5,870,000	17%
Ralph G. D’Ambrosio	730,500	3.0%	90%	—	2,700,000	3%	4,087,950	3%
Ann D. Davidson(1)	618,000	3.0%	80%	—	800,000	N/A	1,912,400	N/A
Mark R. Von Schwarz	530,000	6.0%	100%	—	1,500,000	7%	2,560,000	7%
(1)	Mr. Kubasik was granted special long-term incentive (“LTI”) awards in December 2017 in connection with his promotion to Chief Executive Officer. Ms. Davidson was granted special LTI awards in December 2017 to recognize her outstanding performance in 2017 and to support her retention for future years. Ms. Davidson further received special LTI awards in August 2016 in connection with her hire, but received no other LTI awards for 2016. The table above excludes all special LTI awards because they were not relevant to the Committee’s determination of Mr. Kubasik’s and Ms. Davidson’s target pay at the beginning of 2017. For a further discussion of the special awards made to Mr. Kubasik and Ms. Davidson in 2017, see “– Offer Letter with Christopher E. Kubasik” beginning on page 60 and the “2017 Grants of Plan-Based Awards” table beginning on page 68. The grant date fair values of all special LTI awards granted in 2017 are included in the “Summary Compensation Table” beginning on page 65.

For 2017, the Committee approved ordinary course increases to the total target pay of Messrs. Strianese and D’Ambrosio, and a 7% increase in the target value of Mr. Von Schwarz’s total target pay to bring his pay closer to market median. Mr. Kubasik’s increase to his total target pay reflected his strong 2016 performance and his relative importance to the Company’s long-term success. Following these pay adjustments, the target pay of our named executive officers for 2017 fell, on average, within a competitive range of 85% to 115% of market median. For a further discussion, see “– Use of Market Data and Competitive Compensation Positioning” beginning on page 47.

2017 Incentive Plan Payouts. Payouts under our annual incentive plan and our long-term incentive plan performance awards are subject to the achievement of pre-established targets.

With respect to our annual incentive plan, our overall 2017 corporate financial performance was significantly above plan targets, which are based on consolidated EPS and FCF, and the personal performance of each of our corporate named executive officers (Messrs. Strianese, Kubasik and D’Ambrosio and Ms. Davidson) was also assessed as above target. Accordingly, calculated payouts under our annual incentive plan were above target for our corporate named executive officers. Overall 2017 financial performance at our Aerospace Systems segment also exceeded plan targets, which are based on segment operating income and FCF, but the personal performance of our segment named executive officer (Mr. Von Schwarz), who serves as the president of our Aerospace Systems segment, was assessed as below target. Accordingly, his calculated payout under our annual incentive plan exceeded target, but was reduced to reflect his personal performance rating.

Notwithstanding the formula-based calculation of these payouts under our annual incentive plan, management and the Committee agreed that the tax benefits derived from the enactment of the 2017 Tax Reform Law should be excluded from the performance calculations under the annual incentive plan. Accordingly, payouts for the named executive officers were reduced to exclude the impact of the estimated tax benefit. For a further discussion, see “– Elements of 2017 Target Pay – Annual Incentives” beginning on page 49.

– 2018 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS

For our long-term performance awards that vested on December 31, 2017, our three-year performance was above target for EPS, resulting in a 132.97% payout for this measure, but was below target for relative total shareholder return, resulting in a 65.38% payout for this measure. Based on these performance award achievements, our named executive officers received performance award payouts that averaged 99% of their target awards for these performance measures. For a further discussion, see “– Payment of Performance Awards for the 2015-2017 Award Cycle” on page 59.

2017 SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION (“Say-on-Pay”)

At our 2017 annual shareholders meeting, approximately 96% of the votes cast on our Say-on-Pay proposal were voted in favor of the compensation paid to our named executive officers for 2016. We believe that this strong level of shareholder support demonstrates, among other things, the effectiveness of the significant changes made to our compensation program over the past several years in response to shareholder feedback. The Committee considers the outcome of Say-On-Pay votes and other shareholder input in making decisions regarding the executive compensation program.

SOUND PAY PRACTICES

The Committee believes L3’s executive compensation program reinforces its pay-for-performance culture and includes corporate governance practices that are considered by investors to reflect market “best practices.” The table below highlights key features of our executive compensation program.

Executive Compensation Program Features
Executive Compensation Program Includes	•	Emphasis on long-term, performance-based compensation and meaningful stock ownership guidelines to align executive and shareholder interests
	•	Transparent, formulaic incentive plans designed to promote short- and long-term business success
	•	Performance conditions on the Chief Executive Officer’s stock options
	•	Clawback policy that applies to all incentive compensation, including equity-based awards
	•	Modest perquisites consistent with competitive practices
	•	Double trigger provisions for severance payable in the event of a change in control
	•	Annual compensation risk assessment to ensure program does not encourage excessive risk-taking
Executive Compensation Program Does Not Include or Prohibits	•	Excise tax gross-ups on severance/change in control payments
	•	Repricing of stock options or other equity-based awards without shareholder approval
	•	Pension plan/SERP credit for years not worked with L3 or its predecessor companies
	•	Excessive severance or change in control provisions
	•	Payment of dividends on stock options, or on other equity-based awards prior to vesting
	•	Hedging or pledging of L3 stock by executives, employees and non-employee directors

44	– 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

PROGRAM OVERVIEW

The table below outlines the principal elements of our executive compensation program. Detailed descriptions of each element of compensation and discussion of how the Committee determined compensation levels for 2017 can be found in the section “– Elements of 2017 Target Pay” beginning on page 49.

DETERMINING EXECUTIVE COMPENSATION

Role of the Compensation Committee. L3’s executive compensation program is administered by the Committee. The Committee is ultimately responsible for the review and approval of compensation for L3’s Chief Executive Officer and all other executive officers, including the other named executive officers. Key areas of responsibility for the Committee are described in “The Board of Directors and Certain Governance Matters —Committees of the Board of Directors” beginning on page 28.

Role of Management and the Chief Executive Officer. The Company’s human resources, finance and legal departments assist the Committee in the design and development of competitive compensation programs by providing data and analyses to the

– 2018 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS

Committee and FW Cook, the Committee’s independent compensation consultant, in order to ensure that L3’s programs and incentives align with and support the Company’s business strategy. Management also recommends incentive plan metrics, performance targets and other plan objectives to be achieved, based on expected Company performance and subject to Committee approval.

For 2017, the Chief Executive Officer (acting jointly with the Chief Operating Officer in the case of personal ratings for Mr. D’Ambrosio and Ms. Davidson under the annual incentive plan and all elements of compensation for Mr. Von Schwarz) reviewed the performance of the other executive officers relative to their individual goals and Company performance and submitted recommendations to the Committee for proposed base salary adjustments, target bonuses and personal ratings under the annual incentive plan, and grant date target values for long-term incentive awards. The Chief Executive Officer and the Chief Operating Officer further provided the Committee with an assessment of their own performance for 2017, but otherwise had no role in determining their own compensation, nor did the Chief Executive Officer make any recommendation as to the personal rating for the Chief Operating Officer under the annual incentive plan for 2017. Except as described above, no other executive officer participated in the setting of his or her own compensation or the compensation of any other executive officer.

Role of Compensation Consultants. The Committee has the sole authority to select, retain, terminate and approve the fees payable to outside consultants to provide it with advice on various aspects of executive compensation design and delivery. The Committee has retained FW Cook to advise the Committee on executive and non-employee director compensation generally. In 2017, the Committee also retained Janet M. DenUyl, LLC to advise the Committee in connection with its periodic review of plan design and benefit levels with respect to the Company’s retirement plans. For a further description, see “The Board of Directors and Certain Governance Matters—Compensation Committee Use of Consultants” on page 32.

MIX OF PAY

The Committee believes that L3’s pay mix strongly supports the Company’s pay-for-performance culture. In 2017, 68% of the Chief Executive Officer’s 2017 target pay was “at risk” and subject to future performance to have any realized value.

Base salary and restricted stock units (“RSUs”) are the only elements of 2017 target pay that are not contingent on future performance to have value (“fixed” pay). However, they both serve to attract and retain top executive talent, and the use of these pay elements is consistent with competitive market practices. As illustrated below, the mix of incentive compensation for our named executive officers is balanced to avoid the risk of emphasizing short-term gains at the expense of long-term performance. The emphasis on long-term incentives demonstrates our strong commitment to the alignment of management and shareholder interests over time.

2017 Target Pay Mix

46	– 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

USE OF MARKET DATA AND COMPETITIVE COMPENSATION POSITIONING

Compensation Peer Group. The Committee believes that the success of our Company is dependent upon its ability to continue to attract and retain high-performing executives. To ensure the comparability of our executive compensation practices and pay levels, the Committee has historically monitored executive pay at leading defense, aerospace and other industrial companies (the “compensation peer group”) with whom L3 competes for business, executive talent or investor capital. The Committee evaluates each peer company on an annual basis to determine its continued suitability from a pay benchmarking perspective. The selection criteria examined include:

▪	Operational Fit: companies in the same or similar industries with a comparable business mix and client base, and diversified global operations. Due to the limited number of “pure defense” companies of comparable size, the Committee believes that it is appropriate to include other companies in L3’s compensation peer group that are similar in size and compete with L3 for executive talent or investor capital.
▪	Financial Scope: companies of similar size as measured by annual corporate revenues. At the time this peer group was approved, most of the peers fell within a range of one-third to three times the size of L3. In limited circumstances, we have found it appropriate to include companies with revenues that fall both above and below this range when they are proven competitors for business, executive talent or investor capital.

The table below shows the composition of our peer group used to benchmark target pay in 2017, and indicates those companies that were added or removed for 2017 as compared to the peer group used to benchmark target pay in 2016.

2017 Compensation Peer Group
~~Danaher Corporation~~*	Ingersoll-Rand plc**	Rockwell Collins, Inc.
Eaton Corporation	Leidos Holdings, Inc.	Spirit AeroSystems Holdings, Inc.**
General Dynamics Corporation	Lockheed Martin Corporation	Textron, Inc.
Harris Corporation	Northrop Grumman Corporation	TransDigm Group Incorporated**
Honeywell International, Inc.	Parker Hannifin Corporation
Huntington Ingalls Industries, Inc.	Raytheon Company
*	Removed from the compensation peer group for 2017
**	Added to the compensation peer group for 2017

The peer group used to benchmark target pay in 2017 was established in connection with the Committee’s review of the suitability of the peer group companies conducted in June 2016. At that time, the Company considered L3’s projected revenues following the sale of its National Security Solutions business in February 2016 and the pending separation of Danaher into two independent companies (which was completed in July 2016). In consideration of these matters, the Committee determined to remove Danaher from the peer group to be used for 2017, and to add Ingersoll-Rand, Spirit AeroSystems and TransDigm Group to the peer group. Ingersoll-Rand is an industrial machinery company that shares many business characteristics and is similar in size to L3. Spirit AeroSystems and TransDigm Group are both aerospace and defense companies that, while smaller in size than L3, compete with L3 for business, investor capital or executive talent.

– 2018 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS

In June 2017, the Committee conducted its review of the suitability of the peer group companies to be used to benchmark target pay in 2018. The Committee determined to remove Eaton and add Orbital ATK to the peer group. Eaton’s aerospace segment is the smallest among its five segments, and has declined over time to only 9% of Eaton’s total revenue. Orbital ATK is an aerospace and defense company that falls within appropriate size parameters and competes with L3 in similar markets. The table below shows the resulting peer group that the Committee has determined to use to benchmark executive officer target pay levels for fiscal 2018.

2018 Compensation Peer Group
General Dynamics Corporation	Leidos Holdings, Inc.	Raytheon Company
Harris Corporation	Lockheed Martin Corporation	Rockwell Collins, Inc.
Honeywell International, Inc.	Northrop Grumman Corporation	Spirit AeroSystems Holdings, Inc.
Huntington Ingalls Industries, Inc.	Orbital ATK, Inc.	Textron, Inc.
Ingersoll-Rand plc	Parker Hannifin Corporation	TransDigm Group Incorporated

Use of Market Data. In reviewing competitive compensation levels for 2017, the Committee considered compensation peer group data for all named executive officers other than Ms. Davidson. The Committee did not utilize compensation peer group data for Ms. Davidson (who served as our General Counsel and Corporate Secretary in 2017) due to the limited number of benchmarking matches for her position within the compensation peer group. Instead, the Committee used survey data from the Willis Towers Watson Executive Compensation Database General Industry survey (the “General Industry Survey Data”) for this purpose. For Mr. Von Schwarz (who served as President of our Aerospace Systems segment in 2017), the Committee considered competitive compensation levels based on the average of the compensation peer group data and the General Industry Survey Data because it believed that including a broader industry group more accurately reflects the labor market for segment presidents and ensures a meaningful sample size given the revenue of the segments they lead. The General Industry Survey Data utilized for Ms. Davidson and Mr. Von Schwarz was size-adjusted by FW Cook to reflect the annual revenues of the Company and of our Aerospace Systems segment, respectively.

Competitive Market Positioning. The Committee’s practice is to make pay decisions regarding the elements of compensation that compose each named executive officer’s target pay (base salary, target bonus and grant date target value of long-term incentives) in February of each fiscal year. As part of its decision-making process, the Committee compares each named executive officer’s target pay for the fiscal year against the market median; however, the Committee does not use market data in isolation in determining pay. Instead, competitive market data serves as one of many considerations used by the Committee in determining base salary adjustments and target pay opportunities for both annual and long-term incentives. The primary factors considered by the Committee in making its annual pay determinations is shown below.

Target Pay Determinants
•	Positioning to competitive market median	•	Long-term financial and individual performance	•	Role and responsibilities relative to benchmark
•	Competitive mix of fixed and at-risk pay	•	Tenure and experience in role	•	Internal pay equity
•	Competitive mix of cash and equity	•	Expected future contributions and market conditions	•	Prior year’s compensation levels

The target pay of our named executive officers for 2017 fell, on average, within a competitive range of 85% to 115% of market median.

48	– 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

ELEMENTS OF 2017 TARGET PAY

Base Salary

Base salary serves as the foundation of an executive’s compensation and is an important component in L3’s ability to attract and retain executive talent. On an individual basis, the Committee considers each executive’s role and responsibilities, experience, tenure, business results and individual performance, competitive market pay levels, and internal pay equity considerations in making base salary adjustments. In 2017, the Committee did not increase base salary for Mr. Strianese. The Committee approved base salary increases of 3.0% for Messrs. Kubasik and D’Ambrosio and Ms. Davidson. In addition, Mr. Von Schwarz received a base salary increase of 6.0% to get his pay closer to market levels. All base salary increases for 2017 were approved by the Committee on February 21, 2017 and made effective as of April 1, 2017.

	2017 Salary (in thousands)	2016 Salary (in thousands)	Percent Change
Michael T. Strianese	$1,390	$1,390	—
Christopher E. Kubasik	935	908	3.0%
Ralph G. D’Ambrosio	731	709	3.0%
Ann D. Davidson	618	600	3.0%
Mark R. Von Schwarz	530	500	6.0%

Note: Amounts reflect annualized base salary rates in effect at the end of the fiscal years indicated.

Annual Incentives

The annual incentive plan provides senior executives with the opportunity to earn annual cash incentive awards based on corporate, segment and individual performance relative to pre-established internal targets.

Award Determination under Annual Incentive Plan
•	Performance criteria defined at the beginning of the performance period
•	Performance compared to pre-established goals
•	For corporate named executive officers, financial performance is based on consolidated EPS and FCF results
•
For segment presidents, financial performance is primarily based on the operating income (“OI”) and FCF results for their respective segments, with additional consideration given to consolidated EPS and FCF results

•	Individual performance measured based on pre-established goals and assigned specific weighting
•	Payouts can range from 0% to 225% of target bonus based on performance
○ 0% to 200% of target bonus can be earned by the CEO and the other corporate named executive officers
○ For segment presidents, up to an additional 25% of the target bonus can be earned based on achievement of organic OI growth

The Committee established the 2017 corporate and segment financial targets under the annual incentive plan, as well as individual performance goals and weightings, in February 2017. The corporate financial targets were based on management’s most recent consolidated internal financial plan presented to L3’s Board of Directors (the “2017 Plan”), which formed the basis for L3’s financial guidance for 2017 EPS and FCF disclosed to investors in January 2017. The individual segment financial targets were based on internal segment financial plans that were consistent with the 2017 Plan.

– 2018 Proxy Statement	49

COMPENSATION DISCUSSION AND ANALYSIS

Based on L3’s actual 2017 financial performance relative to plan and the Committee’s assessment of the named executive officers’ individual performance for 2017, the Committee approved 2017 annual incentive payouts for the named executive officers as detailed in the steps below.

STEP 1. Determine target bonus at beginning of fiscal year

Annual incentive plan (“AIP”) target bonuses are set as a percent of base salary in connection with the determination of target pay for each named executive officer. The 2017 target bonus for each of the named executive officers was held constant, as a percentage of their respective base salaries, from 2016 levels.

	2017 Salary (in thousands)	2017 AIP Target Bonus (%)	2017 AIP Target Bonus (in thousands)
Michael T. Strianese	$1,390	165%	$2,294
Christopher E. Kubasik	935	100%	935
Ralph G. D’Ambrosio	731	90%	657
Ann D. Davidson	618	80%	494
Mark R. Von Schwarz	530	100%	530

STEP 2. Determine the financial rating based on performance for the fiscal year

Financial ratings are based on a weighted-average assessment of L3’s consolidated performance (or, for segment presidents, both L3’s and their respective segment’s performance) relative to pre-established targets for key financial measures.

For corporate named executive officers, our annual incentive plan is focused on L3’s consolidated EPS and FCF performance (with FCF calculated as net cash from operating activities, less capital expenditures, net of dispositions) because we believe that these metrics constitute two of the most important financial measures that create shareholder value.

For segment presidents, our plan emphasizes the respective segment’s OI and FCF performance because we consider those to be important financial measures that segment presidents can directly influence in order to increase L3’s consolidated EPS and FCF. Our plan also takes into account L3’s consolidated EPS and FCF results in evaluating segment presidents’ financial ratings in order to provide a degree of alignment for segment presidents with L3’s overall performance.

The table below provides the relative weightings of these performance measures that are utilized in evaluating each named executive officer’s financial rating. We believe that the weightings appropriately reflect the importance of these measures to our overall financial success.

Corporate Executives		Segment Presidents
Financial Measure	Weight	Financial Measure	Weight (by measure)		Weight (corporate/segment)	Final Effective Weighting
Consolidated EPS	80%	Consolidated EPS	80%	}	25%	20%
Consolidated FCF	20%	Consolidated FCF	20%			5%
		Segment OI	80%	}	75%	60%
		Segment FCF	20%			15%
Total	100%	Total				100%

50	– 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Pay-for-Performance: A financial rating of 100% indicates weighted-average performance at target levels (that is, at plan). Performance that exceeds plan by 15% (or by 25% for segment presidents) results in a maximum financial rating of 200%. If performance is below plan by 15% (or by 25% for segment presidents), this results in a threshold financial rating of 50%. If performance is below threshold, this results in a financial rating of zero. Performance is interpolated between these points. Based on the increased range of volatility for segment-level financial results as compared to L3’s consolidated financial results, we believe it is appropriate to consider a wider range of performance at the segment level.

Performance Level	Corporate Executives (% of Plan Performance)	Segment Presidents (% of Plan Performance)	Financial Rating
Maximum	≥ 115%	≥ 125%	200%
Target	100%	100%	100%
Threshold	85%	75%	50%
Below Threshold	< 85%	< 75%	0%

For purposes of calculating actual financial results under the annual incentive plan, the Committee excludes the effects of pre-established categories of items that it believes are not reflective of operating performance. Accordingly, in February 2017, the Committee determined to exclude the following pre-established categories of adjustments in calculating L3’s consolidated EPS and FCF under the plan for 2017, as applicable:

L3 Consolidated EPS Adjustments	L3 Consolidated FCF Adjustments
•   Impairment losses on goodwill and other intangible assets, or on debt or equity investments
•   Gains or losses on retirement of debt, or on asset dispositions that are not contemplated under L3’s 2017 plan
•   Extraordinary gains and losses under U.S. generally accepted accounting principles (“GAAP”)
•   Non-cash gains or losses on discontinued operations
•   New accounting standards required to be adopted under GAAP or SEC rules
•   Gains or losses on litigation matters at or exceeding $5 million individually or $25 million in the aggregate
•   Gains or losses related to the resolution of income tax contingencies for business acquisitions that existed at the date of acquisition

•   Discretionary contributions to pension plans that exceed the amount forecasted in L3’s plan established in February of the fiscal year
•   Premiums and other payments in excess of principal and interest associated with the retirement of debt, including income taxes incurred in connection with the debt retirement
•   Tax payments or benefits associated with gains or losses on business divestitures in determining net cash from operating activities

The segment OI and FCF performance targets are subject to adjustment based on acquisitions or dispositions that occur during the fiscal year, or to account for internal realignments that result in business units being transferred from one segment to another segment during the fiscal year. In addition, the segment OI and FCF results reflect adjustments to account for the impact of non-operational items that were not anticipated at the time the segment performance targets were established.

2017 Financial Performance Achieved Relative to Plan

Our 2017 performance targets under the annual incentive plan for our corporate named executive officers (Messrs. Strianese, Kubasik and D’Ambrosio and Ms. Davidson) were $8.50 for consolidated EPS and $865 million for consolidated FCF. Based on the methodology set forth above, our weighted-average performance for 2017 was 118.8% of our corporate targets, resulting in a financial rating of 200% for our corporate named executive officers.

As described above, the 2017 financial performance of our segment named executive officer (Mr. Von Schwarz, who serves as president of our Aerospace Systems segment) was measured primarily based on segment financial results, but also took into account our corporate financial results above. The 2017 performance targets for the Aerospace Systems segment, as adjusted to reflect an internal transfer of a business unit between our segments during the year, were $322 million for OI and

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COMPENSATION DISCUSSION AND ANALYSIS

$269 million for FCF. Based on the methodology set forth above, the weighted-average performance of the Aerospace Systems segment for 2017 was 106.6% of the segment targets, resulting in a segment financial rating of 127%. The overall 2017 financial rating for Mr. Von Schwarz, taking into account both the segment financial results and the corporate financial results above, was 145%.

Notwithstanding the formulaic design of the annual incentive plan, the Committee retains the ability to apply negative discretion to reduce award payouts that would otherwise be considered “earned” under the plan. Our 2017 EPS results, as reported under GAAP and as calculated under the annual incentive plan, include $0.99 of estimated tax benefits related to the enactment of the 2017 Tax Reform Law. In connection with evaluating 2017 performance under the annual incentive plan, management and the Committee discussed these benefits and concluded that they should be excluded from the calculation of our annual incentive plan performance results. This determination reduced our 2017 weighted average performance with respect to our corporate targets from 118.8% to 109.5%. As a result, the 2017 financial ratings under the annual incentive plan were reduced from 200% to 163% for the corporate named executive officers, and from 145% to 136% in the case of Mr. Von Schwarz.

As noted in “Company Background and 2017 Performance Achievements” beginning on page 41, our Board of Directors approved a plan in October 2017 to pursue the sale or divestiture our Vertex Aerospace business, which we expect to consummate in 2018. Our 2017 corporate and segment performance targets under the annual incentive plan were originally established in February 2017, and included anticipated results for our Vertex Aerospace business. No adjustments were made to our 2017 performance targets in light of the anticipated divestiture, and our performance results described above include the results of our Vertex Aerospace business.

The Committee also reviewed the impact of the Company’s share repurchase program on its actual EPS results for 2017, and concluded that no further adjustment to the Company’s actual EPS results for 2017 was warranted because the Company’s actual weighted average diluted shares outstanding for 2017 was materially consistent with the 2017 Plan assumptions.

52	– 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

STEP 3. Determine personal rating based on individual performance

Personal ratings are based on the assessment of an executive’s performance relative to pre-determined individual goals. The personal rating can range from 0% to 200% of target. For 2017, the Chief Executive Officer and Chief Operating Officer jointly provided individual performance assessments and recommended personal ratings for the Committee’s consideration with respect to Messrs. D’Ambrosio and Von Schwarz and Ms. Davidson based on the factors in the table below. The Chief Executive Officer and the Chief Operating Officer also submitted a self-assessment jointly addressing the factors listed for them below, but made no recommendation as to their own personal rating. With respect to the Chief Operating Officer, the Committee further took into account his accomplishments with respect to the factors listed for Mr. Strianese below, as a consequence of Mr. Kubasik’s increased responsibilities during the transition period following the Company’s announcement in July 2017 that Mr. Kubasik would be assuming the Chief Executive Officer role effective January 1, 2018. The Committee ultimately determined the performance ratings of the Chief Executive Officer and the Chief Operating Officer based on these factors and following input from the other independent members of the Board of Directors.

Michael T. Strianese (Chairman and Chief Executive Officer)	Christopher E. Kubasik (President and Chief Operating Officer)	Ralph G. D’Ambrosio (Senior Vice President and Chief Financial Officer)	Ann D. Davidson (Senior Vice President, General Counsel and Corporate Secretary)	Mark R. Von Schwarz (Senior Vice President and President of Aerospace Systems Segment)
• Company financial performance
• Market positioning
• Optimizing operations
• Internal collaboration
• Leadership
• Enterprise risk management
• Corporate governance
• Strategic planning
• Succession planning
• Internal/external communications
• Board relations

• Company operational performance
• Mergers, acquisitions and divestitures
• Strategic industry teaming agreements and relationships
• Strategic customer relationships
• Program performance
• Internal collaboration
• Cost savings
initiatives
• International
expansion

• Timely and accurate financial reporting and forecasting
• Management of capital structure and liquidity
• Internal management reporting and external financial reporting
• Internal controls over financial reporting
• Investor relations
• Enterprise risk management
• Tax planning and strategies

• Strategic advice on legal, regulatory and transactional matters
• Legal risk management and mitigation
• Corporate and organizational governance
• Oversight of contract management and regulatory compliance
• Oversight and execution on transactional matters
• Legal process improvements
• Cost savings initiatives

• Segment financial performance
• Winning important re-competitions and new business contracts
• Market share gains
• Program performance
• Cost savings initiatives
• International expansion
• Internal collaboration
• Developing adjacent markets
• Research and development

For 2017, each of our corporate named executive officers received a personal rating that was above target (that is, above 100%). Our segment named executive officer (Mr. Von Schwarz) received a personal rating that was below target, primarily as a result of the performance of the Aerospace Systems segment on winning important re-competitions and new business in 2017.

– 2018 Proxy Statement	53

COMPENSATION DISCUSSION AND ANALYSIS

STEP 4. Determine total rating

Each executive’s total rating determines the potential payout under the annual incentive plan and is equal to the weight-adjusted sum of the financial and individual ratings.

	Corporate Executives		Segment Presidents
	CEO, COO and CFO (weight)	General Counsel (weight)	(weight)
Financial Rating	80%	50%	67%
Personal Rating	20%	50%	33%
Total Rating	100%	100%	100%
Annual Incentive Plan Payout Formula	Total Rating = [Financial Rating x Weight] + [Personal Rating x Weight] Potential Annual Incentive Plan Payout ($) = Target Bonus ($) x Total Rating

STEP 5. For segment presidents, determine adjustment for organic operating income growth

For segment presidents, the final annual incentive payout may be adjusted upwards by up to an additional 25% of their target bonus under the formulaic plan design. This performance modifier is intended to incentivize segment presidents to drive organic growth in their respective segments as measured by OI. Payouts for organic growth in 2017 were based on the graduated scale in the table to the right, with performance interpolated between these points.

For 2017, Mr. Von Schwarz’s segment, Aerospace Systems, did not achieve organic OI growth for 2017, and, accordingly, he did not receive an OI growth-based adjustment to his annual incentive award payout.

Organic Operating Income Growth	Growth Adjustment (% of Target Bonus)
0.00%	0.0%
1.25%	1.5%
2.50%	3.0%
3.75%	6.0%
5.00%	9.0%
6.25%	13.0%
7.50%	17.0%
8.75%	21.0%
10.00% or above	25.0%

54	– 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

CEO ANNUAL INCENTIVE AWARD CALCULATION: Detailed below are the calculation steps used to determine the Chief Executive Officer’s 2017 annual incentive plan payout.

– 2018 Proxy Statement	55

COMPENSATION DISCUSSION AND ANALYSIS

2017 Annual Incentive Plan Payouts. The table below lists the final 2017 annual incentive plan payments to the named executive officers that were approved by the Committee.

2017 Annual Incentive Plan Payouts
Named Executive Officer	2017 AIP Target [Step 1]	Total Rating(1) [Steps 2-4]	Organic Growth Adjustment [Step 5]	2017 AIP Payout(1) [Total]
Michael T. Strianese	$2,293,500	155%	N/A	$3,554,900
Christopher E. Kubasik	$935,000	170%	N/A	$1,589,500
Ralph G. D’Ambrosio	$657,450	165%	N/A	$1,084,800
Ann D. Davidson	$494,400	172%	N/A	$850,400
Mark R. Von Schwarz	$530,000	116%	0%	$614,800
(1)	As discussed in Step 2 above, the Total Rating for each of our named executive officers was reduced as a consequence of the determination to eliminate the tax benefits derived from the enactment of the 2017 Tax Reform Law from L3’s actual EPS results for 2017. The resulting reductions to the 2017 AIP Payouts for Messrs. Strianese, Kubasik, D’Ambrosio, Ms. Davidson and Mr. Von Schwarz were $688,100, $280,500, $197,200, $89,000 and $31,800, respectively.

Long-Term Incentives

Long-term incentives are intended to align the interests of the named executive officers with shareholders by linking a meaningful portion of executive pay to shareholder value creation over a multi-year period. Long-term incentives are also provided to drive the performance of our long-term business strategy, engage and retain our key executives and facilitate ownership of our Common Stock. The table below details the long-term incentive vehicles granted to each named executive officer in February 2017 as part of their 2017 target pay, and the respective weights of these vehicles as a percentage of the total grant date target value of the long-term incentives awarded. The forms and weightings of the long-term incentives awarded in 2017 are substantially identical to those awarded in 2016.

Long-term Incentive	Weight	Rationale	Performance Criteria & Other Features
Stock Options	30%	• Stock price appreciation • Stock ownership and capital accumulation
•   Ultimate value dependent on stock price appreciation
•   Vest in equal annual increments over three years with a 10-year term
•   Exercise price equal to the closing price of our Common Stock on the date of grant
•   Grants to the Chief Executive Officer include additional performance vesting conditions as described below under “Stock Options”

RSUs	30%	• Retention • Stock ownership and capital accumulation	• Ultimate value dependent on stock price • Vest at the end of three years
Performance Awards	40%	• Stock price appreciation • Stock ownership and capital accumulation for performance units • Motivates achievement of long-term business strategy
•   50% Performance Cash: vests at the end of a three-year period based on TSR relative to performance peer group and is paid in cash
•   50% Performance Units: vest at the end of a three-year period based on EPS performance and are paid in shares of Common Stock (together with accrued cash dividends on shares of Common Stock earned)
•   The actual percentages of the awards that vest range from 0 to 200% of target, based on performance

For purposes of allocating the total grant date target value of long-term incentives approved by the Committee in accordance with the weightings listed above, stock options are valued based on their grant date fair value for financial reporting purposes,

56	– 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

RSUs are valued based on the total number of units awarded multiplied by the closing price of our Common Stock on the grant date, performance cash is valued based on the target dollar value at the time the award is made, and performance units are valued based on the target number of units awarded multiplied by the closing price of our Common Stock on the grant date.

2017 Grant Date Target Values for Long-Term Incentive Awards. In connection with determining the total grant date target value of the long-term incentives awarded to each named executive officer as part of their 2017 target pay, the Committee primarily considered the following factors:

▪	Competitive market median pay levels in the context of target pay as described in the section “Use of Market Data and Competitive Compensation Positioning” beginning on page 47;
▪	The scope of responsibility of the named executive officer relative to the other participants in the long-term incentive program and the relative importance of the named executive officer to the Company’s long term success;
▪	In the case of the named executive officers other than Mr. Strianese, the long-term incentive award recommendation of Mr. Strianese; and
▪	The grant date target value of the prior year’s long-term incentive awards and the long-term performance of the named executive officer.
	2017 Grant Date Target Value (in thousands)	2016 Grant Date Target Value (in thousands)	Percent Change
Michael T. Strianese	$10,200	$10,000	2%
Christopher E. Kubasik(1)	4,000	3,200	25%
Ralph G. D’Ambrosio	2,700	2,625	3%
Ann D. Davidson(1)	800	N/A	N/A
Mark R. Von Schwarz	1,500	1,400	7%
(1)	Mr. Kubasik and Ms. Davidson were granted special long-term incentive awards in 2017 and 2016 that are excluded from this table because they were not relevant to the Committee’s determination of Mr. Kubasik’s and Ms. Davidson’s target pay at the beginning of 2017. For a further discussion of the special awards made to Mr. Kubasik and Ms. Davidson in 2017, see “– Offer Letter with Christopher E. Kubasik” beginning on page 60 and the “2017 Grants of Plan-Based Awards” table beginning on page 68.

Stock Options. Stock options are a regular component of our long-term incentive program. Stock options directly align the long-term interests of our executives with those of shareholders because they provide value only if the price of our Common Stock increases after the options are granted. Stock options are granted with an exercise price equal to the closing price of our Common Stock on the date of grant, generally vest in equal annual increments over a three-year period and expire ten years from the grant date.

Consistent with prior years, the Committee continued to include performance-based vesting conditions on the stock options granted in 2017 to our Chief Executive Officer in order to strengthen the performance-based orientation of our executive compensation programs. As a result,

▪	50% of these stock options would vest only if L3’s consolidated EPS for the fiscal year ended December 31, 2017 is at least $7.23; and
▪	50% of these stock options would vest only if L3’s consolidated FCF for the fiscal year ended December 31, 2017 is at least $735 million.

In the event that one or both of the performance conditions were not satisfied, the stock options that failed to vest as a result would be forfeited.

Consistent with the terms of last year’s CEO stock option grant, the performance-based vesting requirements for EPS and FCF under the CEO stock options granted in 2017 represent a 15% reduction from the corporate financial targets for these measures for 2017 established by the Committee in February 2017 under the annual incentive plan.

– 2018 Proxy Statement	57

COMPENSATION DISCUSSION AND ANALYSIS

For purposes of evaluating whether the performance conditions have been satisfied, L3’s consolidated EPS and FCF results for 2017 are required to be calculated on the same basis as the pre-established methodology used to determine performance for these measures under L3’s annual incentive plan. In February 2018, the Committee determined that both the EPS and FCF performance conditions of the stock options granted to Mr. Strianese in 2017 were satisfied.

Performance Awards. The performance awards granted by the Committee in 2017 were equally weighted between performance cash earned on the basis of relative TSR and performance units earned on the basis of cumulative EPS results, in each case for the three-year period ending December 31, 2019. The payout ultimately earned can range from zero to 200% of the target amount of cash or stock, in each case based on actual performance relative to the pre-determined goals. The Committee chose relative TSR and cumulative EPS because it believes that they are aligned with shareholder value creation, both directly (relative TSR) and indirectly (EPS).

Performance Cash: Relative TSR (50% weighting; denominated and paid in cash)			Performance Units: EPS (50% weighting; denominated and paid in stock)
Level	Relative TSR	Payout*	Level	EPS	Payout*
Maximum	≥ 75th Percentile	200%	Maximum	≥ $30.53	200%
Target	50th Percentile	100%		$29.14	150%
Threshold	25th Percentile	25%	Target	$27.75	100%
Below Threshold	< 25th Percentile	0%		$26.36	75%
			Threshold	$24.98	50%
			Below Threshold	< $24.98	0%

*Interim points are interpolated.			*Interim points are interpolated.

While the Committee has elected to use EPS as a performance measure for both the annual incentive plan and the long-term performance awards, the performance requirements under these plans are designed so that the resulting payouts under the plans reflect different and important aspects of Company performance that are not duplicative. Payouts under the annual incentive plan take into account EPS performance for a single fiscal year, while payouts under the long-term performance awards require EPS performance to be sustained and measured over a three-year period. The Committee believes it is appropriate to separately reward annual and long-term EPS performance achievements because of the importance of EPS in creating shareholder value.

The target performance goal set by the Committee for the 2017 EPS-based performance unit awards reflects a three-year forecast presented by management to the Committee in February 2017. The Committee set the threshold and maximum EPS performance goals under the 2017 performance unit awards based on a range of ±10% of the target three-year goal, which was consistent with the performance range used for the 2016 EPS-based performance awards.

For purposes of calculating actual financial results for the performance unit awards, EPS is required to be calculated on the same basis as the pre-established methodology used to determine EPS performance under L3’s annual incentive plan.

Relative Benchmark for the TSR-Based Performance Awards. In 2017, the Committee elected to use the same benchmark used in 2016 for assessing relative TSR performance. This benchmark consists of a custom peer group (the “performance peer group”) of 14 companies with a sales mix that is heavily weighted towards sales to the DoD and the defense industry, and which include the primary U.S. public company competitors for each of L3’s reporting segments. The companies included in the performance peer group at the time of grant are listed below.

Performance Peer Group
BAE Systems	Harris Corporation	Raytheon Company
Cubic Corporation	Huntington Ingalls Industries, Inc.	Rockwell Collins, Inc.
Esterline Technologies Corporation	Lockheed Martin Corporation	Teledyne Technologies Inc.
FLIR Systems, Inc.	Northrop Grumman Corporation	Textron Inc.
General Dynamics Corporation	Orbital ATK, Inc.
58	– 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

RSUs. RSUs are a regular component of our long-term incentive program. The Committee believes that RSUs enhance retention of L3’s senior executives. The Committee may also make these awards to recognize increased responsibilities or special contributions, to attract new executives, to retain executives or to recognize other special circumstances. RSU grants generally have the following characteristics:

▪	automatically convert into shares of our Common Stock on the vesting date;
▪	vest three years from the grant date; and
▪	accumulate cash dividend equivalents payable in a lump sum contingent upon vesting.

RSU grants made to our named executive officers in 2017 are also subject to performance-based forfeiture conditions that were intended at the time such grants were made to qualify the compensation paid under these awards as performance-based compensation under Section 162(m) of the Internal Revenue Code. For a further discussion, see “— Tax Considerations” on page 62 and Notes 4, 6 and 8 to the “2017 Grants of Plan Based Awards” table beginning on page 69.

PAYMENT OF PERFORMANCE AWARDS FOR THE 2015-2017 AWARD CYCLE

At its February 20, 2018 meeting, the Committee reviewed and certified the results for the performance awards granted to named executive officers in 2015. Payouts under the 2015 performance awards were contingent upon L3’s EPS and relative TSR achievements over the three-year performance period ending December 31, 2017. The Company achieved cumulative EPS of $24.84, resulting in the vesting of 132.97% of the target number of EPS-based performance units originally awarded in 2015. With respect to the performance cash awards based on relative TSR performance, L3’s TSR was at the 38.46th percentile of the peer group used to measure our performance under these awards, and, as a result, 65.38% of the target dollar value was earned with respect to these awards.

In connection with its evaluation of L3’s actual results under the EPS-based performance units, the Committee considered the impact of the Company’s share repurchase program on the Company’s cumulative EPS for the three-year performance period ending December 31, 2017, and concluded that the Company’s actual weighted average diluted shares outstanding for each of the three years of the performance period was materially consistent with the forecast assumptions upon which the performance goals for the awards were based.

EXECUTIVE BENEFITS AND PERQUISITES

Retirement Plans. L3 provides retirement benefits as part of a competitive compensation package to retain key employees. Messrs. Strianese and D’Ambrosio participate in the L3 Technologies, Inc. Pension Plan (the “Corporate Pension Plan”), which is a tax-qualified defined benefit plan, and in a nonqualified supplemental executive retirement plan (the “SERP”) that restores benefits that are not accrued under the Corporate Pension Plan due to limits imposed by the Internal Revenue Code. With respect to corporate executive participants, including Messrs. Strianese and D’Ambrosio, the Corporate Pension Plan and the SERP are designed such that a participant with 30 years of employment by L3 would receive a combined annual amount of up to approximately 45% to 55% of their final average cash compensation (base salary and annual incentive payouts). Mr. Von Schwarz is a participant in a portion of the SERP that provides him the economic equivalent of (1) participating in the L-3 Communications Integrated Systems Retirement Plan (the “IS Pension Plan”), which is a tax-qualified defined benefit plan maintained by Mr. Von Schwarz’s segment (Aerospace Systems), and (2) restoring benefits that are not accrued under the IS Pension Plan due to limits imposed by the Internal Revenue Code. Mr. Kubasik and Ms. Davidson do not participate in any of our defined benefit plans, which were generally closed to new participants hired on or after January 1, 2007. See “2017 Pension Benefits” beginning on page 74 for additional details.

The amounts relating to our pension plans that are reported in the Summary Compensation Table on page 65 under the heading “Change in Pension Value and Nonqualified Deferred Compensation Earnings” are substantially affected by changes in actuarial assumptions made since 2014 that are required under GAAP, and are not the result of any arrangements entered into between the Company and any named executive officer that modify any of our pension plans or enhance any benefits accrued or to be accrued thereunder. For a further discussion, see Note 5 to the Summary Compensation Table on page 66.

It is the Committee’s practice to periodically review the plan design and benefit levels of our retirement plans to ensure that they are consistent with the pay practices of our compensation peer group. The Committee recently performed this review in October 2017, and concluded that the benefits provided under these plans to our named executive officers (other than Mr. D’Ambrosio) approximated, or fell below, market median levels. In the case of Mr. D’Ambrosio (who served as an

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COMPENSATION DISCUSSION AND ANALYSIS

example of participating executives having a like age and service profile), the benefits provided under the retirement plans in which he participates were determined to exceed market median levels based on the potential length of service until retirement (attaining age 65), together with recent actions taken by certain of the companies within the compensation peer group to reduce future benefit accruals under their respective defined benefit plans. Subsequent to the Committee’s October 2017 review, the Company determined to reduce future benefit accruals under substantially all of its salaried defined benefit plans, including the Corporate Pension Plan, the IS Pension Plan and the related portions of the SERP effective January 1, 2019.

Deferred Compensation Plan. L3 sponsors a nonqualified deferred compensation plan, the L3 Technologies, Inc. Deferred Compensation Plan II, for a select group of highly compensated executives, including our named executive officers, as a competitive practice. This plan allows for voluntary deferrals by executives, including the named executive officers, of up to 50% of base salary and 100% of annual incentive payouts into an unfunded, nonqualified account. There are no company contributions under this plan, and deferred amounts earn interest at the prime rate.

Employment, Severance and Change in Control Arrangements. Except as described in “Offer Letter with Christopher E. Kubasik” on page 60 and “Retirement Agreement with Michael T. Strianese” on page 60, L3 does not have any employment agreements or severance arrangements with its named executive officers other than in connection with a change in control. L3’s named executive officers are covered under the L3 Technologies, Inc. Change in Control Severance Plan (the “Change in Control Severance Plan”), which provides for specified severance benefits in the event of termination by the Company without cause or by the employee for good reason following a change of control. The purpose of these arrangements is to preserve morale and productivity, and encourage retention, in the face of the disruptive impact of a change in control. Severance benefits under the Change in Control Severance Plan are market competitive and do not provide tax gross-ups. See “Potential Payments Upon Change in Control or Termination of Employment” beginning on page 76 for additional details.

Perquisites. L3 provides the named executive officers with modest perquisites consistent with competitive practices. In 2017, the named executive officers were eligible for an annual executive physical, financial planning services, supplemental life insurance and participation in an executive medical plan. We also provide our Chief Executive Officer with a car and security driver, and access to L3’s fractionally-owned aircraft for occasional personal use. Our corporate aircraft policy requires that our Chief Executive Officer reimburse the Company for the incremental costs incurred in connection with his personal use of the aircraft. We also maintain a key employee relocation policy applicable to management employees generally. In 2017, Mr. Kubasik and Ms. Davidson completed the relocation of their respective personal residences, and their relocation expenses were paid and/or reimbursed under this policy. For a further discussion, see Note 6 to the “Summary Compensation Table” beginning on page 67.

OFFER LETTER WITH CHRISTOPHER E. KUBASIK

On July 20, 2017, the Company announced that Mr. Kubasik would succeed Mr. Strianese as L3’s Chief Executive Officer effective January 1, 2018. On October 31, 2017, the Company entered into an offer letter with Mr. Kubasik in respect of his pending promotion to his new role. The offer letter provides that Mr. Kubasik’s annual target compensation would be $12.36 million effective January 1, 2018, composed of an annual base salary of $1.2 million, a target bonus opportunity for fiscal 2018 of 130% of base salary (or $1.56 million) and long-term incentive compensation having a grant date value of $9.6 million. In addition, pursuant to the offer letter, on December 20, 2017, Mr. Kubasik received a one-time grant of stock options and restricted stock units with grant date fair values of $2.8 million and $1.2 million, respectively. The offer letter provides that these one-time awards are subject to three-year “cliff” vesting, which automatically accelerates in the event Mr. Kubasik’s employment is terminated by L3 without “cause” or he terminates his employment for “good reason,” in each case as defined in L3’s Change in Control Severance Plan.

RETIREMENT AGREEMENT WITH MICHAEL T. STRIANESE

On November 8, 2017, the Company entered into a Retirement Agreement and General Release with Mr. Strianese, pursuant to which Mr. Strianese would: (1) continue to serve as Chairman and Chief Executive Officer at his then current salary of $1.39 million per annum through December 31, 2017, at which time he would retire from his position as Chief Executive Officer, and (2) serve as Executive Chairman at a base salary of $695,000 per annum from January 1, 2018 through the conclusion of the Annual Meeting, at which time his term of office as a director and his employment with the Company would cease. The agreement further provides that Mr. Strianese would remain eligible to participate in the Company’s annual incentive plan: (a) for fiscal 2017 based on his existing target bonus opportunity of 165% of base salary (or $2,293,500) and

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COMPENSATION DISCUSSION AND ANALYSIS

(b) for fiscal 2018 based on a target bonus opportunity of 165% of his prorated base salary as Executive Chairman, in each case subject to actual performance and the terms of the annual incentive plan. In addition, the agreement contains a general release of claims by Mr. Strianese in favor of the Company and customary confidentiality and restrictive covenant provisions, including non-disparagement, non-competition and non-solicitation provisions.

STOCK OWNERSHIP GUIDELINES AND RETENTION REQUIREMENTS

L3’s stock ownership guidelines reflect the Committee’s belief that executives should accumulate a meaningful level of ownership in Company stock to align their interests with those of our shareholders. The Chief Executive Officer’s ownership guideline is equivalent in value to six times his base salary. Ownership guidelines for senior executives, other than the Chief Executive Officer, range from one and a half to three times base salary depending on roles and organizational levels. The Committee reviews progress toward guideline achievement annually. Each executive subject to stock ownership guidelines is required to retain 50% of net shares (after payment of fees, taxes and exercise prices, if applicable) acquired upon the vesting of stock awards or the exercise of stock options until the guideline multiple of base salary is met.

The stock ownership of our named executive officers as of December 31, 2017, as compared to our guideline and retention requirements is as follows:

	Ownership Guideline (multiple of salary)	Stock Ownership (in dollars)	Stock Ownership (multiple of salary)	Subject to Retention Ratio
Michael T. Strianese	6.0	$27,279,655	19.6	No
Christopher E. Kubasik	3.0	3,127,356	3.3	No
Ralph G. D’Ambrosio	3.0	10,455,365	14.3	No
Ann D. Davidson(1)	3.0	843,291	1.4	Yes
Mark R. Von Schwarz	3.0	2,770,308	5.2	No
(1)	Ms. Davidson joined L3 in August 2016, and achieved stock ownership in excess of her guideline in February 2018.

“Stock ownership” is defined to include shares of Common Stock held outright, shares and share equivalents held in benefit plans, and unvested RSUs. Unvested performance units and unexercised stock options are not included in this calculation.

COMPENSATION CLAWBACK POLICY

Under L3’s clawback policy, the Company may recoup and/or cancel any incentive-based compensation, including equity-based compensation, awarded to executives who are subject to the policy, under the following circumstances:

▪	The award was predicated upon the achievement of financial results that were subsequently the subject of a material restatement of L3’s financial statements;
▪	The executive’s fraud or willful misconduct was a significant contributing cause to the need for the restatement; and
▪	A smaller award would have been earned under the restated financial results.

Subject to the discretion and approval of the Board of Directors, the Company will, to the extent permitted by law, seek to recover the amount of incentive compensation paid or payable to the executive in excess of the amount that would have been paid based on the financial restatement.

ANTI-HEDGING AND ANTI-PLEDGING POLICIES

Our policies prohibit the hedging or pledging of our Common Stock by all executives, employees and non-employee directors.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION RISK ASSESSMENT

The Committee reviews and discusses with management, on at least an annual basis, management’s assessment of whether risks arising from the Company’s compensation policies and practices for all employees, including executive officers, are reasonably likely to have a material adverse effect on the Company. As part of the 2017 assessment performed by L3, the following were determined on a collective basis for L3 and its subsidiaries:

▪	no business unit carries a significant portion of the Company’s risk profile;
▪	the Company’s compensation policies and practices are not structured differently from one business unit to another in any material respect;
▪	incentive compensation expense is not a significant percentage of the Company’s sales;
▪	the Company’s compensation programs do not vary significantly from the overall risk and reward structure of the Company;
▪	the Company’s long-term incentive awards are intended to align the interests of the Company’s executives and key employees with those of shareholders by linking a meaningful portion of their compensation to value creation over a multi-year period (and, with respect to senior executives, by utilizing overlapping performance periods and multiple performance measures such as relative TSR and cumulative EPS) to promote sustainable, long-term performance;
▪	the Company’s annual incentive awards, capped at 200% of target for corporate executives and 225% for segment presidents, are based upon a variety of financial and nonfinancial performance measures, which, in the Company’s view, reward performance without incentivizing inappropriate risk-taking; and
▪	the Company has policies and procedures that require compensation programs adopted at the subsidiary and business unit level to be reviewed and approved by senior corporate management to, among other things, ensure that none of the Company’s or its subsidiaries’ compensation programs encourage inappropriate risk-taking.

The Committee has also adopted stock ownership guidelines for our senior executives, including our named executive officers, which are intended to align their long-term interests with those of our shareholders and to encourage a long-term focus in managing the Company. For a further discussion, see “Stock Ownership Guidelines and Retention Requirements” on page 61.

TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code generally limits tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers to $1 million in the year compensation becomes taxable to the executive, subject to an exception for performance-based compensation that meets specified requirements, in the case of taxable years prior to January 1, 2018 and payments made pursuant to certain “grandfathered” arrangements entered into prior to November 2, 2017. The Committee considers the impact of this rule when developing and implementing its executive compensation programs; however, the Committee expects to provide compensation that is not tax deductible when it believes the value in doing so outweighs the value of the lost tax deduction.

Section 162(m) of the Internal Revenue Code was recently amended by the 2017 Tax Reform Law, which was enacted on December 22, 2017. Effective for taxable years beginning after December 31, 2017, the 2017 Tax Reform Law eliminates the 162(m) exception for performance-based compensation (other than with respect to payments made pursuant to certain “grandfathered” arrangements entered into prior to November 2, 2017) and expands the definition of “covered employee” to include a company’s chief financial officer and certain individuals who were covered employees in years other than the then-current taxable year. In light of the changes to Section 162(m), the Committee anticipates that a larger portion of future compensation paid to our named executive officers will be subject to a tax deduction disallowance under Section 162(m).

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COMPENSATION DISCUSSION AND ANALYSIS

EQUITY GRANT TIMING

We do not time the grant of equity awards, including stock options, to precede the release of non-public information. The Committee makes grants on an annual basis at a scheduled meeting in February, and may also approve the grant of long-term incentive awards in connection with or following new hires, promotions or under certain other limited circumstances. Under the terms of the Company’s long-term equity incentive plans, the exercise price of each stock option granted is equal to the fair market value of the underlying Common Stock on the date of grant. The Committee does not grant discounted stock options, and the Company’s long-term equity incentive plans do not permit stock option repricing without shareholder approval.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES

Free cash flow is defined as net cash from operating activities from continuing operations, less net capital expenditures (capital expenditures less cash proceeds from dispositions of property, plant and equipment), plus income tax payments attributable to discontinued operations. The company believes free cash flow is a useful measure for investors because it portrays the company's ability to generate cash from operations for purposes such as repaying debt, returning cash to shareholders and funding acquisitions. The company also uses free cash flow as a performance measure in evaluating management.

The following table provides a reconciliation of net cash from operating activities from continuing operations to free cash flow for the year ended December 31, 2017:

For the year ended December 31, ($ in millions)	2017	2016
Net cash from operating activities from continuing operations	$985	$1,022
Less: Capital expenditures, net of dispositions	(150)	(189)
Plus: Income tax payments attributable to discontinued operations	27	1
Free cash flow	$862	$834

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REPORT OF THE COMPENSATION COMMITTEE

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to L3’s Board of Directors that the Compensation Discussion and Analysis be included in L3’s proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

During 2017, Robert B. Millard (Chairman), Thomas A. Corcoran, Lewis Kramer and Lloyd W. Newton served as members of the Compensation Committee.

Robert B. Millard (Chairman)
Thomas A. Corcoran
Lewis Kramer
Lloyd W. Newton

64	– 2018 Proxy Statement

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our Chairman and Chief Executive Officer, our Senior Vice President and Chief Financial Officer, and each of our three other most highly compensated executive officers serving at our 2017 fiscal year-end. These officers are collectively referred to as the named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)(5) ($)	All Other Compensation(6) ($)	Total(7) ($)
Michael T. Strianese (Chairman and Chief Executive Officer)(8)	2017	1,390,000	5,099,954	3,060,006	4,862,500	5,189,927	110,479	19,712,866
	2016	1,390,000	5,000,086	2,999,997	3,532,000	2,214,427	113,250	15,249,760
	2015	1,378,923	5,000,030	3,000,004	951,800	180,986	102,304	10,614,047
Christopher E. Kubasik (President and Chief Operating Officer)(9)	2017	927,068	3,199,868	3,999,995	1,589,500	—	1,228,184	10,944,615
	2016	905,365	1,600,074	959,999	1,400,000	—	232,509	5,097,947
Ralph G. D’Ambrosio (Senior Vice President and Chief Financial Officer)	2017	724,297	1,350,062	809,998	1,411,700	1,206,509	40,572	5,543,138
	2016	705,015	1,312,479	787,501	960,000	458,378	34,372	4,257,745
	2015	695,000	1,250,040	750,006	260,000	—	34,133	2,989,179
Ann D. Davidson (Senior Vice President, General Counsel and Corporate Secretary)(10)	2017	612,807	650,057	239,988	850,400	—	187,697	2,540,949
Mark R. Von Schwarz (Senior Vice President and President of Aerospace Systems Segment)(10)	2017	521,345	749,979	450,002	738,368	115,141	50,661	2,625,495
(1)	Represents the grant date fair values of RSUs and performance units, which are calculated in accordance with the accounting standards for share-based compensation using L3’s stock price on the date of grant. For a discussion of the general terms of RSUs and performance units, see “Compensation Discussion and Analysis – Elements of 2017 Target Pay – Long-Term Incentives” beginning on page 56.

RSUs are subject to forfeiture conditions based on L3’s FCF for the fiscal year in which they were granted. For a further discussion of these conditions, see Notes 4, 6 and 8 to the “2017 Grants of Plan-Based Awards” table beginning on page 69.

The grant date fair value of the performance units assumes that the Target level of performance is achieved, which represents the probable outcome of the performance conditions of the awards on the date of grant. The following table provides the value of the performance units granted in 2017 as of their grant date assuming the Target and Maximum levels of performance are achieved:

Name	Target ($)	Maximum ($)
Michael T. Strianese	2,039,948	4,079,896
Christopher E. Kubasik	799,943	1,599,887
Ralph G. D’Ambrosio	539,991	1,079,983
Ann D. Davidson	160,022	320,045
Mark R. Von Schwarz	299,958	599,916
(2)	Represents the grant date fair value of stock options, calculated in accordance with the accounting standards for share-based compensation. See Note 17 to the audited consolidated financial statements included in L3’s 2017 Annual Report on Form 10-K for a discussion of the assumptions used in calculating equity compensation expense in connection with stock options granted in 2017. For a discussion of the general terms of our stock options, see “Compensation Discussion and Analysis – Elements of 2017 Target Pay – Long-Term Incentives – Stock Options” on page 57.
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TABULAR EXECUTIVE COMPENSATION DISCLOSURE

(3)	This column represents: (a) amounts earned under the annual incentive plan for each of the years indicated and (b) amounts earned under performance cash awards whose performance period ended during 2017. No amounts were earned under long-term performance cash awards whose performance period ended during 2016 or 2015. The following table provides additional information regarding the amounts reported in this column for 2017.
Name	Annual Incentive Plan ($)	Performance Cash Awards ($)
Michael T. Strianese	3,554,900	1,307,600
Christopher E. Kubasik	1,589,500	—
Ralph G. D’Ambrosio	1,084,800	326,900
Ann D. Davidson	850,400	—
Mark R. Von Schwarz	614,800	123,568

For a further discussion of these awards, see “Compensation Discussion and Analysis – Elements of 2017 Target Pay – Annual Incentives” beginning on page 49 and “Compensation Discussion and Analysis – Payment of Performance Awards for the 2015-2017 Award Cycle” on page 59.

(4)	Amounts reported in this column represent the increase in the actuarial value of defined benefit plans. Actuarial value computations for 2017 are based on assumptions discussed in Note 19 to the audited consolidated financial statements included in L3’s 2017 Annual Report on Form 10-K. Mr. Kubasik and Ms. Davidson do not participate in any of L3’s defined benefit plans because such plans were generally closed to new participants hired on or after January 1, 2007. None of the named executive officers earned above-market interest on deferred compensation balances for any of the years indicated.
(5)	The changes in pension values reported in this column are substantially affected by changes in actuarial assumptions made since 2014 as required under GAAP. The table below sets forth the different actuarial assumptions used to calculate the change in pension value for the years indicated:
	Actuarial Assumptions
Year	Discount Rate	Post-Retirement Mortality
2017	3.81%
RP-2014 Annuitant Mortality Table (adjusted back to 2006), with mortality rates generally reduced by 10%, projected generationally with the 2017 Social Security Administration Intermediate-Cost Projections Scale

2016	4.46%	RP-2014 Annuitant Mortality table (adjusted back to 2006), projected generationally with the 2014 Social Security Administration Intermediate-Cost Projections Scale
2015	4.70%	RP-2014 Annuitant Mortality table (adjusted back to 2006), projected generationally with the 2014 Social Security Administration Intermediate-Cost Projections Scale
2014	4.20%	RP-2014 Annuitant Mortality table (adjusted back to 2006), projected generationally with the 2014 Social Security Administration Intermediate-Cost Projections Scale

If no change had been made to the 2014 discount rate and mortality assumptions, the amounts that would have been reported in this column for the named executive officers for 2017, 2016 and 2015 would have been as follows:

	Change in Pension Value and Nonqualified Deferred Compensation Earnings
Name	2017 ($)	2016 ($)	2015 ($)
Michael T. Strianese	2,951,716	1,603,347	1,507,687
Christopher E. Kubasik	—	—
Ralph G. D’Ambrosio	560,182	300,277	281,257
Ann D. Davidson	—
Mark R. Von Schwarz	83,252

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(6)	The following table describes each component of the All Other Compensation column in the Summary Compensation Table above for 2017.
Name	Employer Contribution to Employee Savings Plan ($)	Life Insurance(a) ($)	Medical Insurance Benefits(b) ($)	Other ($)		Total ($)
Michael T. Strianese(c)	16,800	28,380	9,690	55,609	(d)	110,479
Christopher E. Kubasik	16,800	28,380	15,513	1,167,491	(e)	1,228,184
Ralph G. D’Ambrosio	16,800	12,144	11,628	—		40,572
Ann D. Davidson	16,800	5,414	13,575	151,908	(f)	187,697
Mark R. Von Schwarz	16,800	1,848	11,628	20,385	(g)	50,661
(a)	Represents payments of premiums for executive and group term life insurance.
(b)	Represents payments of premiums for a Company-provided executive medical reimbursement plan.
(c)	During fiscal 2017, Mr. Strianese had access to L3’s fractionally-owned aircraft for occasional personal use. Mr. Strianese was required to and did reimburse L3 for all incremental costs incurred by L3 in connection with his personal use of the aircraft.
(d)	Represents incremental costs of $28,979 associated with (i) the use of a Company car, which include the monthly lease payments, maintenance, gas, tolls, parking and all other costs associated with the car, (ii) payments of $21,630 for financial planning services and (iii) a payment of $5,000 for legal fees incurred by Mr. Strianese in connection with the review of his retirement agreement described in “Compensation Discussion and Analysis – Retirement Agreement with Michael T. Strianese” on page 60.
(e)	Represents payments of (i) $1,146,271 for relocation expenses, (ii) $16,220 for financial planning services and (iii) a payment of $5,000 for legal fees incurred by Mr. Kubasik in connection with the review of his offer letter described in “Compensation Discussion and Analysis – Offer Letter with Christopher E. Kubasik” on page 60. Consistent with our key employee relocation policy applicable to management employees generally, the amount for relocation expenses includes a gross-up payment of $640,333 related to the portion of the relocation expenses treated as taxable compensation, in order to make the relocation tax neutral to the employee.
(f)	Represents payments for relocation expenses. Consistent with our key employee relocation policy applicable to management employees generally, the amount for relocation expenses includes a gross-up payment of $91,191 related to the portion of the relocation expenses treated as taxable compensation, in order to make the relocation tax neutral to the employee.
(g)	Represents payment for accumulated vacation time.
(7)	The amounts in this column include changes in pension value reported for each year, which are substantially affected by changes in actuarial assumptions described in Note 5 above. If no changes had been made to these actuarial assumptions, the amounts that would have been reported in this column for the named executive officers for 2017, 2016 and 2015 would have been as follows:
	Total
Name	2017 ($)	2016 ($)	2015 ($)
Michael T. Strianese	17,474,655	14,638,681	11,940,748
Christopher E. Kubasik	10,944,615	5,097,947
Ralph G. D’Ambrosio	4,896,811	4,099,644	3,270,436
Ann D. Davidson	2,540,949
Mark R. Von Schwarz	2,593,606
(8)	Mr. Strianese retired as Chief Executive Officer at the end of our 2017 fiscal year. Mr. Strianese currently serves as Executive Chairman and will retire from this position at the conclusion of the Annual Meeting.
(9)	Mr. Kubasik was elected as Chief Executive Officer and President, and was appointed as a member of our Board of Directors, effective January 1, 2018. Mr. Kubasik will also become our Chairman at the conclusion of the Annual Meeting, subject to his election to the Board of Directors at that time. Mr. Kubasik was not considered a named executive officer prior to our 2016 fiscal year.
(10)	Ms. Davidson and Mr. Von Schwarz were not considered named executive officers prior to our 2017 fiscal year.
– 2018 Proxy Statement	67

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

2017 Grants of Plan-Based Awards

The following table provides information regarding: (1) annual incentive plan awards and long-term performance cash awards under the L3 Technologies, Inc. Amended and Restated 2012 Cash Incentive Plan and (2) performance unit, RSU and stock option awards under the L3 Technologies, Inc. Amended and Restated 2008 Long Term Performance Plan. Plan-based awards granted to the named executive officers in 2017 were approved by the Compensation Committee of our Board of Directors (the “Committee”) on the dates set forth below.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
	Grant Type	Grant Date	Date of Committee Approval	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael T. Strianese	AIP(1)	2/21/17	2/21/17	—	2,293,500	4,587,000
	PCA(2)	2/21/17	2/21/17	510,000	2,040,000	4,080,000
	PU(3)	2/21/17	2/21/17				6,043	12,085	24,170			2,039,948
	RSU(4)	2/21/17	2/21/17				—	18,128	18,128			3,060,006
	Option(5)	2/21/17	2/21/17				55,536	111,071	111,071		168.80	3,060,006
Christopher E. Kubasik	AIP(1)	2/21/17	2/21/17	—	935,000	1,870,000
	PCA(2)	2/21/17	2/21/17	200,000	800,000	1,600,000
	PU(3)	2/21/17	2/21/17				2,370	4,739	9,478			799,943
	RSU(4)	2/21/17	2/21/17				—	7,109	7,109			1,199,999
	Option(5)	2/21/17	2/21/17							43,557	168.80	1,199,995
	RSU(6)	12/20/17	10/31/17				—	6,182	6,182			1,199,926
	Option(7)	12/20/17	10/31/17							86,260	194.10	2,800,000
Ralph G. D’Ambrosio	AIP(1)	2/21/17	2/21/17	—	657,450	1,314,900
	PCA(2)	2/21/17	2/21/17	135,000	540,000	1,080,000
	PU(3)	2/21/17	2/21/17				1,600	3,199	6,398			539,991
	RSU(4)	2/21/17	2/21/17				—	4,799	4,799			810,071
	Option(5)	2/21/17	2/21/17							29,401	168.80	809,998
Ann D. Davidson	AIP(1)	2/21/17	2/21/17	—	494,400	988,800
	PCA(2)	2/21/17	2/21/17	40,000	160,000	320,000
	PU(3)	2/21/17	2/21/17				474	948	1,896			160,022
	RSU(4)	2/21/17	2/21/17				—	1,422	1,422			240,034
	Option(5)	2/21/17	2/21/17							8,711	168.80	239,988
	RSU(8)	12/20/17	12/15/17				—	1,288	1,288			250,001
Mark R. Von Schwarz	AIP(1)	2/21/17	2/21/17	—	530,000	1,192,500
	PCA(2)	2/21/17	2/21/17	75,000	300,000	600,000
	PU(3)	2/21/17	2/21/17				889	1,777	3,554			299,958
	RSU(4)	2/21/17	2/21/17				—	2,666	2,666			450,021
	Option(5)	2/21/17	2/21/17							16,334	168.80	450,002
(1)	Represents the Threshold, Target and Maximum cash payout opportunities for fiscal 2017 under the annual incentive plan, which were established by the Committee in February 2017. For a further discussion of the payout opportunities, see “Compensation Discussion and Analysis – Elements of 2017 Target Pay – Annual Incentives” beginning on page 49.
(2)	Represents long-term performance cash awards granted to the named executive officers. The final value of each award will vary based upon L3’s relative TSR achieved over the three-year performance period beginning January 1, 2017 and ending December 31, 2019 in relation to TSR performance requirements established by the Committee in February 2017. The amounts disclosed in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns represent the amounts of cash to be paid assuming achievement of the specific Threshold, Target or Maximum levels of performance established by the Committee for these awards over the performance period. See “Compensation Discussion and Analysis – Elements of 2017 Target Pay – Long-Term Incentives – Performance Awards” beginning on page 58 for a further discussion of the performance cash awards. See “– Potential Payments Upon Change in Control or Termination of Employment – Effect of Change in Control or Termination of Employment Upon Long-Term Incentive Awards” beginning on page 77 for a discussion concerning the effect of a change in control or termination of employment on outstanding performance cash awards.
(3)	Represents performance units granted to the named executive officers, which are payable in shares of our Common Stock at the end of the performance period. The final number of shares of our Common Stock issuable for each unit will vary based upon L3’s EPS achieved over the three-year performance period beginning January 1, 2017 and ending December 31, 2019 in relation to EPS
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performance requirements established by the Committee in February 2017. The amounts disclosed in the Estimated Future Payouts Under Equity Incentive Plan Awards columns represent the number of shares of our Common Stock issuable assuming achievement of the specific Threshold, Target or Maximum levels of performance established by the Committee for these units over the performance period. The amounts disclosed in the Grant Date Fair Value of Stock and Option Awards column represent the grant date fair values of the performance unit awards assuming that the Target level of performance for the awards is achieved, as calculated in accordance with the accounting standards for share-based compensation. See “Compensation Discussion and Analysis – Elements of 2017 Target Pay – Long-Term Incentives – Performance Awards” beginning on page 58 for a further discussion of the performance units. See “– Potential Payments Upon Change in Control or Termination of Employment – Effect of Change in Control or Termination of Employment Upon Long-Term Incentive Awards” beginning on page 77 for a discussion concerning the effect of a change in control or termination of employment on outstanding performance units.

(4)	Represents RSUs granted to the named executive officers, which vest three years after the grant date and are subject to forfeiture conditions based on a grant date fair value limit equal to 0.5% of L3’s 2017 FCF (or 1.0% of L3’s 2017 FCF, in the case of the RSUs granted to Mr. Strianese). If the grant date fair value of an executive’s RSU award exceeds the applicable limit, then the portion of the executive’s award exceeding this limit is forfeited. The Threshold level of performance reported in the table above assumes that L3’s 2017 FCF is negative, resulting in the forfeiture of all RSUs. The Target and Maximum levels of performance reported in the table above assume that L3’s 2017 FCF is sufficient to avoid any forfeiture of the RSUs. FCF under these awards is to be calculated on the same basis as the pre-established methodology used to calculate FCF under the annual incentive plan for fiscal 2017 performance. The amounts disclosed in the Grant Date Fair Value of Stock and Option Awards column represent the grant date fair values of the RSU awards assuming that L3’s 2017 FCF is sufficient to avoid any forfeiture of the awards, as calculated in accordance with the accounting standards for share-based compensation. For a discussion of the FCF calculation, see “Compensation Discussion and Analysis – Elements of 2017 Target Pay – Annual Incentives” beginning on page 49. For a further discussion of our RSUs, see “Compensation Discussion and Analysis – Elements of 2017 Target Pay – Long-Term Incentives – RSUs” on page 59. For a discussion concerning the effect of a change in control or termination of employment on outstanding RSUs, see “– Potential Payments Upon Change in Control or Termination of Employment – Effect of Change in Control or Termination of Employment Upon Long-Term Incentive Awards” beginning on page 77.
(5)	Represents stock options granted to the named executive officers. The awards have an exercise price equal to the closing price of our Common Stock on the grant date and provide value to the recipient only if the price of our Common Stock increases after the grant date. Stock options have a term of ten years and vest in equal, annual increments over a three-year period starting with the first anniversary of the grant date and, in the case of the options granted to Mr. Strianese, are also subject to two separate vesting conditions based on L3’s 2017 financial performance, which include L3 achieving consolidated EPS of at least $7.23 and consolidated FCF of at least $735 million, calculated on the same basis as the pre-established methodology used to calculate these measures under the annual incentive plan for fiscal 2017 performance. For a further discussion, see “Compensation Discussion and Analysis – Elements of 2017 Target Pay – Annual Incentives” beginning on page 49. With regard to the options granted to Mr. Strianese, the Threshold level of performance reported in the table above assumes the satisfaction of only one of the financial performance conditions, while the Target and Maximum levels of performance reported in the table above assume the satisfaction of both financial performance conditions. The amounts disclosed in the Grant Date Fair Value of Stock and Option Awards column represent the grant date fair values of the option awards, as calculated in accordance with the accounting standards for share-based compensation. With regard to the options granted to Mr. Strianese, the amount disclosed in the Grant Date Fair Value of Stock and Option Awards column assumes that both of the financial performance conditions of his award are satisfied. For a further discussion of the stock options, see “Compensation Discussion and Analysis – Elements of 2017 Target Pay – Long-Term Incentives – Stock Options” on page 57. For a discussion concerning the effect of a change in control or termination of employment on outstanding stock option awards, see “– Potential Payments Upon Change in Control or Termination of Employment – Effect of Change in Control or Termination of Employment Upon Long-Term Incentive Awards” beginning on page 77.
(6)	Represents RSUs granted to Mr. Kubasik in connection with his promotion to Chief Executive Officer, as discussed in “Compensation Discussion and Analysis – Offer Letter with Christopher E. Kubasik.” These RSUs vest three years after the grant date, subject to automatic acceleration in the event Mr. Kubasik’s employment is terminated by L3 without “cause” or he terminates his employment for “good reason”, in each case as defined in L3’s Change in Control Severance Plan. The RSUs are further subject to forfeiture conditions based on a grant date fair value limit equal to 1.0% of L3’s 2018 FCF. If the grant date fair value of the RSU award exceeds this limit, then the portion of the executive’s award exceeding this limit is forfeited. The Threshold level of performance reported in the table above assumes that L3’s 2018 FCF is negative, resulting in the forfeiture of the entire award. The Target and Maximum levels of performance reported in table above assume that L3’s 2018 FCF is sufficient to avoid any forfeiture of the RSUs. The calculation of FCF under these awards is to be performed on a consistent basis as the pre-established methodology used to calculate FCF under the annual incentive plan for fiscal 2017 performance. The amounts disclosed in the Grant Date Fair Value of Stock and Option Awards column represent the grant date fair value of the RSU award assuming that L3’s 2018 FCF is sufficient to avoid any forfeiture of the awards, as calculated in accordance with the accounting standards for share-based compensation. For a discussion of the methodology used to calculate FCF performance, see “Compensation Discussion and Analysis – Elements of 2017 Target Pay – Annual Incentives” beginning on page 49. For a further discussion of our RSUs generally, see “Compensation Discussion and Analysis – Elements of 2017 Target Pay – Long-Term Incentives – RSUs” on page 59. For a discussion concerning the effect of a change in control or termination of employment on outstanding RSUs generally (and other than for the acceleration events with respect to Mr. Kubasik described above), see “– Potential Payments Upon Change in Control or Termination of Employment – Effect of Change in Control or Termination of Employment Upon Long-Term Incentive Awards” beginning on page 77.
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(7)	Represents stock options granted to Mr. Kubasik in connection with his promotion to Chief Executive Officer, as discussed in “Compensation Discussion and Analysis – Offer Letter with Christopher E. Kubasik.” These stock options vest three years after the grant date, subject to automatic acceleration in the event Mr. Kubasik’s employment is terminated by L3 without “cause” or he terminates his employment for “good reason”, in each case as defined in L3’s Change in Control Severance Plan. In all other respects, these stock options have the same terms as those that were awarded to Mr. Kubasik on February 21, 2017, which are detailed in Note 5 above.
(8)	Represents RSUs granted to Ms. Davidson to recognize her outstanding performance in 2017 and to support her retention for future years. These RSUs have the same terms and conditions as those that were awarded to Mr. Kubasik on December 20, 2017, which are detailed in Note 6 above, except that the three-year vesting period for the RSUs is not subject to acceleration in the event of any termination of Ms. Davidson’s employment.
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Outstanding Equity Awards at Fiscal Year End 2017

The following table provides information with respect to holdings of exercisable and unexercisable stock options, and unvested RSUs and performance units held by the named executive officers at December 31, 2017.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price(1) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Michael T. Strianese	2/21/17	—	111,071	168.80	2/21/27	18,128	3,586,625	24,170	4,782,035
	2/16/16	61,050	122,100	116.20	2/16/26	25,818	5,108,091	34,424	6,810,788
	2/17/15	97,944	48,971	129.31	2/17/25	23,200	4,590,120
	2/19/14	140,187	—	113.67	2/19/24
	2/20/13	248,344	—	77.00	2/20/23
	2/22/12	26,528	—	67.49	2/22/22
	2/23/10	208,961	—	86.41	2/23/20
	7/28/09	187,484	—	70.53	7/28/19
	7/29/08	183,981	—	92.31	7/29/18
Christopher E. Kubasik	12/20/17	—	86,260	194.10	12/20/27	6,182	1,223,109
	2/21/17	—	43,557	168.80	2/21/27	7,109	1,406,516	9,478	1,875,222
	2/16/16	19,536	39,072	116.20	2/16/26	8,262	1,634,637	11,016	2,179,516
	10/30/15	33,979	16,989	126.40	10/30/25
Ralph G. D’Ambrosio	2/21/17	—	29,401	168.80	2/21/27	4,799	949,482	6,398	1,265,844
	2/16/16	16,025	32,052	116.20	2/16/26	6,777	1,340,829	9,036	1,787,773
	2/17/15	24,486	12,243	129.31	2/17/25	5,800	1,147,530
	2/19/14	37,850	—	113.67	2/19/24
	2/20/13	62,086	—	77.00	2/20/23
	2/22/12	16,978	—	67.49	2/22/22
	2/24/11	39,262	—	76.82	2/24/21
	2/23/10	36,144	—	86.41	2/23/20
Ann D. Davidson	12/20/17	—	—	—	—	1,288	254,831
	2/21/17	—	8,711	168.80	2/21/27	1,422	281,343	1,896	375,124
	8/15/16	2,905	5,810	150.37	8/15/26	1,330	263,141
Mark R. Von Schwarz	2/21/17	—	16,334	168.80	2/21/27	2,666	527,468	3,554	703,159
	2/16/16	8,547	17,094	116.20	2/16/26	3,614	715,030	4,820	953,637
	6/2/15	3,966	1,983	117.59	6/2/25	896	177,274
	2/17/15	6,556	3,279	129.31	2/17/25	1,380	273,033
	2/19/14	7,082	—	113.67	2/19/24
	2/20/13	3,261	—	77.00	2/20/23
(1)	In connection with our spin-off of Engility Holdings, Inc. on July 17, 2012, the number of shares subject to then outstanding option awards, and the exercise price for the option awards, were adjusted to maintain the intrinsic value of each award as required pursuant to the terms of the stock-based compensation plans under which they were issued. The awards otherwise retained the original terms and conditions after adjustment, except in the case of financial performance conditions, which were also adjusted to reflect the spin-off.
(2)	Stock options generally vest in equal, annual increments over a three-year period starting with the first anniversary of the grant date and, in the case of the options granted to Mr. Strianese in 2011 and subsequent years, are also subject to performance-based vesting conditions that have been fully satisfied. For a further discussion, see “Compensation Discussion and Analysis – Elements of 2017 Target Pay – Long-Term Incentives – Stock Options” on page 57. For a discussion of the specific vesting terms of the stock options granted to Mr. Kubasik on December 20, 2017, see Note 7 to the “2017 Grants of Plan-Based Awards table” on
– 2018 Proxy Statement	71

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page 70. For a discussion concerning the effect of a change in control or termination of employment on outstanding stock option awards, see “– Potential Payments Upon Change in Control or Termination of Employment – Effect of Change in Control or Termination of Employment Upon Long–Term Incentive Awards” beginning on page 77.

(3)	Represents RSUs, which generally vest three years after the grant date and are subject to forfeiture conditions based on L3’s FCF for the fiscal year in which they were granted (or, in the case of the RSUs granted on December 20, 2017, L3’s FCF for the 2018 fiscal year). For a further discussion of the vesting and forfeiture conditions, including the specific vesting terms of the RSUs granted to Mr. Kubasik and Ms. Davidson on December 20, 2017, see Notes 4, 6 and 8 to the “2017 Grants of Plan-Based Awards” table beginning on page 69. On the vesting date, each RSU generally converts into the right to receive one share of our Common Stock. For a discussion concerning the effect of a change in control or termination of employment on outstanding RSU awards, see “– Potential Payments Upon Change in Control or Termination of Employment – Effect of Change in Control or Termination of Employment Upon Long-Term Incentive Awards” beginning on page 77.
(4)	The market value is based on the closing price of our Common Stock on December 29, 2017, the last trading day of 2017, of $197.85, multiplied by the number of shares or units, and does not include accumulated cash dividend equivalents payable upon the vesting of RSUs or performance units, as applicable.
(5)	Reflects the number of shares of our Common Stock issuable under performance units granted in 2017 and 2016 assuming achievement of the Maximum level of performance for these units. The Maximum level of performance is reported for the performance units because the Company’s performance from the beginning of the applicable performance period (January 1, 2017 for the units granted in 2017 and January 1, 2016 for units granted in 2016) through December 31, 2017, measured against the applicable performance goals, exceeded the Target level of performance. For a further discussion of our performance units, see “Compensation Discussion and Analysis – Elements of 2017 Target Pay – Long-Term Incentives – Performance Awards” beginning on page 58. For a discussion concerning the effect of a change in control or termination of employment on performance unit awards, see “– Potential Payments Upon Change in Control or Termination of Employment – Effect of Change in Control or Termination of Employment Upon Long-Term Incentive Awards” beginning on page 77.
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TABULAR EXECUTIVE COMPENSATION DISCLOSURE

2017 Option Exercises and Stock Vested

The following table provides information regarding the exercise of stock options and vesting of RSUs and performance units held by our named executive officers during the year ended December 31, 2017. The performance units vested on December 31, 2017 and the underlying shares were delivered in February 2018. For a further discussion, see “Compensation Discussion and Analysis – Payment of Performance Awards for the 2015-2017 Award Cycle” beginning on page 59.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
Michael T. Strianese	248,015	24,318,989	46,958	8,509,002
Christopher E. Kubasik	—	—	—	—
Ralph G. D’Ambrosio	13,000	1,144,715	12,268	2,216,142
Ann D. Davidson	—	—	—	—
Mark R. Von Schwarz	—	—	3,532	653,940
(1)	Value realized on exercise is based on the difference between the aggregate exercise price and the fair market value of the shares acquired at the time of exercise.
(2)	The following table provides additional information regarding the Number of Shares Acquired on Vesting.
Name	Award Type	Vesting Date	Number of Shares Acquired on Vesting (#)
Michael T. Strianese	Restricted Stock Units	2/19/17	26,392
	Performance Units	12/31/17	20,566
Ralph G. D’Ambrosio	Restricted Stock Units	2/19/17	7,126
	Performance Units	12/31/17	5,142
Mark R. Von Schwarz	Restricted Stock Units	2/19/17	1,518
	Performance Units	12/31/17	2,014
(3)	Value realized on vesting is based on the fair market value of the shares at the time of vesting and includes the value of payments in lieu of fractional shares. The amounts in this column do not include accrued cash dividends realized on vesting.
– 2018 Proxy Statement	73

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

2017 Pension Benefits

The following table provides information regarding the pension benefits for our named executive officers under L3’s tax-qualified and supplemental plans. The named executive officers participate in multiple tax-qualified or supplemental pension plans. The purpose of each plan is to provide the named executive officers with retirement benefits as part of their overall compensation package. The material terms of the plans are described following the table.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit(1) ($)		Payments During Last Fiscal Year ($)
Michael T. Strianese(2)	L3 Technologies, Inc. Pension Plan(3)	27.17	(4)	1,494,497	(5)	—
	L3 Technologies, Inc. Supplemental Executive Retirement Plan(6)	27.17	(4)	23,807,003	(5)	—
Christopher E. Kubasik(7)	—	—		—		—
Ralph G. D’Ambrosio(8)	L3 Technologies, Inc. Pension Plan(3)	20.42		736,360		—
	L3 Technologies, Inc. Supplemental Executive Retirement Plan(6)	20.42		3,613,951		—
Ann D. Davidson(7)	—	—		—		—
Mark R. Von Schwarz(8)	L3 Technologies, Inc. Supplemental Executive Retirement Plan(9)	5.17		322,131		—
(1)	The present values of the accumulated benefits in the table were determined using the same assumptions that were used by L3 as of December 31, 2017 for financial reporting purposes, including an effective discount rate of 3.81% and post-retirement mortality in accordance with the RP-2014 table (adjusted back to 2006), with mortality rates generally reduced by 10%, projected generationally with the 2017 Social Security Administration Intermediate-Cost Projections Scale. We used age 65, the normal retirement age under the pension plans and the supplemental executive retirement plan (or current age, if greater), to determine the present value of the accumulated benefits in the table. For the other assumptions used in calculating the present value of the accumulated benefits, see Note 19 to the audited consolidated financial statements included in L3’s 2017 Annual Report on Form 10-K.
(2)	As of December 31, 2017, Mr. Strianese was eligible for early retirement under the retirement plans in which he participates.
(3)	Employees are eligible to participate in the L3 Technologies, Inc. Pension Plan (the “Corporate Pension Plan”) plan after one year of service and upon attaining 21 years of age; however, employees hired on or after January 1, 2007 are not eligible to participate in the Corporate Pension Plan. Participants are fully vested after five years of service, and there is no partial vesting. Participants are eligible for early retirement benefits after age 55, if they have ten years of eligibility service. The annual pension benefit is equal to 1.5% of Final Average Earnings (up to Covered Compensation), plus 1.75% of Final Average Earnings in excess of Covered Compensation, for each plan year (partial and completed months) of accrual service. For those participants who are eligible to retire early, the early retirement reduction factor is 1/180 for each of the first 60 months prior to age 65 and 1/360 for each of the next 60 months. The Corporate Pension Plan provides for a number of payment options including a single life annuity (normal form for single participants), a qualified 50% joint and survivor annuity (normal form for married participants), other joint and survivor options, period-certain and continuous options, and a level income option. For purposes of the above description: (1) “Covered Compensation” is equal to the average of the Social Security Wage Bases for 35 calendar years ending with the year the participant attains Social Security retirement age; however, upon separation for service, Covered Compensation is determined as of the date of separation; (2) “Earnings” are defined as base pay, overtime, commissions and performance-based cash bonuses (excluding long-term incentive awards payable in cash) and are limited to the IRS earnings limit of $270,000 in 2017 and $275,000 in 2018; (3) “Final Average Earnings” is equal to the average of the participant’s earnings for the five calendar years during the ten calendar years prior to date of termination that result in the highest average earnings amount; and (4) “Social Security Wage Base” means the wage level at which social security tax is applied for a given year.
(4)	L3 was formed in 1997 through the acquisition of ten pre-existing business units from Lockheed Martin Corporation. In connection with the acquisition, L3 hired the employees of these business units and acquired their associated pension plan assets, subject to the obligation to provide these employees with credit for the years of service that they had previously accrued under the pension plans. Accordingly, the years of credited service reflected for Mr. Strianese in the table above include 6.50 years of service that had been accrued by him as an employee of these business units or their predecessors at the time of L3’s formation.
(5)	The present value of the benefits reported for Mr. Strianese that are attributable to his years of service to predecessors as described in Note 3 above is $357,535 with respect to the L3 Technologies, Inc. Pension Plan and $5,695,455 with respect to the L3 Technologies, Inc. Supplemental Executive Retirement Plan (the “SERP”).
(6)	For Messrs. Strianese and D’Ambrosio, the provisions of the L3 Technologies, Inc. Supplemental Executive Retirement Plan (the “SERP”) generally mirror the provisions of the Corporate Pension Plan . However, the SERP takes into consideration earnings
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above the annual IRS earnings limit and provides a non-qualified benefit to those participants based on those earnings in excess of the IRS limit or the benefit limits under Section 415 of the Internal Revenue Code.

(7)	Neither Mr. Kubasik nor Ms. Davidson participates in the Corporate Pension Plan or the SERP because these plans were generally closed to new participants hired on or after January 1, 2007.
(8)	Mr. D’Ambrosio and Mr. Von Schwarz have not yet met the eligibility requirements for early retirement under the respective retirement plans in which they participate.
(9)	Mr. Von Schwarz is a participant in a portion of the SERP that provides him the economic equivalent of (1) participating in the L-3 Communications Integrated Systems Retirement Plan (the “IS Pension Plan”), which is a tax-qualified defined benefit plan maintained by Mr. Von Schwarz’s segment (Aerospace Systems), and (2) restoring benefits that are not accrued under the IS Pension Plan due to limits imposed by the Internal Revenue Code with respect to tax-qualified plans. Set forth below is a description of a material terms of the IS Pension Plan. Employees were eligible to participate in the IS Pension Plan after one year of service and upon attaining 21 years of age; however, employees hired on or after January 1, 2007 are not eligible to participate in the plan. Participants are fully vested after five years of service, and there is no partial vesting. Participants are eligible for early retirement benefits after age 60, if they have ten years of vesting service. The annual pension benefit is equal to 1.0% of Average Monthly Compensation, plus 0.4% of Average Monthly Compensation in excess of 150% of Covered Compensation, for each plan year (partial and completed months) of benefit service up to 35 years. For those participants who are eligible to retire early, the early retirement reduction factor is 6% for each year prior to age 62. The IS Pension Plan provides for a number of payment options including a single life annuity (normal form for single participants), a qualified 50% joint and survivor annuity (normal form for married participants), other joint and survivor options, and certain and continuous options. For purposes of the above description: (1) “Average Monthly Compensation” is the average of the highest 60 consecutive months of Earnings out of the last 180 months; (2) “Covered Compensation” is equal to the average of the Social Security Wage Bases for 35 calendar years ending with the year the participant attains Social Security retirement age; (3) “Earnings” are defined as base pay limited to the IRS earnings limit of $270,000 in 2017 and $275,000 in 2018; and (4) “Social Security Wage Base” means the wage level at which Social Security tax is applied for a given year.

The present value of the accumulated benefits for each of the named executives shown in the table above reflects the present value of the benefits earned under each of the pension plans as of December 31, 2017. The pension benefits that are the basis for the present values of the accumulated benefits shown are calculated based on all years of creditable service with L3 and its predecessor companies under each of the plans as of December 31, 2017.

2017 Nonqualified Deferred Compensation

The following table provides information regarding contributions, earnings and balances for our named executive officers under the L3 Technologies, Inc. Deferred Compensation Plan II.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Michael T. Strianese	—	—	—	—
Christopher E. Kubasik	—	—	—	—
Ralph G. D’Ambrosio	—	—	—	—
Ann D. Davidson	—	—	—	—
Mark R. Von Schwarz(3)	202,884	37,509	—	1,172,384
(1)	The amounts in this column are included in the Non-Equity Incentive Plan Compensation column for 2017 in the Summary Compensation Table on page 65.
(2)	Aggregate earnings in the last fiscal year are based on the prime interest rate. The average interest rate for the year was 4.06%. The amount reported does not include any above-market interest and, accordingly, is not included in the Summary Compensation Table on page 65.
(3)	Mr. Von Schwarz was not considered a named executive officer prior to our 2017 fiscal year. Accordingly, no portion of his aggregate balance at year end was included in the Summary Compensation Tables for previous years.

For a further discussion of the L3 Technologies, Inc. Deferred Compensation Plan II, see “Compensation Discussion and Analysis – Executive Benefits and Perquisites – Deferred Compensation Plan” on page 60.

– 2018 Proxy Statement	75

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Potential Payments Upon Change in Control
or Termination of Employment

Change in Control Severance Plan

Under our Change in Control Severance Plan, executive officers and other corporate employees are entitled to severance benefits if, under specified conditions, their employment is terminated in connection with or following a change in control of L3. The material terms of the program with respect to our named executive officers are as follows:

Protection Period
Two years following the occurrence of a change in control. In addition, the program covers terminations that become effective prior to the occurrence of a change in control if such termination occurs (1) upon the request of the acquirer or (2) otherwise in anticipation of the change in control.

Payout Requirements	Severance payments are required following termination by us without cause, or termination by the executive for good reason, during the Protection Period.
Severance Benefits	Lump sum payment equal to a multiple of current annual salary and average annual incentive plan awards for the prior three years:
▪ Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and General Counsel – three times
▪ Segment Presidents – two and a half times
Annual Incentive Plan Award for Year of Termination
Pro rata award based on (a) the number of months worked in the year of termination and (b) the average annual incentive plan awards for the prior three years (or the actual annual incentive plan award payable for the full year of termination, if performance is determinable at the time of termination).

Benefits/Perquisites Continuation
Continuation of medical and life insurance benefits at the same cost to the executive, or cash equal to any increased premiums, for the same period as the severance multiple discussed above under “Severance Benefits.”

Restrictive Covenants	Non-competition and non-solicitation covenants for one year following termination of employment.
Amendment or Termination of the Plan	Prior to the occurrence of a change in control, the Compensation Committee may amend or terminate the program at any time upon 90 days written notice.

76	– 2018 Proxy Statement

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Effect of Change in Control or Termination of Employment Upon Long-Term Incentive Awards

The following table summarizes the effect of the following events upon outstanding long-term incentive awards granted to our named executive officers on or prior to December 31, 2017.

Long-Term Incentive Award Type	Change in Control	Death/ Disability	Qualified Retirement(1)	Termination by Company for Cause	Termination by Company without Cause	Resignation
Stock Options	Immediate vesting of remaining unvested award.	Immediate vesting of remaining unvested award.	Unvested options are forfeited.	Forfeiture of remaining unexercised award.	Generally, unvested options are forfeited.(2)	Generally, unvested options are forfeited.(2)
RSUs	Immediate vesting and delivery of full award.	Immediate vesting and delivery of full award.	Full award is deemed to have vested, but underlying shares and dividend equivalents remain undelivered and unpaid until expiration of original three-year vesting period.	Forfeiture of full award.	Generally, forfeiture of full award.(2)	Generally, forfeiture of full award.(2)
Performance Awards	Immediate vesting based on Target level of performance, prorated to reflect reduced service period.(3)	Forfeiture of prorated portion of award to reflect reduced service period. Payment level for the remaining awards is based on actual performance for the full performance period.	Forfeiture of prorated portion of award to reflect reduced service period. Payment level for the remaining awards is based on actual performance for the full performance period.	Forfeiture of full award.	Forfeiture of prorated portion of award to reflect reduced service period. Payment level for the remaining awards is based on actual performance for the full performance period.	Forfeiture of full award.
(1)	For long-term incentive awards granted prior to 2017, Qualified Retirement is defined as a termination of employment that satisfies all of the following: (a) the executive terminates employment more than one year after the grant date of the applicable award (or in the case of performance awards, one year after the first day of the applicable performance period), (b) the executive terminates employment on or after attaining age 65 and completing at least five years of service (which must be continuous through the date of termination except for a single break in service that does not exceed one year in length), (c) the executive is not subject to termination for cause by the Company at the time of the employee’s termination and (d) the executive is available for consultation following the termination of employment at the reasonable request of the Company. Long-term incentive awards granted in or after 2017 use the same definition for Qualified Retirement as set forth above, except that with respect to clause (b), the age referenced therein has been reduced from 65 to 60, and the requirement to have completed five years of service at the time of termination does not apply in the case of an executive who terminates employment on or after attaining age 65.
(2)	The vesting of RSUs and stock options granted to Mr. Kubasik on December 20, 2017 is subject to automatic acceleration in the event Mr. Kubasik’s employment is terminated by L3 without “cause” or he terminates his employment for “good reason”, in each case as defined in L3’s Change in Control Severance Plan. For a further discussion of these awards, see Notes 6 and 7 to the
– 2018 Proxy Statement	77

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

2017 Grants of Plan-Based Awards table beginning on page 69. All other unvested stock options and RSUs held by Mr. Kubasik and the other NEOs are forfeited upon a termination by the Company without cause.

(3)	In connection with a change in control, the Compensation Committee has the discretion to increase this payment (but not above the benefit payable for the Maximum level of performance achievement) to the extent (if any) that the Compensation Committee is able to assess that the Company’s progress towards achievement of the applicable performance measures, at or prior to the change in control, exceeds the Target performance level requirement as adjusted to reflect the reduced service period.
78	– 2018 Proxy Statement

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Payments Upon Change in Control or Termination of Employment

The following table quantifies the payments under our severance arrangements and long-term incentive awards that would be made assuming that a change in control, death or disability (or certain other terminations of employment as described below with respect to financial planning services, or the acceleration of stock options and RSUs granted to Mr. Kubasik in December 2017) occurred on December 29, 2017, the last business day of 2017. Payments under other plans that do not change as a result of a change in control or termination of employment are found under “2017 Pension Benefits” beginning on page 74 and “2017 Nonqualified Deferred Compensation” on page 75 and are not included in this table. In addition, payments that are available generally to salaried employees that do not discriminate in scope, terms or operation in favor of executive officers are also not included in this table.

Named Executive Officer	Change in Control ($)	Death/Disability ($)
Michael T. Strianese
Severance(1)(2)	9,385,400	—
Medical Benefits(1)(3)	85,140	—
Life Insurance Premiums(1)(3)	17,640	—
Outplacement Benefits(1)(4)	6,400	—
Financial Planning Services(5)	21,630	21,630
Acceleration of Stock Options(6)(7)	16,552,550	16,552,550
Acceleration of RSUs(8)(9)	13,683,844	13,683,844
Acceleration of Performance Awards(10)(11)	5,159,275	—
TOTAL	44,952,983	30,258,024
Christopher E. Kubasik
Severance(1)(2)	6,255,000	—
Medical Benefits(1)(3)	94,341	—
Life Insurance Premiums(1)(3)	85,140	—
Outplacement Benefits(1)(4)	6,400	—
Financial Planning Services(5)	16,220	16,220
Acceleration of Stock Options(6)(7)	5,992,027	5,992,027
Acceleration of RSUs(8)(9)	4,333,508	4,333,508
Acceleration of Performance Awards(10)(11)	1,758,412	—
TOTAL	18,541,048	10,341,755
Ralph G. D’Ambrosio
Severance(1)(2)	3,623,800	—
Medical Benefits(1)(3)	82,686	—
Life Insurance Premiums(1)(3)	36,432	—
Outplacement Benefits(1)(4)	6,400	—
Acceleration of Stock Options(6)(7)	4,310,280	4,310,280
Acceleration of RSUs(8)(9)	3,540,266	3,540,266
Acceleration of Performance Awards(10)(11)	1,357,575	—
TOTAL	12,957,439	7,850,546
– 2018 Proxy Statement	79

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Named Executive Officer	Change in Control ($)	Death/Disability ($)
Ann D. Davidson
Severance(1)(2)	4,174,000	—
Medical Benefits(1)(3)	70,398	—
Life Insurance Premiums(1)(3)	16,242	—
Outplacement Benefits(1)(4)	6,400	—
Acceleration of Stock Options(6)(7)	528,913	528,913
Acceleration of RSUs(8)(9)	809,432	809,432
Acceleration of Performance Awards(10)(11)	116,790	—
TOTAL	5,722,175	1,338,345
Mark R. Von Schwarz
Severance(1)(2)	2,897,417	—
Medical Benefits(1)(3)	73,065	—
Life Insurance Premiums(1)(3)	4,620	—
Outplacement Benefits(1)(4)	6,400	—
Acceleration of Stock Options(6)(7)	2,254,126	2,254,126
Acceleration of RSUs(8)(9)	1,739,696	1,739,696
Acceleration of Performance Awards(10)(11)	732,838	—
TOTAL	7,708,162	3,993,822
(1)	Severance, medical benefits, life insurance premiums and outplacement benefits in connection with a change in control are payable only if the named executive officer (a) is involuntarily terminated (other than for cause, death or disability) at the request of the acquirer or otherwise in anticipation of, or during the two-year period following, the change in control or (b) voluntarily terminates employment for good reason during the two-year period following the change in control. For purposes of calculating the amount of these benefits in connection with a change in control, we assumed that such a termination of employment occurred on December 29, 2017, the last business day of 2017. Receipt of these benefits is conditioned upon the named executive officer’s execution of an agreement with the Company containing confidentiality, 12-month non-competition and non-solicitation covenants and a customary release of all claims against the Company. For a further discussion, see “– Change in Control Severance Plan” on page 76.
(2)	As discussed in “– Change in Control Severance Plan” on page 76, the change in control severance amount for each named executive officer is a multiple of base salary and average annual incentive plan awards for the three years prior to the year of termination. While the Change in Control Severance Plan also provides for an unpaid annual incentive plan award for the current year earned through the termination date, such amounts for each named executive officer are not reflected in this table because the amounts earned under the annual incentive plan for 2017 are already included in the “Summary Compensation Table” on page 65 in the Non-Equity Incentive Plan Compensation column for 2017. In the event that these payments, when aggregated with all other change in control payments, would subject the named executive officer to an excise tax under IRS regulations, then these payments will be reduced to the highest amount for which no excise tax would be due, but only if the reduced amount is greater than the unreduced amount net of the excise tax.
(3)	Medical benefits and life insurance premiums are based on the applicable multiple of the premiums paid by the Company in 2017 to provide the named executive officer (and the named executive officer’s spouse and dependents, as applicable) with medical benefits and life insurance.
(4)	Under our Change in Control Severance Plan, a named executive officer is entitled to reasonable outplacement services from a provider selected by the executive and paid for by the Company. The amount disclosed represents the Company’s reasonable estimate of the cost to provide this benefit.
(5)	In the event of a change in control or any termination of employment other than by the Company for cause, named executive officers who were receiving Company-paid financial planning services immediately prior to such event are entitled to continue receiving such services for one year following the event at the Company’s expense. The amount disclosed for each named
80	– 2018 Proxy Statement

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

executive officer is based on the amount paid by the Company in 2017 for such officer’s financial planning services, and would be payable by the Company not only in connection with a change in control, death or disability (as disclosed in the table), but also upon any termination of employment other than by the Company for cause. None of Mr. D’Ambrosio, Ms. Davidson or Mr. Von Schwarz elected to receive financial planning services in 2017.

(6)	As disclosed above and except with respect to stock options granted to Mr. Kubasik in December 2017 as described in Note 7 below, in the event of any termination of employment other than death or disability, unvested stock options (or all stock options, in the case of a termination for cause) are forfeited. Accordingly, stock options are not quantified in the table above with respect to any termination of employment event other than in connection with a change in control, or upon death or disability.
(7)	The value attributable to the acceleration of unvested stock options is based upon the number of unvested stock options multiplied by the difference between the closing price of our Common Stock ($197.85) on December 29, 2017, the last business day of 2017, and the per share exercise price of the option. The value disclosed for Mr. Kubasik includes $323,475 attributable to the acceleration of stock options granted to him on December 20, 2017. This acceleration would occur not only in the event of a change in control, death or disability (as disclosed in the table), but also in the event Mr. Kubasik’s employment is terminated by L3 without “cause” or he terminates his employment for “good reason”, in each case as defined in L3’s Change in Control Severance Plan.
(8)	As disclosed above, in the event of the named executive officer’s Qualified Retirement, RSUs are deemed to have vested, but the underlying Common Stock and accrued cash dividend equivalents remain undelivered and unpaid until the end of the original vesting period. Except with respect to RSUs granted to Mr. Kubasik in December 2017 as described in Note 9 below, in the event of any other termination of employment other than in connection with a change in control, or upon death or disability, the RSUs are forfeited. Accordingly, the RSUs are not quantified in the table above with respect to any termination of employment event other than in connection with a change in control, or upon death or disability. In addition, the amounts disclosed in the table above exclude the value attributable to the accelerated delivery and payment upon a change in control, death or disability of shares and dividend equivalents underlying Retirement Eligible RSU Awards because these amounts are already included in the “2017 Nonqualified Deferred Compensation” table on page 75 in the Aggregate Balance at Last Fiscal Year End column.
(9)	The value attributable to the acceleration of unvested RSUs is based upon the sum of (a) number of unvested RSUs multiplied by the closing price of our Common Stock ($197.85) on December 29, 2017, the last business day of 2017, and (b) the accrued cash dividend equivalents underlying the unvested RSUs as of December 29, 2017. The value disclosed for Mr. Kubasik includes $1,223,109 attributable to the acceleration of RSUs granted to him on December 20, 2017. This acceleration would occur not only in the event of a change in control, death or disability (as disclosed in the table), but also in the event Mr. Kubasik’s employment is terminated by L3 without “cause” or he terminates his employment for “good reason”, in each case as defined in L3’s Change in Control Severance Plan.
(10)	As disclosed above, in the event of the named executive officer’s death, disability, Qualified Retirement or termination by the Company without cause, a prorated portion of the performance awards is forfeited, and the remaining portion is not delivered or paid until the end of the original performance period based on actual performance for the full performance period. In the event of any other termination of employment, the performance awards are forfeited. Accordingly, the performance awards are not quantified in the table above with respect to any termination of employment event other than in connection with a change in control.
(11)	The value attributable to the acceleration of performance units is based upon the sum of (a) the prorated number of shares issuable assuming a Target level of performance achievement multiplied by the closing price of our Common Stock ($197.85) on December 29, 2017, the last business day of 2017, and (b) where applicable, the accrued cash dividend equivalents underlying such prorated number of shares as of December 31, 2017. The value attributable to the acceleration of performance cash awards is based upon the prorated amount of cash payable assuming a Target level of performance achievement. As disclosed above, the Compensation Committee has the discretion to increase the number of shares issuable or the amount of cash payable up to the prorated number of shares issuable or amount of cash payable assuming the Maximum level of performance achievement based on the Compensation Committee’s assessment of the Company’s progress towards achievement of the applicable performance measures at or prior to the change in control, but only if such assessment is that the Target performance level would be exceeded.
– 2018 Proxy Statement	81

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

CEO Pay Ratio

We are providing the following information about the ratio of our CEO’s total compensation for 2017 to the total compensation of our median compensated employee for 2017 (our “CEO pay ratio”) pursuant to the SEC’s guidance under Item 402(u) of Regulation S-K. The CEO pay ratio disclosed below represents a reasonable good faith estimate, calculated in a manner consistent with SEC rules, based on our payroll and employment records and the methodology described below.

▪	Our CEO’s total annual compensation for 2017, as reflected in the Summary Compensation Table on page 65, was $19,712,866.
▪	Our median employee’s total annual compensation for 2017, calculated using the same methodology we used in the Summary Compensation Table with respect to our named executive officers, was $78,820.
▪	The resulting CEO pay ratio for 2017 is approximately 250:1.

We identified our median employee using our employee population as of October 1, 2017.

During our initial review of our employee population, we excluded, in accordance with SEC regulations, approximately 450 persons that became our employees as the result of two recent acquisitions (Adaptive Methods, Inc. and Doss Aviation, Inc.) that were completed in September 2017. After giving effect to this exclusion, as of October 1, 2017, our total number of full- and part-time employees was 36,927, of which 33,079 were U.S. employees and 3,848 were non-U.S. employees.

We next excluded from the employee population identified above all employees from the non-U.S. jurisdictions listed below, each of which had less than 100 employees, other than for Italy (237), Australia (168) and Germany (140). This exclusion is permitted by SEC regulations because the total number of employees from these non-U.S. jurisdictions (1,213) is less than 5% of our total employee population identified above (36,927).

Italy	United Arab Emirates	Malaysia	Egypt
Australia	Japan	Qatar	Ghana
Germany	Saudi Arabia	Tunisia	Honduras
Afghanistan	Iraq	France	Hungary
South Korea	Pakistan	Guam	Kenya
Costa Rica	Cyprus	Jordan	Lebanon
Singapore	Djibouti	Niger	New Zealand
Thailand	Argentina	Turkey	Philippines
China	Bahrain	Brazil	Poland
Kuwait	Ireland	Colombia
India	Greece	Cuba

Our remaining employee population was composed of 35,714 employees, of which 33,079 were U.S. employees and 2,635 were non-U.S. employees.

To determine our median compensated employee from this remaining employee population, we chose base pay as our consistently applied compensation measure, which we believe encompasses the principal method of cash compensation we use for our employees and provides a reasonable estimate of annual compensation for our employees. We then calculated an annual base salary for each employee, annualizing pay for those employees who commenced work during 2017 and any employees who were on leave for a portion of 2017. For hourly employees, we used a reasonable estimate of hours worked to determine annual base pay. Within this employee population, we used a clustered sampling methodology to identify the median employee based on base salary. After we identified the median employee, we calculated annual total compensation for that employee using the same methodology we used for our named executive officers as set forth in the Summary Compensation Table.

The SEC rules for identifying the median compensated employee and calculating the CEO pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the CEO pay ratio reported by other companies, including in our own industry, may not be comparable to the CEO pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own CEO pay ratios.

82	– 2018 Proxy Statement

COMPENSATION OF DIRECTORS

COMPENSATION OF DIRECTORS

L3’s compensation program for non-employee directors (the “Director Compensation Program”) is determined by our Board of Directors. The objectives of the program are to attract and retain highly qualified directors and to compensate them in a manner that closely aligns their interests with those of our shareholders. Directors who are also employees of L3 do not receive additional compensation for their services as directors.

Pursuant to its charter, the Compensation Committee is responsible for periodically reviewing and making recommendations to our Board of Directors with respect to director compensation. The Compensation Committee’s practice is to review the appropriateness of the components, amounts and forms of compensation provided to directors on an annual basis.

Based on the recommendation of the Compensation Committee in June 2017, the Board of Directors made no changes to the Director Compensation Program in 2017. The Compensation Committee’s recommendation was based, in part, upon a market assessment of L3’s director pay levels and the practices of L3’s compensation peer group conducted by FW Cook.

The following table provides information concerning the Director Compensation Program for 2017.

Compensation Type	Compensation Rates
Annual Board Member Retainer(1)	$110,000
Annual Board Member Equity Award(2)	135,000
Annual Audit Committee Chairperson Retainer(1)	30,000
Annual Compensation Committee Chairperson Retainer(1)	15,000
Annual Nominating/Corporate Governance Committee Chairperson Retainer(1)	15,000
Annual Audit Committee Member Retainer(1)	20,000
Annual Lead Independent Director Retainer(1)	25,000
(1)	Annual retainers are payable in quarterly installments in arrears on the final day of each quarterly, in-person, regular meeting of the Board of Directors. In 2017, these dates were February 14, May 9, July 19 and October 17.
(2)	Each non-employee director received on May 9, 2017, the date of the 2017 annual meeting of shareholders, an award of RSUs having a grant date fair value of $135,000, calculated in accordance with the accounting standards for share-based compensation. The RSUs vest one year after the grant date (or on the date of the 2018 annual meeting of shareholders, if earlier), subject to acceleration in the event of death, permanent disability or a change in control. Regardless of vesting, the RSUs will not be converted into shares until the earlier of (a) the date on which the recipient ceases to be a director or (b) a change in control that satisfies specified requirements set forth in Section 409A of the Internal Revenue Code. Dividend equivalents are accrued in the form of additional RSUs with the same vesting and delivery terms as the underlying RSUs.

With respect to the retainers described above (other than the annual equity award), each non-employee director may elect to receive all such compensation in cash and/or RSUs. RSUs received pursuant to such elections (“Elected RSUs”) have identical terms and conditions as the RSUs issued in respect of the annual board member equity award, except that Elected RSUs are fully vested at the time of issuance.

– 2018 Proxy Statement	83

COMPENSATION OF DIRECTORS

2017 Director Compensation

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our non-employee directors for services rendered to us during the fiscal year ended December 31, 2017.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Claude R. Canizares	130,000	135,000	265,000
Thomas A. Corcoran	130,000	135,000	265,000
Ann E. Dunwoody	110,000	135,000	245,000
Lewis Kramer	140,000	135,000	275,000
Robert B. Millard	150,000	135,000	285,000
Lloyd W. Newton	110,000	135,000	245,000
Vincent Pagano, Jr.	145,000	135,000	280,000
H. Hugh Shelton	110,000	135,000	245,000
Arthur L. Simon	130,000	135,000	265,000
(1)	Includes fees with respect to which directors elected to receive payment in Elected RSUs, each valued at the closing price on the date the director would have otherwise been issued a check for such payment. For 2017, General (Ret.) Dunwoody and Mr. Millard elected to receive payments in Elected RSUs with respect to all of their fees.
(2)	Represents the grant date fair value of RSUs based on L3’s closing stock price on May 9, 2017, the date of grant.

The following table provides a summary of the aggregate number of unexercised stock options and unvested RSUs outstanding for each of our non-employee directors as of December 31, 2017. Stock options have not been granted to non-employee directors since April 1, 2008.

Name	Unexercised Options Outstanding	Unvested RSUs Outstanding
Claude R. Canizares	—	815
Thomas A. Corcoran	2,981	815
Ann E. Dunwoody	—	815
Lewis Kramer	—	815
Robert B. Millard	2,981	815
Lloyd W. Newton	—	815
Vincent Pagano, Jr.	—	815
H. Hugh Shelton	—	815
Arthur L. Simon	—	815

The Board of Directors has maintained Company stock ownership guidelines for non-employee directors since 2006. Each non-employee director is required to own shares with a value that is equal to five times his or her annual retainer amount. Each non-employee director is required to retain 100% of net shares (after payment of fees, taxes and exercise prices, if applicable) acquired under equity-based awards until the ownership guideline is met. As of December 31, 2017, each of L3’s non-employee directors had stock ownership in excess of the guideline.

“Stock ownership” is defined to include shares of Common Stock held outright, unvested RSUs and vested but undelivered RSUs. Unexercised stock options are not taken into account for purposes of the ownership guidelines.

84	– 2018 Proxy Statement

REPORT OF THE AUDIT AND ETHICS COMMITTEE

REPORT OF THE AUDIT AND ETHICS COMMITTEE

The directors who serve on the Audit and Ethics Committee are all “independent” in accordance with the NYSE listing standards and the applicable SEC rules and regulations. During 2017, the Committee fulfilled all of its responsibilities under its charter that was effective during 2017. As part of the Company’s governance practices, the Audit and Ethics Committee reviews its charter on an annual basis and, when appropriate, recommends to the Board of Directors changes to its charter. The Audit and Ethics Committee charter can be obtained through our website at http://www.L3T.com.

The Audit and Ethics Committee is directly responsible for the appointment, compensation, retention and oversight of the Independent registered public accounting firm retained to audit the Company’s financial statements. PricewaterhouseCoopers LLP has continuously been retained to serve as our independent registered public accounting firm since our formation in 1997 and, after consideration, was selected to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. In determining whether to reappoint PricewaterhouseCoopers LLP as the Company’s independent auditor, the Audit and Ethics Committee took into consideration various factors, including: the historical and recent performance of the independent auditor on the audit; its professional qualifications; the adequacy of its staffing; the breadth of knowledge, support and expertise of its national office; the quality of ongoing discussions with the independent auditor; external data, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on the independent auditor and its peer firms; and the appropriateness of fees.

We have reviewed and discussed with management and our independent registered public accountant, PricewaterhouseCoopers LLP, the Company’s Annual Report on Form 10-K, which includes the Company’s audited consolidated financial statements for the year ended December 31, 2017.

We have discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by the applicable standards adopted by the PCAOB.

We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP, required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit and Ethics Committee concerning independence, and have discussed with PricewaterhouseCoopers LLP their independence from the Company and management.

Based on the review and discussions referred to above, we recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission. The Board of Directors approved our recommendations.

During 2017, Lewis Kramer (Chairman), Claude R. Canizares, Thomas A. Corcoran, Vincent Pagano, Jr. and Arthur L. Simon served as members of the Committee.

Lewis Kramer (Chairman)
Claude R. Canizares
Thomas A. Corcoran
Vincent Pagano, Jr.
Arthur L. Simon

– 2018 Proxy Statement	85

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

For services rendered in 2017 and 2016 by PricewaterhouseCoopers LLP, our independent registered public accounting firm, we incurred the following fees:

	Year
	2017	2016
Audit Fees(1)	$17,306,922	$14,349,656
Audit-Related Fees(2)	7,087,252	2,030,231
Tax Fees(3)	8,815,184	5,977,254
All Other Fees(4)	62,780	62,200
(1)	Represents fees incurred for the annual audits of the consolidated financial statements and internal control over financial reporting, quarterly reviews of interim financial statements and statutory audits of foreign subsidiaries. Audit fees for 2017 include additional fees for procedures related to the new revenue recognition standard.
(2)	Represents fees incurred for: (a) employee benefit plan audits, which include fees paid by both the Company and the employee benefit plans, (b) Vertex Aerospace stand-alone financial statements and (c) sell-side due diligence for the Vertex Aerospace divestiture.
(3)	Represents fees incurred for: (a) U.S. and foreign income tax compliance, (b) expatriate tax services, (c) state tax planning services and (d) acquisition, divestiture and restructuring related tax services, including tax consulting to the Company in 2017 in connection with the realignment of the Sensor Systems Segment and integration of Security & Detection Systems. Tax fees related to tax compliance in 2017 and 2016 were $1,987,934 and $1,780,558, respectively.
(4)	Primarily represents agreed-upon procedure services related to executive compensation in both 2017 and 2016.

The Audit and Ethics Committee has considered and determined that the provision of the services covered under the captions “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining the registered public accounting firm’s independence.

In accordance with its charter, the Audit and Ethics Committee has established pre-approval policies with respect to annual audit, other audit and audit related services and permitted non-audit services to be provided by our independent registered public accounting firm and related fees. The Audit and Ethics Committee has pre-approved detailed, specific services. Fees related to the annual audits of our consolidated financial statements, including the Section 404 attestation, are specifically approved by the Audit and Ethics Committee on an annual basis. All fees for pre-approved other audit and audit related services are pre- approved annually or more frequently, if required, up to a maximum amount equal to 50% of the annual audit fee. All fees for pre-approved permitted non-audit services are pre-approved annually or more frequently, if required, up to a maximum amount equal to 50% of the fees for audit and audit related services as reported in our most recently filed proxy statement with the SEC. Fees for permitted non-audit services that exceed 50% of the fees for audit and audit related services as reported in our most recently filed proxy statement with the SEC, are approved by the Audit and Ethics Committee as required. The Audit and Ethics Committee also pre-approves any proposed engagement to provide services not included in the approved list of audit and permitted non-audit services and for fees in excess of amounts previously pre-approved. One or more designated members of the Audit and Ethics Committee may approve these services and related fees and expenses on behalf of the Audit and Ethics Committee, provided that such approval is reported to the Audit and Ethics Committee at the next regularly scheduled meeting.

All of the services covered under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by the Audit and Ethics Committee.

86	– 2018 Proxy Statement

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the individuals who served on our Compensation Committee during the 2017 fiscal year has served us or any of our subsidiaries as an officer or employee or had any relationships requiring disclosure under Item 404 of Regulation S-K during the 2017 fiscal year. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or our Compensation Committee during the 2017 fiscal year.

– 2018 Proxy Statement	87

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a written policy and written procedures for the review, approval and monitoring of transactions involving L3 and “related persons.” For the purposes of the policy, “related persons” include executive officers, directors and director nominees or their immediate family members, or shareholders owning five percent or greater of our outstanding Common Stock.

The related person transaction policy requires:

▪	that any transaction in which a related person has a material direct or indirect interest and which exceeds $120,000, such transaction referred to as a “related person” transaction, and any material amendment or modification to a related person transaction, be reviewed and approved or ratified by any committee of the Board of Directors composed solely of independent directors who are disinterested or by the disinterested members of the Board of Directors; and
▪	that any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee to the Board of Directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

▪	management must disclose to the Compensation Committee or disinterested directors, as applicable, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;
▪	management must advise the Compensation Committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;
▪	management must advise the Compensation Committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our SEC filings. To the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with SEC rules; and
▪	management must advise the Compensation Committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the Compensation Committee, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, NYSE and the Internal Revenue Code.

During 2017, we did not enter into any transactions with related persons that required review, approval or ratification under the Board of Directors’ related person transaction policy.

88	– 2018 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information about shares of our Common Stock that may be issued under our equity compensation plans as of December 31, 2017. For a description of our equity compensation plans, see Note 17 to the audited consolidated financial statements included in L3’s 2017 Annual Report on Form 10-K.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
	(In millions)			(In millions)
Equity compensation plans approved by security holders	3.8 (1)	$113.68	(2)	11.4 (3)
Equity compensation plans not approved by security holders(4)	—	$107.40		—
Total	3.8	$113.68		11.4
(1)	Represents awards, including stock options, RSUs and performance units issuable under the L3 Technologies, Inc. Amended and Restated 2008 Long Term Performance Plan (the “2008 LTPP”) and the L3 Technologies, Inc. Amended and Restated 2008 Directors Stock Incentive Plan (the “2008 DSIP”). The number of shares of Common Stock to be issued in respect of performance units has been calculated based on the assumption that the maximum levels of performance applicable to the performance units will be achieved.
(2)	The calculation of the weighted average exercise price excludes the effect of the RSU awards and performance unit awards, which have been granted to employees at no cost.
(3)	Includes 3.5 million and 7.9 million shares available for future issuance under the L3 Technologies, Inc. 2009 Employee Stock Purchase Plan (the “2009 ESPP”) and the 2008 LTPP, respectively. For purposes of calculating the number of shares available for future issuance under the 2008 LTPP, each share of our Common Stock issued under a “full value” award (that is, awards other than stock options or stock appreciation rights) is counted as 4.26 shares, in the case of awards granted on or after February 23, 2016.
(4)	Represents stock options outstanding under the Amended and Restated 1998 Directors Stock Option Plan for Non-Employee Directors of L3 Technologies, Inc. (the “Legacy Option Plan”). The stock options granted under the Legacy Option Plan are non-qualified for U.S. income tax regulations, vest ratably over a three-year period on the annual anniversary of the date of grant, expire ten years from the date of grant and have an exercise price based on the closing price of our Common Stock on the date of grant.
– 2018 Proxy Statement	89

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based on our records and other information, we believe that all Section 16(a) forms required to be filed for 2017 were filed on a timely basis and in compliance with the requirements of Section 16(a), except that each non-employee director did not file one Form 4 reporting one transaction on a timely basis due to an administrative error and such filings were made promptly on the following day.

90	– 2018 Proxy Statement

QUESTIONS AND ANSWERS ABOUT BOARD COMMUNICATIONS, COMPANY DOCUMENTS AND SHAREHOLDER PROPOSALS

QUESTIONS AND ANSWERS ABOUT BOARD COMMUNICATIONS, COMPANY DOCUMENTS AND SHAREHOLDER PROPOSALS

1.	HOW DO I COMMUNICATE WITH THE BOARD OF DIRECTORS?

Anyone who would like to communicate with, or otherwise make his or her concerns known directly to, the full Board of Directors, the Chair of any of the Audit and Ethics, Compensation and Nominating/Corporate Governance Committees, to the non-employee directors as a group or to the Lead Independent Director of the Board of Directors, may do so either by email that can be accessed through our website at http://www.L3T.com or by addressing such communications or concerns to the Corporate Secretary of L3 Technologies, Inc., 600 Third Avenue, New York, New York 10016, who will forward such communications to the appropriate party. The addressed communications may be done confidentially or anonymously. The Corporate Secretary will forward all correspondence to the Board of Directors or the specifically designated party, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements or patently offensive or otherwise inappropriate material.

All communications involving accounting, internal accounting controls and auditing matters, possible violations of, or non-compliance with, applicable legal and regulatory requirements or the Company’s Code of Ethics and Business Conduct, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, may be made via email to Ethics@L3T.com, through the L3 Helpline at (877) 532-6339 within the United States or the AT&T International Toll-Free Dial codes available online at http://www.usa.att.com/traveler/index.jsp outside of the United States. You may also contact the Audit and Ethics Committee, particularly regarding concerns about violations of our standards in the areas of accounting, internal controls or auditing, in the manner described above.

2.	HOW CAN A SHAREHOLDER NOMINATE A DIRECTOR OR SUBMIT A PROPOSAL FOR NEXT YEAR’S ANNUAL MEETING?

Under the SEC’s rules and regulations, any shareholder desiring to submit a proposal to be included in our 2019 proxy statement must submit such proposal to us at our principal executive offices located at 600 Third Avenue, New York, New York 10016, to the attention of the Corporate Secretary, no later than the close of business on November 26, 2018. Under Rule 14a-8 under the Exchange Act, a shareholder submitting a proposal to be included in the Company’s proxy statement is required to be a record or beneficial owner of at least 1% or $2,000 in market value of the Common Stock and to have held such Common Stock continuously for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.

Pursuant to our proxy access Bylaw provision, a shareholder or a group of up to 20 shareholders, owning shares representing 3% or more of the voting power entitled to vote generally in the election of directors for at least three years, may submit director nominees for up to the greater of 20% of the independent directors on the Board or two shareholder nominees for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) meet the requirements in our Bylaws. Notice of director nominations submitted under these proxy access Bylaw provisions must be received on or after October 27, 2018 but no later than November 26, 2018.

In the event that the date of the 2019 Annual Meeting is earlier by more than 20 days, or later by more than 70 days, from the anniversary date of the 2018 Annual Meeting, notice must be received not earlier than 120 days prior to the date of the 2019 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of such Annual Meeting or the 10th day following the day on which public announcement of the date of the 2019 Annual Meeting is first made.

Our Bylaws also contain advance notice provisions. Our Bylaws require the timely notice of certain information to be provided by any shareholder who proposes director nominations or any other business for consideration at a shareholders’ meeting outside of the processes described above. Failure to deliver a proposal in accordance with the procedures discussed below and in the Bylaws may result in the proposal not being deemed timely received. To be timely, notice of a director nomination or any other business for consideration at a shareholders’ meeting must be received by our Corporate Secretary at our principal executive offices no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at the Company’s 2019 Annual Meeting, such a proposal must be received by the Corporate Secretary on or after January 7, 2019 but no later than February 6, 2019. In the event that the date of the 2019

– 2018 Proxy Statement	91

QUESTIONS AND ANSWERS ABOUT BOARD COMMUNICATIONS, COMPANY DOCUMENTS AND SHAREHOLDER PROPOSALS

Annual Meeting is earlier by more than 20 days, or later by more than 70 days, from the anniversary date of the 2018 Annual Meeting, notice must be received not earlier than 120 days prior to the date of the 2019 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of such Annual Meeting or the 10th day following the day on which public announcement of the date of the 2019 Annual Meeting is first made. All proposals must be sent to our principal executive offices by certified mail, return receipt requested, to the attention of the Corporate Secretary, L3 Technologies, Inc., 600 Third Avenue, New York, New York 10016.

Shareholders may, subject to and in accordance with the Bylaws, recommend director candidates for consideration by the Nominating/Corporate Governance Committee. The recommendation must be delivered to the Corporate Secretary, who will forward the recommendation to the Nominating/Corporate Governance Committee for consideration. The Bylaws contain certain informational and other requirements that must be followed in connection with submitting director nominations and any other business for consideration at a shareholders’ meeting. The Bylaws are posted on our website at http://www.L3T.com.

3.	WHAT IS HOUSEHOLDING?

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can request prompt delivery of a copy of the Proxy Materials by writing to: Corporate Secretary, L3 Technologies, Inc., 600 Third Avenue, New York, New York 10016 or by calling (212) 697-1111.

4.	WHERE CAN I FIND THE COMPANY’S CORPORATE GOVERNANCE GUIDELINES, COMMITTEE CHARTERS, CODES OF CONDUCT OR OTHER GOVERNANCE DOCUMENTS?

Committee Charters and Corporate Governance Guidelines: The Board of Directors has adopted a charter for each of the Audit and Ethics, Nominating/Corporate Governance and Compensation Committees as well as Corporate Governance Guidelines that address the Board of Directors’ make-up and functioning. You can find links to these materials on our website at http://www.L3T.com under the “Investor Relations” tab by selecting “Corporate Governance.”

Code of Ethics and Business Conduct: The Board of Directors has adopted a code of ethics and business conduct that applies to all of our directors, officers and employees.

You can find a link to the code on our website at http://www.L3T.com. In accordance with, and to the extent required by, the rules and regulations of the SEC, we intend to post on our Web site waivers or implicit waivers (as such terms are defined in Item 5.05 of Form 8-K of the Exchange Act) and amendments of the code of ethics and business conduct that apply to any of our directors and executive officers, including our Chief Executive Officer and President, Senior Vice President and Chief Financial Officer, and Vice President, Controller and Principal Accounting Officer or other persons performing similar functions.

92	– 2018 Proxy Statement

GENERAL AND OTHER MATTERS

GENERAL AND OTHER MATTERS

At the date of this proxy statement, we know of no business that will be brought before the Annual Meeting other than the matters set forth above. However, if any further business properly comes before the Annual Meeting or any adjournments or postponements of the Annual Meeting, the Proxyholders will vote all shares underlying proxies delivered pursuant to this solicitation in accordance with their discretion on such matters.

We have provided each shareholder whose proxy is being solicited hereby access to a copy of our Summary Annual Report and our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2017. Written requests for additional copies should be directed to: Corporate Communications, L3 Technologies, Inc., 600 Third Avenue, New York, New York 10016.

Please vote over the Internet or telephone, or (if you received a paper copy of the Proxy Materials) complete, date, sign and promptly mail the paper proxy card in the reply envelope accompanying the Proxy Materials sent to you. No postage is required if returned in the envelope provided, and mailed in the United States.

By Order of the Board of Directors,

Ann D. Davidson
Senior Vice President, General Counsel and
   Corporate Secretary

March 26, 2018
New York, New York

WE MAKE AVAILABLE, FREE OF CHARGE ON OUR WEBSITE, ALL OF OUR FILINGS THAT ARE MADE ELECTRONICALLY WITH THE SEC, INCLUDING FORMS 10-K, 10-Q AND 8-K. TO ACCESS THESE FILINGS, GO TO OUR WEBSITE, HTTP://WWW.L3T.COM, AND CLICK ON “SEC FILINGS” UNDER THE “INVESTOR RELATIONS” HEADING. COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, ARE ALSO AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST ADDRESSED TO:

Corporate Secretary
L3 Technologies, Inc.
600 Third Avenue
New York, New York 10016

– 2018 Proxy Statement	93

L3 Technologies

**SCAN TO VIEW MATERIALS & VOTE**

**Admission Ticket**

**VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 6, 2018 (May 2, 2018 for participants in an L3 401(k) Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 6, 2018 (May 2, 2018 for participants in an L3 401(k) Plan). Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by mail must be received by 11:59 p.m. Eastern Daylight Time on May 6, 2018 (May 2, 2018 for participants in an L3 401(k) Plan).

**SHAREHOLDER MEETING REGISTRATION:**
To attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E40286-P05196-Z72002

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**L3 TECHNOLOGIES, INC.**

**The Board of Directors recommends you vote FOR all the nominees listed and FOR Proposals 2, 3 and 4:**

1. Election of Directors

**Nominees:**

| | For | Against | Abstain |
|---|---|---|---|
| 1a. Claude R. Canizares | ☐ | ☐ | ☐ |
| 1b. Thomas A. Corcoran | ☐ | ☐ | ☐ |
| 1c. Ann E. Dunwoody | ☐ | ☐ | ☐ |
| 1d. Lewis Kramer | ☐ | ☐ | ☐ |
| 1e. Christopher E. Kubasik | ☐ | ☐ | ☐ |
| 1f. Robert B. Millard | ☐ | ☐ | ☐ |
| 1g. Lloyd W. Newton | ☐ | ☐ | ☐ |
| 1h. Vincent Pagano, Jr. | ☐ | ☐ | ☐ |
| 1i. H. Hugh Shelton | ☐ | ☐ | ☐ |

| | For | Against | Abstain |
|---|---|---|---|
| 2. Ratify the appointment of our independent registered public accounting firm for 2018. | ☐ | ☐ | ☐ |
| 3. Approve, in a non-binding, advisory vote, the compensation paid to our named executive officers. | ☐ | ☐ | ☐ |
| 4. Approve a shareholder proposal to allow shareholders to act by written consent. | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote AGAINST Proposal 5:**

| | For | Against | Abstain |
|---|---|---|---|
| 5. Approve a shareholder proposal to adopt greenhouse gas emissions reduction targets. | ☐ | ☐ | ☐ |

| | Yes | No |
|---|---|---|
| Please indicate if you plan to attend this meeting. | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

# Admission Ticket

## 2018 Annual Meeting of L3 Technologies, Inc. Shareholders

L3 TECHNOLOGIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
MONDAY, MAY 7, 2018, 11:00 A.M. EASTERN DAYLIGHT TIME
THE WAGNER AT THE BATTERY
(FORMERLY THE RITZ-CARLTON NEW YORK, BATTERY PARK)
TWO WEST STREET
NEW YORK, NY 10004

PLEASE INDICATE WHETHER YOU PLAN TO ATTEND THE 2018 ANNUAL MEETING OF SHAREHOLDERS BY MARKING THE APPROPRIATE BOX OR IF YOU USE THE INTERNET OR TELEPHONE SYSTEM, WHEN PROMPTED. ONLY THE SHAREHOLDER(S) WHOSE NAME(S) APPEAR(S) ON THIS TICKET, OR THE PROXY OF THAT SHAREHOLDER, WILL BE ADMITTED. YOU WILL NEED TO PRE-REGISTER WITH L3 IN ADVANCE IN ORDER TO BE ADMITTED. TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, FOLLOW THE INSTRUCTIONS PROVIDED IN THE PROXY STATEMENT. DUE TO SPACE LIMITATIONS, ADMISSION TO THE MEETING WILL BE ON A FIRST-COME, FIRST-SERVED BASIS. SEATING WILL BEGIN AT 10:30 A.M.

**Upon arrival, please present this admission ticket and photo identification at the registration desk.**

**Directions from the East Side:**
Take the FDR Drive South to the end and follow sign to the Battery Park City exit.
Proceed to the traffic light and make a right turn, go to the next light and make a left turn onto State Street and continue driving until the very end.
The hotel is located at Battery Place and West Street.

**Directions from the West Side:**
Take the West Side Highway South.
The West Side Highway South becomes West Street.
Continue South bearing right until the end of West Street.
Turn right, the hotel is on your right.

**Directions by Subway:**
Take the 4/5 to Bowling Green (last stop in Manhattan).
Turn right (South) onto Battery Place.
Follow Battery Place to Little West Street; turn right, the hotel is on your left.
Or
Take the 2/3 to Wall Street.
Walk West on Wall Street to Broadway; turn left on Broadway, then right onto Battery Place.
Follow Battery Place to Little West Street; turn right, the hotel is on your left.
Or
Take the 1/9 to Rector Street.
Walk South on Greenwich Street to Battery Place.
Make a right on Battery Place and follow to Little West Street; turn right, the hotel is on your left.

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E40287-P05196-Z72002

# Proxy

## L3 TECHNOLOGIES, INC.

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF L3 TECHNOLOGIES, INC. (THE "COMPANY") FOR THE ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD ON MAY 7, 2018, AND SHOULD BE READ IN CONJUNCTION WITH THE NOTICE OF MEETING AND THE PROXY STATEMENT.**

The undersigned shareholder(s) hereby appoint(s) Christopher E. Kubasik, Ralph G. D'Ambrosio and Ann D. Davidson or any one of them, attorneys and agents, or proxy or proxies, with full power of substitution, in the name and on behalf of the undersigned, to attend, vote and act at the Annual Meeting of Shareholders to be held on May 7, 2018, at 11:00 a.m., Eastern Daylight Time, at The Wagner at The Battery (formerly The Ritz-Carlton New York, Battery Park), Two West Street, New York, NY and at any and all adjournments or postponements thereof, upon the matters set forth and in accordance with their discretion on any other matters that may properly come before the meeting, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in accordance with the directions of the undersigned shareholder(s). **In the absence of such directions, this proxy will be voted for all nominees listed on the reverse hereof, for the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm, for the advisory approval of the compensation paid to our named executive officers, for the shareholder proposal to allow shareholders to act by written consent and against the shareholder proposal to adopt greenhouse gas emissions reduction targets.** The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

**Continued and to be signed on reverse side**